Exhibit 4.1

INDENTURE

dated as of September 23, 2016

by and between

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation,
as issuer of the Notes described herein,

and

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as initial trustee of the Notes described herein
and as Operating Bank (as defined herein)

i

Section 7.2	Appointment of Successor	50

	ARTICLE VIII
	INDEMNITY

Section 8.1	Indemnity	52
Section 8.2	Noteholders’ Indemnity	52
Section 8.3	Survival	52

	ARTICLE IX
	MODIFICATION

Section 9.1	Modification with Consent of Noteholders	52
Section 9.2	Modification Without Consent of Noteholders	53
Section 9.3	Execution of Amendments by Trustee	54

	ARTICLE X
	[RESERVED]

	ARTICLE XI
	DISCHARGE OF INDENTURE; SURVIVAL

Section 11.1	Discharge of Indenture; Survival	55

	ARTICLE XII
	MISCELLANEOUS

Section 12.1	Right of Trustee to Perform	55
Section 12.2	Waiver	56
Section 12.3	Severability	56
Section 12.4	Restrictions on Exercise of Certain Rights	56
Section 12.5	Notices	56
Section 12.6	Assignments	57
Section 12.7	Application to Court	57
Section 12.8	GOVERNING LAW	57
Section 12.9	Jurisdiction	58
Section 12.10	Counterparts	59
Section 12.11	Table of Contents and Headings	59
Section 12.12	Trust Indenture Act	59
Section 12.13	Confidential Information	59
Section 12.14	Tax Matters	59

Annex A	Rules of Construction and Defined Terms

Exhibit A	Form of Note
Exhibit B	Coverage of Distribution Report
Exhibit C	Form of Confidentiality Agreement
Exhibit D	Form of Portfolio Interest Certificate
Exhibit E	Form of Intercreditor Agreement
Exhibit F	Termination Payment Counterparty Instruction

INDENTURE

This INDENTURE, dated as of September 23, 2016, is by and between IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation, as issuer of the Notes described herein, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial trustee of the Notes described herein and as Operating Bank.

GRANTING CLAUSE

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Noteholders, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the prompt payment of the principal of, Premium (if any) and interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Applicable Law (including any Voluntary Bankruptcy or Involuntary Bankruptcy), whether or not permitted as a claim in such proceeding or under such Applicable Law) on, and all other amounts due with respect to, the Notes from time to time Outstanding hereunder, (ii) the payment of any fees, expenses (including reasonable and documented out-of-pocket attorneys’ fees and costs of one counsel (and one local counsel)) to the Trustee, including any such fees and costs incurred after and in connection with any proceeding in bankruptcy, insolvency or similar Applicable Law (including any Voluntary Bankruptcy or Involuntary Bankruptcy), whether or not permitted as a claim in such proceeding or under such Applicable Law) or other amounts that the Issuer is obligated to pay under or in respect of the Notes or this Indenture, (iii) the payment and performance of all the obligations of the Issuer in respect of any amendment, modification, extension, renewal or refinancing of the Notes and (iv) the performance and observance by the Issuer of all the agreements, covenants and provisions expressed or implied herein, in the Notes and in any other Deal Document for the benefit of the Noteholders, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the “Secured Obligations”) and for the uses and purposes and subject to the terms and provisions hereof, the Issuer does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Noteholders from time to time, a security interest in all right, title and interest of the Issuer in, to and under (A) the Collection Account established under this Indenture, (B) all amounts from time to time credited to the Collection Account, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to the Collection Account or representing investments and reinvestments of amounts credited to the Collection Account, (D) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) the Collection Account, (E) all accounts (including accounts receivable), payment intangibles and other rights to payment and proceeds, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired (collectively, the “Payment Rights Collateral”), arising (i) from the Counterparty under the Collaboration Agreement in an amount up to the Synthetic Royalty Amount for each remaining Interest Accrual Period and any period thereafter while the Notes remain outstanding, (ii) under any Replacement Agreement in an amount up to the Synthetic Royalty Amount for each remaining Interest Accrual Period and any period thereafter while the

Notes remain outstanding, (iii) from Net Sales of the Product in the United States in an amount up to 7.5% of Net Sales of the Product in the United States (in the event that the Collaboration Agreement terminates and the Issuer is developing, manufacturing and commercializing the Product in the Field in the United States, by itself or on a co-promotion basis with a third party or parties as contemplated by Section 5.2(n)(ii)), (iv) from sales or other non-license dispositions of the Microbia Patent Rights (solely in the event that the Collaboration Agreement terminates and neither a Replacement Agreement is entered into and remains in effect as contemplated by Section 5.2(n)(i) nor the Issuer is developing, manufacturing and commercializing the Product in the Field in the United States, by itself or on a co-promotion basis as contemplated by Section 5.2(n)(ii)) in an amount up to 7.5% of the then net present value of Net Sales of the Product in the United States estimated to be received over the remaining lives of the patents included in the Microbia Patent Rights as determined by a third-party valuation firm with recognized expertise in the pharmaceutical industry mutually agreed to by the Trustee (acting at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes) and the Issuer and (v) pursuant to Section 10.3.2 of the Collaboration Agreement, as a result of termination by the Counterparty of the Collaboration Agreement upon the Issuer’s change of control (or any corresponding right to payment under any Replacement Agreement upon termination of such Replacement Agreement upon the Issuer’s change of control) in an amount reasonably allocable to 7.5% of the then net present value of Net Sales of the Product in the United States as determined (a) in connection with the termination of the Collaboration Agreement, in accordance with the procedures set forth in Section 10.3.2 of the Collaboration Agreement; provided that if such procedures under Section 10.3.2 of the Collaboration Agreement do not result in a determination of the amount allocable to 7.5% of such then net present value of Net Sales of the Product in the United States, a third-party valuation firm with recognized expertise in the pharmaceutical industry mutually agreed to by the Trustee (acting at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes) and the Issuer, using the fair market value determined pursuant to Section 10.3.2 of the Collaboration Agreement and determining such then net present value of Net Sales of the Product in the United States over the term of the Collaboration Agreement (as if the Collaboration Agreement had not been terminated and assuming no other early termination of the Collaboration Agreement), shall determine such allocable amount, and (b) in connection with a termination of any Replacement Agreement, in accordance with any provisions included in such Replacement Agreement that correspond to Section 10.3.2 of the Collaboration Agreement (“Corresponding Provisions”) upon the Issuer’s change of control; provided, further that if no Corresponding Provisions exist or such Corresponding Provisions do not result in a determination of the amount allocable to 7.5% of the then net present value of Net Sales of the Product in the United States, a third-party valuation firm with recognized expertise in the pharmaceutical industry mutually agreed to by the Trustee (acting at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes) and the Issuer shall determine such allocable amount (including, if available, using the fair market value determined according to the Corresponding Provisions and determining such then net present value of Net Sales of the Product in the United States over the term of the Replacement Agreement (as if the Replacement Agreement had not been terminated and assuming no other early termination of the Replacement Agreement)) and (F) all proceeds (including after-acquired proceeds) and products of any and all of the foregoing property (collectively, the “Collateral”).

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid Collateral unto the Trustee, its successors and assigns, in trust for the benefit and security of the Noteholders from time to time of the Notes, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

It is hereby further agreed that any and all Collateral described or referred to in the Granting Clause that is hereafter acquired by the Issuer shall ipso facto, and without any other conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Security Interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Issuer contained in the foregoing paragraphs.

The Issuer does hereby ratify and confirm this Indenture and the other Deal Documents to which it is a party and, subject to the other terms of this Indenture, does hereby agree that, except as permitted by this Indenture, it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the assignment hereunder or of any of the rights created by any thereof.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I
GENERAL

Section 1.1            Rules of Construction and Defined Terms.  The rules of construction set forth in Annex A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.  Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.  Not all terms defined in Annex A are used in this Indenture.

Section 1.2            Compliance Certificates and Opinions.  Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer thereof in his or her capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no Officer’s Certificate or Opinion of Counsel need be furnished.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition precedent or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

(a)     a statement that each individual signing such certificate or opinion has read such covenant or condition precedent and the definitions in this Indenture relating thereto;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)      a statement to the effect that, in the opinion of each such individual in his or her capacity as such, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)     a statement as to whether, in the opinion of each such individual, such condition precedent or covenant has been complied with.

Section 1.3            Acts of Noteholders.

(a)     Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section 1.3(a).

(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and, where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c)      In determining whether the Noteholders have given any Direction under this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding for purposes of any such determination.  In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Notes Outstanding, such Notes shall not be so disregarded as aforesaid.

(d)     Notwithstanding the definition of “Record Date”, the Issuer may, at its option, by delivery of Officer’s Certificate(s) to the Trustee, set a record date other than the

Record Date to determine the Noteholders entitled to give any Direction.  Such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith.  If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders holding the requisite proportion of Outstanding Notes have authorized, agreed or consented to such Direction, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e)      Any Direction or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof, in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

ARTICLE II
THE NOTES

Section 2.1            Amount of Notes; Terms; Form; Execution and Delivery.

(a)     The Outstanding Principal Balance of the Notes that may be authenticated and delivered from time to time under this Indenture shall not exceed the initial Outstanding Principal Balance for the Notes set forth in the definition thereof.

(b)     There shall be issued, authenticated and delivered on the Funding Date to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates substantially in the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and such Notes may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be prescribed by the Trustee.  The Trustee shall authenticate Notes and make Notes available for delivery only upon the written order of the Issuer signed by a Responsible Officer of the Issuer.  Such order shall specify the aggregate principal amount of Notes to be authenticated, the date of issue and delivery instructions.

(c)      Interest shall accrue on the Notes from the date of the issuance of such Notes and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such Notes.  If any interest payment is not made when due on a Payment Date, the unpaid portion of such interest payment will accrue interest at the rate then applicable to the Notes, compounded quarterly, until paid in full.

(d)     The Notes shall be executed on behalf of the Issuer by the manual, electronic or facsimile signature of a Responsible Officer of the Issuer or any individual authorized to do so by a Responsible Officer of the Issuer.

(e)      Each Note bearing the manual, electronic or facsimile signature of any individual who at the time such Note was executed was authorized to execute such Note by a Responsible Officer of the Issuer shall bind the Issuer, notwithstanding that any such individual has ceased to hold such authority thereafter but prior to the authentication and delivery of such Notes or any payment thereon.  At any time and from time to time after the execution of the Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of Section 2.1(f), the Trustee shall authenticate such Notes by manual signature upon receipt by it of a written order of the Issuer.  The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(f)      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in Section 2.1(d) and manually authenticated by or on behalf of the Trustee.  Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture.  Each Note shall be dated the date of its authentication.

(g)      All of the initial Notes shall be issued on the Funding Date in the form of one or more Definitive Notes, registered in such names and authorized in such denominations as a Purchaser shall request in writing to the Trustee and the Issuer no later than five Business Days prior to the Funding Date (or such later time as acceptable to the Trustee and the Issuer), duly executed by the Issuer and authenticated by the Trustee as provided herein. Upon the written request of any Noteholder, subject to the Notes meeting the eligibility requirements of the Depositary, any of such Noteholder’s Definitive Notes may be exchanged for one or more Notes in global form (each, a “Global Note”), which shall be assigned one or more CUSIP numbers and be deposited on behalf of such Noteholder with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided herein.  The transfer and exchange of Beneficial Interests in a Global Note that does not involve the issuance of a Definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures for the Depositary therefor.  Each Definitive Note or Global Note, as applicable, shall represent such principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate Outstanding principal amount of such Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, redemptions, transfers or exchanges permitted herein or thereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Noteholder of such Notes in accordance with this Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any Applicable Law or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any such special limitations or restrictions to which any particular Notes are subject pursuant to this Indenture.

(h)     Upon any issuance of Global Notes upon the written request by a Noteholder pursuant to Section 2.1(g), the Issuer shall execute and the Trustee shall, in accordance with this Section 2.1, authenticate and deliver one or more Global Notes in exchange for the Definitive Notes that (1) shall be registered in the name of the Depositary or a nominee of the Depositary, (2) shall be delivered to the Trustee as Custodian for the Depositary or otherwise pursuant to the Depositary’s instructions, (3) shall be assigned a restricted or unrestricted CUSIP number, as applicable, and (4) shall bear the Legend and a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Section 2.2            Restrictive and other Legends.

(a)     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Funding Date, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by Applicable Law, each Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof (the “Legend”):

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED,

ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS.  EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES THAT PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE FUNDING DATE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, (1) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO IRONWOOD PHARMACEUTICALS, INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO AND IN COMPLIANCE WITH RULE 144 A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT.  THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

(b)     Any Note (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Registrar, be exchanged for a new Note or Notes, of like tenor and Outstanding aggregate principal amount, which shall not bear the Legend and shall not be assigned a restricted CUSIP number. The Issuer shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Legend and shall not be assigned a restricted CUSIP number.

(c)      To the extent required by Applicable Law, the following legend shall also be included substantially in the following form:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

Noteholders may obtain information regarding the amount of any OID, the issue price, the issue date and the yield to maturity relating to the Notes by contacting: Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142, Attention: Chief Legal Officer, Facsimile: 617-588-0623.

Section 2.3            Registrar, Paying Agent and Calculation Agent.

(a)     There shall at all times be maintained an office or agency in the location set forth in Section 12.5 where the Notes may be presented or surrendered for registration of transfer or for exchange (including any additional registrar, each, a “Registrar”) and for payment thereof (including any additional paying agent, each, a “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Notes may be served.  The Trustee shall be the initial Paying Agent and Registrar.  The Issuer shall cause each Registrar to keep a register of the Notes for which it is acting as Registrar and of their transfer and exchange (the “Register”).  The Registrar shall maintain a copy of each transfer notice delivered to it and record in the Register the names and addresses of the Noteholders, and the principal amounts (and stated interest) of the Notes owing to, each Noteholder pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Trustee and the Noteholders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Noteholder hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Issuer and any Noteholder at any reasonable time and from time to time upon reasonable prior notice.  Written notice of the location of each office or agency where the Register is maintained and of any change of location thereof shall be given by the Trustee to the Issuer and the Noteholders.  In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

(b)     The Trustee shall act as the Calculation Agent hereunder.  To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Calculation Agent, and the Calculation Agent shall furnish to the Trustee, upon written request such information and copies of such documents as the Trustee or the Calculation Agent may have and as are necessary for the Calculation Agent and the Trustee to perform their respective duties under Article III or otherwise.

(c)      Each Authorized Agent shall be a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the U.S., any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by federal or state authorities (such requirements, the “Eligibility Requirements”).  Each Registrar other than the Trustee shall furnish to the Trustee, at least five Business Days prior to each Payment Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(d)     Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor is otherwise eligible under this Section 2.3, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(e)      Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee.  Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section 2.3 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.3.  The Issuer shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall mail notice of such appointment to all Noteholders as their names and addresses appear on the Register.

(f)      The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent, reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.4            Paying Agent to Hold Money in Trust.

The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 2.4.  Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.5                                    Method of Payment.

(a)        On each Payment Date, the Trustee shall, or shall instruct a Paying Agent to, pay, subject to Section 3.5, to the extent of the Available Collections Amount for such Payment Date, to the Noteholders all interest, principal and Premium, if any, in the amounts determined by the Calculation Agent pursuant to Section 3.4.  Each payment on any Payment Date other than the final payment with respect to the Notes shall be made by the Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date.  The final payment with respect to the Notes, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.

(b)        At such time, if any, as the Notes are issued in the form of Definitive Notes, payments on a Payment Date shall be made by the Trustee or the Paying Agent to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such Notes.  Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder holding Definitive Notes, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City; provided, that, in each case, the final payment for Notes shall be made only upon presentation and surrender of the Definitive Notes of such class by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.  Payments in respect of the Notes represented by a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by Depositary at a financial institution in New York City.

(c)        To the extent that the Required Debt Service Amount is not paid in full on any Payment Date and funds are deposited into the Collection Account by the Issuer pursuant to Section 5.2(b) following such Payment Date but prior to the third Business Day prior to the succeeding Calculation Date, at the written direction of the Issuer, only to the extent of Dollars on deposit in the Collection Account, notwithstanding anything to the contrary in this Indenture, the Trustee shall use such funds to pay to the Noteholders of record the overdue Required Debt Service Amount together with accrued and unpaid interest thereon.  Any such payment shall be made to the Noteholders of record as of the third Business Day preceding the date of each such payment.  Any funds that are deposited on or after the third Business Day prior to the succeeding Calculation Date shall be held in the Collection Account and applied in accordance with this Indenture on the succeeding Payment Date.

(d)        The payment of any Interest Amount in respect of the Notes on a particular Payment Date shall be deemed allocated first to any unpaid Interest Amount due prior to such Payment Date (together with Additional Interest thereon) and second to any Interest Amount due on such Payment Date.

(e)        If the Final Legal Maturity Date with respect to the Notes is not a Business Day, the payment scheduled to be made on such Final Legal Maturity Date shall be made on the succeeding Business Day without the payment of Additional Interest.

Section 2.6            Minimum Denominations.  The Notes shall be issued in minimum denominations of $1,000,000 or integral multiples of $1,000 in excess thereof.

Section 2.7            Transfer and Exchange; Cancellation.  The Notes are issuable only in fully registered form without coupons.  A Noteholder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such proposed transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar.

Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary.  The Registrar (if different from the Trustee) shall promptly notify the Trustee in writing and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.11, transfers of Beneficial Interests in such Global Note may be effected only through a book-entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a Beneficial Interest in such Global Note shall be required to be reflected in a book-entry system.  When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder).  To permit registrations of transfers and exchanges, the Issuer shall promptly (and in any case within two Business Days of the receipt of such request) execute and the Trustee shall promptly authenticate Notes at the Registrar’s request.  Except as set forth in Section 2.8 and Section 2.9, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

The Registrar shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Legal Maturity Date of any such Notes or following any notice of Redemption of Notes in respect of the portion of the Notes being so redeemed.  The Registrar shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption except, in the case of any Notes where written notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

Any Person (including the Issuer) at any time may deliver Notes to the Trustee for cancellation.  The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment.  The Issuer may not issue new Notes to replace Notes it (or any other Person) has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.8            Mutilated, Destroyed, Lost or Stolen Notes.  If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Noteholder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Noteholder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication.  If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or such Registrar.  If the Note being replaced has been destroyed, lost or stolen, the Noteholder thereof shall furnish to the Issuer, the Trustee and the Registrar (a) such security or indemnity as may be required by the Issuer, the Trustee and the Registrar to save each of them harmless (an unsecured indemnity from any QIB being satisfactory security or indemnity) and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB being satisfactory evidence).  The Noteholders will be required to pay any Tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the reasonable fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.9            Payments of Transfer Taxes.  Upon the transfer of any Note or Notes pursuant to Section 2.7, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer Tax or similar governmental charge payable in connection therewith.

Section 2.10          Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions of the Definitive Notes, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as a Responsible Officer of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.  If temporary Definitive Notes are issued, the Issuer shall cause such Definitive Notes to be prepared without unreasonable delay.  Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes.  After the preparation of Definitive Notes, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office, without charge to the Noteholder thereof.  Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11          Special Transfer Provisions.

(a)        With respect to any proposed transfer of any Note, the Registrar shall reflect the transfer of such Note on its books and records.

(b)        Every Note that is required under Section 2.2 to bear the Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Legend, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Issuer. Upon the transfer, exchange or replacement of Notes bearing the Legend, to the extent required by Section 2.2, the Registrar shall deliver only Notes that bear the Legend.

(c)        By its acceptance of any Note bearing the Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Legend and agrees that it will transfer such Note (or the Beneficial Interest therein) only as provided in this Indenture and in accordance with the Legend.  The Registrar shall not register or reflect on its books and records a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture and in accordance with the Legend.  In connection with any transfer of Notes (or the Beneficial Interest therein), each Noteholder (or Beneficial Holder) agrees by its acceptance of the Notes (or the Beneficial Interest therein) to furnish the Trustee the certifications and legal opinions (if requested and required pursuant hereto) described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

(d)        Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.7(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Definitive Notes in accordance with the second immediately succeeding paragraph.

(e)        The provisions of subsections (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i)         The Depositary shall be a clearing agency registered under the Exchange Act.  The Issuer has initially appointed The Depository Trust Company to act as Depositary with respect to any Global Note.  Initially, any Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for Cede & Co.  If (A) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (C) an Event of Default with respect to the Notes has occurred and is continuing and a Beneficial Holder of any Note requests that its Beneficial Interest therein be issued as a Definitive Note, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a written order of the Issuer, signed by a Responsible Officer for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (C), a Definitive Note to such Beneficial Holder in a principal amount equal to the principal amount of such Note corresponding to such Beneficial Holder’s Beneficial Interest and (y) in the case of clause (A) or (B), Definitive Notes to each Beneficial Holder of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes.  If all of the Beneficial Interests are so exchanged, such Global Note will be surrendered to the Trustee and the Trustee will cause such Global Note to be canceled in accordance with the applicable procedures of the Depositary.

(ii)        Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.11(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (C) of Section 2.11(e)(i) above, the relevant Beneficial Holder, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(iii)       At such time as all interests in a Global Note have been canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Notes, canceled, repurchased or transferred to a transferee who receives Definitive Notes therefor or any Definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(iv)       Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its Custodian, or under a Global Note, and the Depositary (or its nominee) may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder under any Global Note.

(v)        None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of Beneficial Interests of a Global Note or maintaining, supervising or reviewing any records relating to such Beneficial Interests.  None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or obligation to any Beneficial Holder of an interest in the Global Notes, an Agent Member of, or a participant in, the Depositary or other person with respect to the accuracy of the records of the Depositary or its nominees or of any participant or member thereof, with respect to any Beneficial Interest in the Global Notes or with respect to the delivery to any participant, Agent Member, Beneficial Holder or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other Note or property) under or with respect to such Notes.  The rights of Beneficial Holders in any Global Notes shall be exercised only through the Depositary, subject to its applicable rules and procedures.  The Trustee and each Agent Member may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its agent members, participants and any beneficial owners.

(f)      The Notes shall be issued pursuant to an exemption from registration under the Securities Act.

(g)      The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.11.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(h)     After the Closing Date, forms of Confidentiality Agreements will be available to Noteholders, Agent Members and Beneficial Holders and proposed transferees of the Notes (or the Beneficial Interests therein) from the Registrar, initially at the Corporate Trust Office.  The Registrar shall furnish the Trustee and the Issuer with a copy of each executed Confidentiality Agreement received by the Registrar.

(i)       Notwithstanding any other provision contained in this Indenture to the contrary, any Noteholder or Beneficial Holder may assign a security interest in, or pledge, all or any portion of the Notes (or any interest therein) held by it to a lender or a trustee or collateral agent (or other similar representative) under any indenture, loan agreement or similar agreement to which such Noteholder or Beneficial Holder is party in support of any obligations of such Noteholder or Beneficial Holder to a holder or holders of securities or other obligations issued by such Noteholder or Beneficial Holder; provided, that no such assignment or pledge shall release the assigning or pledging Noteholder or Beneficial Holder from its obligations hereunder.

(j)      No Noteholder (or Beneficial Holder) may assign or transfer its Notes to a Competitor.  In the case of a proposed transfer, the Issuer shall promptly (and in any event no more than three Business Days after receiving the applicable written request from the transferring Noteholder (or Beneficial Holder)) confirm in writing upon the written request of the transferring Noteholder (or Beneficial Holder) whether the proposed transferee is or is not a Competitor, which determination shall be made by the Issuer in its reasonable discretion and, in the event that the Issuer determines that the proposed transferee is a Competitor, the Issuer shall provide reasonable details as to the basis for such determination in its written confirmation to the Noteholder (or Beneficial Holder), and the transferring Noteholder (or Beneficial Holder) shall submit a copy of such confirmation to the Trustee and the Registrar.

Section 2.12          Reserved.

Section 2.13          Statements to Noteholders.

(a)       On each Payment Date and any other date for distribution of any payments with respect to the Notes then Outstanding, the Trustee shall deliver a report, covering the information set forth in Exhibit B and prepared by the Issuer, giving effect to such payments (each, a “Distribution Report”), to (i) each Noteholder and Beneficial Holder that has executed and delivered to the Registrar a Confidentiality Agreement and (ii) the Calculation Agent, and to no other Person.

(b)       Each Distribution Report provided to each Noteholder and Beneficial Holder by the Trustee for each Payment Date pursuant to Section 2.13(a), commencing June 15, 2017, or other date for distribution of payments on the Notes, shall be accompanied by (i) a statement prepared by the Issuer setting forth an analysis of the Collection Account activity for the period commencing the day next following the preceding Calculation Date and ending on the Calculation Date relating to such Payment Date, (ii) the Collection Account Certification and (iii) any other information that the Issuer shall have provided to the Trustee pursuant to Section 5.2 during the Interest Accrual Period then ended, which information shall be treated confidentially pursuant to the terms of the Confidentiality Agreement.

(c)       After the end of each calendar year but not later than the latest date permitted by Applicable Law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of Notes a statement (for example, a Form 1099 or any other means required by Applicable Law) prepared by the Trustee containing the sum of the amounts determined pursuant to the information covered by Exhibit B with respect to the Notes for such calendar year or, in the event such Person was a Noteholder of Notes during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and that a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns.  So long as any of the Notes are registered in the name of the Depositary or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Trustee by the Depositary and the Agent Members and will be delivered by the Trustee to the Depositary and by the Depositary to the applicable Beneficial Holders in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax- related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(d)       At such time, if any, as the Notes are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(c) to each Noteholder of a Definitive Note for the relevant period of registered ownership of such Definitive Note as appears on the books and records of the Trustee.

(e)       The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders if, in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders and/or market practice then prevailing, is in the best interests of the Noteholders, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided, that such notice shall be given only to Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement and notice of such method is given to the Noteholders in a manner consistent with the provisions of Section 6.2(c).

Section 2.14          Identification Numbers.  The Issuer in issuing the Notes may use CUSIP, CINS, ISIN, private placement or other identification numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP, CINS, ISIN, private placement or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Noteholders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided, further, that failure to use CUSIP, CINS, ISIN, private placement or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

ARTICLE III
COLLECTION ACCOUNT; PRIORITY OF PAYMENTS

Section 3.1            Establishment of Collection Account.

(a)     The Issuer will establish and maintain with the Operating Bank on its books and records in the name of the Issuer, subject to the Liens established under this Indenture, a collection account (the “Collection Account”).  The Collection Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the Liens established under this Indenture in the Collection Account and all cash, Eligible Investments and other property from time to time deposited therein and otherwise to effectuate the Liens under this Indenture.

(b)     The Trustee as the Operating Bank shall have sole dominion and control over the Collection Account (including, among other things, the sole power to direct withdrawals or transfers from the Collection Account and to direct the investment and reinvestment of funds in the Collection Account, subject to Section 3.2).  The Trustee as the Operating Bank shall make withdrawals and transfers from the Collection Account in accordance with the terms of this Indenture as calculated by the Calculation Agent pursuant to this Indenture.  Each of the Issuer and the Trustee as the Operating Bank acknowledges and agrees that the Collection Account is a “securities account” within the meaning of Section 8-501 of the UCC and that the Trustee has “control”, for purposes of Section 9-314 of the UCC, of the Collection Account that is maintained with the Trustee as the Operating Bank.  The Issuer agrees that, if the Collection Account is established or maintained with any Operating Bank other than the Trustee, the Issuer shall cause such successor Operating Bank to enter into an agreement with the Trustee and the Issuer pursuant to which such successor Operating Bank agrees to comply with any and all instructions of the Trustee directing the disposition, investment and reinvestment of funds in the Collection Account maintained with such successor Operating Bank without the further consent of the Issuer, and the Issuer shall take such other actions as are required to establish the Trustee’s “control”, for purposes of Section 9-314 of the UCC, over the Collection Account.  With respect to the Collection Account, the Trustee as the Operating Bank is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC.  The Trustee as the Operating Bank hereby confirms that it has established the Collection Account (account number) in the name of the Issuer. The Issuer irrevocably directs the Trustee as the Operating Bank to, and the Trustee, the Issuer and the Trustee as the Operating Bank hereby agree that the Trustee as the Operating Bank shall comply with all instructions originated by the Trustee directing the disposition of funds in the Collection Account and all entitlement orders originated by the Trustee with respect to the Collection Account, in each case without further consent by the Issuer.  The Issuer and the Trustee as the Operating Bank further agree that (i) the jurisdiction of the Trustee as the Operating Bank for purposes of the UCC shall be the State of New York and (ii) the Trustee as the Operating Bank hereby subordinates any security interest it may now or hereafter have in the Collection Account to the security interest therein of the Trustee.  The Trustee as the Operating Bank shall, subject to the terms of this Indenture, treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Collection Account.  In furtherance of the foregoing, and without limiting the effectiveness thereof, the Trustee and the Operating Bank will comply with orders from the Trustee directing the Trustee as the Operating Bank to hold, transfer or dispose of any financial assets or any part thereof in the Collection Account as the Trustee may from time to time specify, without obtaining the consent of the Issuer.  The crediting by the Trustee as Operating Bank to the Collection Account of any property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the UCC or Section 8-102(a)(9)(ii) of the UCC, including cash, shall constitute the “express agreement” of the Trustee as Operating Bank under Section 8-102(a)(9)(iii) of the UCC that such property is a financial asset under such Section 8-102(a)(9)(iii) of the UCC.  The control over the Collection Account granted to the Trustee herewith shall, for purposes of Section 9-203(b)(3)(D) of the UCC, be deemed to be pursuant to the Issuer’s security agreement, which shall be this Indenture.

(c)      If, at any time, the Collection Account ceases to be an Eligible Account, the Issuer will, within ten Business Days, establish a new Collection Account meeting the conditions set forth in this Section 3.1 and transfer any cash or investments in the existing

Collection Account to such new Collection Account, and, from the date such new Collection Account is established, it shall have the same designation as the existing Collection Account.  If the Operating Bank should change at any time, then the Issuer shall promptly establish a replacement Collection Account as necessary at the successor Operating Bank and transfer the balance of funds in the Collection Account then maintained at the former Operating Bank pursuant to the terms of this Indenture to such successor Operating Bank.

(d)     The Issuer shall maintain the Collection Account at the Operating Bank not later than the Closing Date, and the Collection Account shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of the Trustee.  Except as expressly provided herein, all Collections shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Indenture.  No funds shall be deposited in the Collection Account that do not constitute Collections, except as expressly provided in this Indenture, without the prior written consent of the Trustee.

Section 3.2            Investments of Cash.  So long as no Event of Default has occurred and is continuing, the Issuer may direct the Trustee in writing to invest and reinvest the funds on deposit in the Collection Account in Eligible Investments, to the extent such Eligible Investments are available to the Operating Bank, and advise the Trustee in writing of any depository institution or trust company described in the proviso to the definition of Eligible Investments; provided, however, that, so long as an Event of Default has occurred and is continuing, the Trustee shall direct the Operating Bank to invest such amount in Eligible Investments described in clause (a) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture.  In the absence of written direction delivered to the Trustee from the Issuer, the Trustee shall direct the Operating Bank to invest any funds in Eligible Investments described in clause (a) of the definition thereof.  The Trustee shall direct the Operating Bank to make such investments and reinvestments in accordance with the terms of the following provisions:

(a)     the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day preceding the next occurring Payment Date after such investment is made;

(b)     if any funds to be invested are received in the Collection Account after 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments;

(c)      all interest and earnings on Eligible Investments held in the Collection Account shall be invested in Eligible Investments on an overnight basis and credited to the Collection Account until the next Payment Date; and

(d)     the Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur, and the Issuer specifically waives receipt of such confirmations to the extent permitted by Applicable Law and acknowledges that the Operating Bank will instead furnish monthly cash transaction statements that will detail all investment transactions as set forth in this Indenture.

Section 3.3                                    Reserved.

Section 3.4                                    Calculation Date Calculations.

(a)                      As soon as reasonably practicable after each Calculation Date (a “Relevant Calculation Date”), but in no event later than 12:00 noon (New York City time) on the second Business Day prior to the succeeding Payment Date, the Calculation Agent shall, based on the Calculation Date Information received by the Calculation Agent and based on information known to it, make the following determinations and calculations:

(i)                        the Available Collections Amount for such Payment Date;

(ii)                     the amount of Collections received during the period commencing the day immediately following the Calculation Date that preceded such Relevant Calculation Date and ending on such Relevant Calculation Date (and whether such Collections constitute amounts deposited by the Issuer into the Collection Account pursuant to Section 5.2(b), Section 5.2(c) or Section 5.2(o));

(iii)                  the balance of funds on deposit in the Collection Account on such Relevant Calculation Date and the amount of interest and earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein from the day immediately following the Calculation Date that preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

(iv)                 the Required Interest Amount in respect of the Notes;

(v)                    if such Payment Date is a Redemption Date on which a Redemption of Notes is scheduled to occur, the amount necessary to pay the Redemption Price of the Notes to be repaid on such Redemption Date and the Redemption Premium, if any, to be paid as part of such Redemption Price;

(vi)                 the Interest Amount due to Noteholders of the Notes on such Payment Date (including the Required Interest Amount in respect of the Notes) and the difference, if any, between such Interest Amount due to the Noteholders of the Notes on such Payment Date and the Available Collections Amount for such Payment Date;

(vii)              the Outstanding Principal Balance of the Notes on such Payment Date immediately prior to any principal payment with respect to the Outstanding Principal Balance on such Payment Date and the amount of any principal payment with respect to the Outstanding Principal Balance to be made in respect of the Notes on such Payment Date (including the Required Principal Amount in respect of the Notes);

(viii)           the amounts, if any, distributable to the Issuer on such Payment Date pursuant to Section 3.5(a)(iv);

(ix)                 the amount of any Termination Payment received in the Collection Account; and

(x)                    any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the other Deal Documents.

(b)                      Following the calculations and determinations by the Calculation Agent described in Section 3.4(a), and not later than 1:00 p.m., New York City time, on the second Business Day prior to the succeeding Payment Date, the Calculation Agent shall provide to each of the Issuer and the Trustee a calculation report (a “Calculation Report”) listing the determinations and calculations set forth in Section 3.4(a).  All calculations made by the Calculation Agent shall, in the absence of manifest error, be binding and conclusive for all purposes upon the Noteholders, the Issuer and the Trustee.

Section 3.5                                    Payment Date Withdrawals.

(a)                      Subject to Sections 3.5(b) and 3.5(c), on each Payment Date, the Trustee shall distribute (or instruct the Paying Agent to distribute) from the Collection Account the Available Collections Amount in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full:

(i)                        first, to the Trustee for distribution to the Noteholders, the ratable payment of the Required Interest Amount on such Payment Date;

(ii)                     second, from and after March 15, 2019, to the Trustee for distribution to the Noteholders, the Required Principal Amount, allocated pro rata in proportion to the Outstanding Principal Balance of the Notes held by such Noteholders, until the Outstanding Principal Balance of such Notes has been paid in full;

(iii)                  third, to the ratable payment of all other obligations then due and payable (including the Outstanding Principal Balance of the Notes then due and payable, whether due to acceleration or otherwise) under this Indenture until all such amounts are paid in full; and

(iv)                 fourth, to the Issuer, all remaining amounts.

(b)                      Notwithstanding anything herein to the contrary, the priority of payments set forth in Section 3.5(a) shall be adjusted to give effect to any inaccuracy set forth in any report of the Accounting Firm pursuant to Section 5.2(o) or in any report of a certified public accountant or other Person pursuant to Section 6.14, in each case, such that each Person shall be restored on the succeeding Payment Date (or, if necessary, the succeeding Payment Dates) to the cash flow position that such Person would have been in had the accurate amounts set forth in such report been paid in accordance with Section 3.5(a) on the relevant prior Payment Dates.

(c)                       Notwithstanding anything herein to the contrary, upon the deposit of any Termination Payment into the Collection Account the Trustee shall distribute (or instruct the Paying Agent to distribute) such Termination Payment in accordance with Section 4.14.

Section 3.6                                    Redemptions.

(a)                      On any Redemption Date, the Trustee shall distribute the amounts as provided herein and in the applicable Resolution, including:

(i)                        remitting to the Noteholders of the Notes, in accordance with the Resolution authorizing such Redemption (and, if such Redemption Date is a Payment Date, after application of Section 3.5), an amount equal to the Redemption Price, allocated, in the event of a Redemption of such Notes in part, pro rata in proportion to the Outstanding Principal Balance of such Notes held by such Noteholders; and

(ii)                     making such other distributions and payments as shall be authorized and directed by the Resolution.

(b)                      Subject to the provisions of Section 3.7, on any Redemption Date (and, if such Redemption Date is a Payment Date, to the extent that any Notes will remain Outstanding after application of Section 3.5), the Issuer may elect to redeem such Notes, in whole or in part, at the Redemption Price (any such redemption, an “Optional Redemption”).  The Issuer shall give written notice of any such Optional Redemption to the Trustee not later than five Business Days prior to the date on which notice is to be given to Noteholders in accordance with Section 3.7(a) (unless the Trustee agrees to waive or limit the requirement for such notice).  Such written notice to the Trustee shall include a copy of the Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.7(a).

(c)                       The application of the Available Collections Amount to principal payments on any Notes shall not be deemed to be a redemption or partial redemption of such Notes.

Section 3.7                                    Procedure for Redemptions.

(a)                      At the request of the Issuer, the Trustee shall give written notice in respect of any Redemption of any Notes under Section 3.6 to each Noteholder of such Notes at least 30 days but not more than 60 days before such Redemption Date.  Each notice in respect of a Redemption given pursuant to this Section 3.7(a) shall state (A) the expected applicable Redemption Date, (B) the projected Redemption Price of the Notes to be redeemed, (C) in the case of a Redemption of the Notes in part, the portion of the Outstanding Principal Balance of the Notes that is expected to be redeemed, (D) that Notes to be redeemed in a Redemption in whole must be surrendered (which action may be taken by any Noteholder or its authorized agent) to the Trustee to collect the Redemption Price on such Notes, (E) that, unless the Issuer fails to pay the Redemption Price, interest on Notes called for Redemption in whole shall cease to accrue on and after the Redemption Date and (F) if such Redemption is conditional upon the occurrence of any event or condition, such event or condition.  If mailed in the manner herein provided, the notice shall be conclusively presumed to have been given whether or not the Noteholder receives such notice.

(b)                      Any notice in respect of a Redemption, at the election of the Issuer, may state that such Redemption is conditional upon the occurrence of any event, including the receipt of the redemption moneys in an amount sufficient to pay the principal of and Premium, if any, and interest on the Notes being redeemed and related Transaction Expenses by the

Trustee on or before the Redemption Date and that such notice shall be of no force and effect, and the Issuer shall not be required to redeem such Notes, unless such Redemption moneys are so received on or before such Redemption Date.

(c)                       If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.7(a) and such notice shall not contain the language permitted at the Issuer’s option under Section 3.7(b), such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price, and, unless there is a default in the payment of the applicable Redemption Price, interest on such Notes shall cease to accrue on and after the Redemption Date.  Upon presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price.  On or before 11:00 a.m. (New York City time) on any Redemption Date in respect of such a Redemption, the Issuer shall deposit or cause to be deposited with the Trustee or a Paying Agent an amount in immediately available funds sufficient to pay such Redemption Price (and any Transaction Expenses relating thereto as of the Redemption Date).

(d)                      If notice in respect of a Redemption for any Notes shall have been given as provided in Section 3.7(a), such notice shall have contained the language permitted at the Issuer’s option under Section 3.7(b) and the conditional event specified in the notice has occurred, (i) such Notes shall become due and payable on the Redemption Date at the Corporate Trust Office at the applicable Redemption Price and, unless there is a default in the payment of the applicable Redemption Price, interest on such Notes shall cease to accrue on and after the Redemption Date, and (ii) on or before 11:00 a.m. (New York City time) on any Redemption Date in respect of such a Redemption, the Issuer shall deposit or cause to be deposited with the Trustee or a Paying Agent an amount in immediately available funds sufficient to pay such Redemption Price (and any Transaction Expenses relating thereto as of the Redemption Date).  Upon the Issuer making or causing to be made such deposit on the Redemption Date and presentation and surrender of such Notes at the Corporate Trust Office, such Notes shall be paid and redeemed at the applicable Redemption Price.  If the Issuer shall not make or cause to be made such deposit on or prior to 11:00 a.m. (New York City time) on the Redemption Date, the notice in respect of Redemption shall be of no force and effect, and the principal on such Notes or specified portions thereof shall continue to bear interest as if such notice in respect of Redemption had not been given.

(e)                       All Notes that are redeemed will be surrendered to the Trustee for cancellation and may not be reissued or resold.

ARTICLE IV
DEFAULT AND REMEDIES

Section 4.1                                    Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

(a)                      (i) failure to pay the Required Interest Amount on the Notes due on any Payment Date (other than the Final Legal Maturity Date) within five Business Days of such Payment Date, but only to the extent of the Available Collections Amount available for interest payments pursuant to Section 3.5, or (ii) failure to pay the Required Principal Amount due on any Payment Date from and after March 15, 2019 (other than the Final Legal Maturity Date or any Redemption Date) within five Business Days of such Payment Date, but only to the extent of the Available Collections Amount available for principal payments pursuant to Section 3.5;

(b)                      failure to pay the Required Interest Amount on the Notes due on any Payment Date (other than the Final Legal Maturity Date or as set forth in Section 4.1(a)) within 30 calendar days of such Payment Date, regardless of whether or not funds are then available therefor in the Collection Account;

(c)                       (i) failure to pay the Required Principal Amount due on any Payment Date from and after March 15, 2019 (other than the Final Legal Maturity Date or any Redemption Date) within 30 calendar days of such Payment Date, (ii) failure to pay principal of and Premium, if any, and accrued and unpaid interest on the Notes on the Final Legal Maturity Date or (iii) if all conditions to the Redemption have been satisfied and subject to Section 3.7(b), failure to pay the Redemption Price when due on any Redemption Date, in each case regardless of whether or not funds are then available therefor in the Collection Account;

(d)                      failure to pay any other amount in respect of the Notes when due and payable under this Indenture and the continuance of such default for a period of 30 or more calendar days after written notice thereof is given to the Issuer by the Trustee;

(e)                       failure by the Issuer to comply with any covenant, obligation, condition or provision binding on it under this Indenture or the Notes (other than a payment default for which provision is made in Section 4.1(a), Section 4.1(b), Section 4.1(c) or Section 4.1(d)); provided, that, (i) such failure continues for a period of 30 calendar days or more after written notice thereof has been given to the Issuer by the Trustee at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes and (ii) except in respect of a covenant, obligation, condition or provision already qualified in respect of Material Adverse Change, such failure is a Material Adverse Change;

(f)                        the Issuer becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy;

(g)                       any judgment or order for the payment of money in excess of $1,000,000 in excess of applicable insurance coverage shall be rendered against the Issuer and such judgment or order is not paid, bonded or otherwise discharged and remains unstayed for a period of 30 consecutive calendar days after such judgment or order becomes final and non-appealable;

(h)                      a default resulting in the acceleration of indebtedness for borrowed money of the Issuer (other than the Notes) of more than $1,000,000 where such acceleration has not been rescinded or annulled within 30 calendar days after written notice thereof to the Issuer;

(i)                          any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Issuer in any Deal Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect (except to the extent such representation, warranty, certification or statement of fact is qualified by materiality or Material Adverse Change, in which case, in any respect);

(j)                         at any time after August 30, 2017, each of U.S. Patent No. 7,304,036 and U.S. Patent No. 8,080,526 shall (i) have been rendered invalid or unenforceable by a court of competent jurisdiction or the USPTO or (ii) have been subject to a successful Paragraph IV certification process and approved by the FDA to be marketed as a generic drug, in each case, in a final non-appealable determination;

(k)                      any mandatory action by the FDA resulting in the withdrawal in the United States of the approval to manufacture, market or sell the Product where such withdrawal would be a Material Adverse Change and such withdrawal is not remedied for at least 60 calendar days;

(l)                          the Issuer becomes an investment company required to be registered under the Investment Company Act;

(m)                  the Trustee shall fail to have a first-priority perfected security interest in the Collateral after the Funding Date; or

(n)                      receipt by the Issuer of the Counterparty Agreement Termination Amount.

Section 4.2                                    Acceleration, Rescission and Annulment.

(a)                      If an Event of Default with respect to the Notes (other than an Acceleration Default) occurs and is continuing, the Trustee, upon the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, shall give an Acceleration Notice to the Issuer.  Upon delivery of such an Acceleration Notice (and so long as such Acceleration Notice has not been rescinded and annulled pursuant to this Indenture), the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall be immediately due and payable.  At any time after the Trustee or such Noteholders have so declared the Outstanding Principal Balance of the Notes to be immediately due and payable, and prior to the exercise of any other remedies pursuant to this Article IV, the Trustee, upon the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, shall, subject to Section 4.5(a), by written notice to the Issuer, rescind and annul such declaration and thereby annul its consequences if (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of, and Premium, if any, on, the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than non-payment of interest and Premium, if any, on and principal of the Notes that have become due solely because of such declaration of acceleration, have been cured or waived.  If an Acceleration Default occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become immediately due and payable without any further action by any party.

(b)                      Notwithstanding this Section 4.2, Section 4.3 and Section 4.12, after the occurrence and during the continuation of an Event of Default, no Person other than the Trustee, at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, may give an Acceleration Notice or exercise any remedy in respect of such Event of Default (except as provided in Section 4.4).

(c)                       Within 30 days after the occurrence of an Event of Default in respect of the Notes, the Trustee shall give to the Noteholders notice, transmitted by mail, of all uncured or unwaived Defaults known to it on such date; provided, that the Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or Premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

Section 4.3                                    Other Remedies.  Subject to the provisions of this Indenture, if an Event of Default shall have occurred and be continuing, then the Trustee may, but only at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal, Premium, if any, or interest due on the Notes or to enforce the performance of any provision of the Notes or this Indenture, to the fullest extent permitted by Applicable Law, subject to the receipt of such Direction:

(a)                      The Trustee may obtain the appointment of a Receiver of the Collateral as provided in Section 12.7 and the Issuer consents to and waives any right to notice of any such appointment.

(b)                      The Trustee may, without notice to the Issuer and at such time as the Trustee in its sole discretion may determine, and the Issuer hereby irrevocably constitutes and appoints the Trustee as the Issuer’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to exercise any or all of the Issuer’s rights in, to and under or in any way connected with or related to any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Issuer’s rights and remedies with respect to the collection, enforcement or prosecution of, the Collateral, in each case by legal proceedings or otherwise, and (ii) preparing, filing and signing the name of the Issuer on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Collateral and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral.

(c)                       During the occurrence and continuation of an Event of Default, (i) the Issuer will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on any accounts constituting Collateral or accept in satisfaction of any accounts constituting Collateral less than the original amount thereof and (ii) except as otherwise provided or required in this Indenture, the Issuer will collect and enforce, at its sole expense, all amounts due or hereafter due to the Issuer under any Payment Rights Collateral owned by the Issuer, in accordance with the Issuer’s customary business practices.  In connection with such collections, during the occurrence and continuation of an Event of Default, at the Trustee’s direction, the Issuer shall take such action as the Trustee may deem reasonably necessary or advisable to enforce collection of amounts due or to become due in respect of the Collateral;

provided, however, that the Trustee shall have the right at any time, during the occurrence and continuation of an Event of Default and upon written notice to the Issuer of its intention to do so, to: (i) notify the account debtors or obligors under any Payment Rights Collateral of the assignment of such Collateral to the Trustee and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Issuer directly to the Trustee; (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Trustee; (iii) enforce collection of any such Collateral at the expense of the Issuer; and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Issuer might have done.  After receipt by the Issuer of the notice from the Trustee referred to in the proviso to the preceding sentence: (A) all amounts and proceeds (including checks and other Instruments) received by the Issuer in respect of the Collateral, to the extent not deposited into the Collection Account, shall be received in trust for the benefit of the Trustee hereunder, shall be segregated from other funds of the Issuer and shall be forthwith paid over or delivered to the Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral in the Collection Account and applied as provided by Section 4.14 hereof, and (B) the Issuer shall not, without the written consent of the Trustee, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.  The Issuer will deliver to the Trustee promptly upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each account constituting Collateral bearing such language of assignment as the Trustee shall specify.

(d)                      The Trustee may, without notice except as specified herein, and as required by Applicable Law, in accordance with Applicable Law, sell or cause the sale of all or any part of the Collateral in one or more parcels at public or private sale, at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable; provided, that, so long as the Collaboration Agreement remains in force, the Trustee shall make any such sale only to a Person that is a Permitted Holder.  The Issuer agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Trustee shall not be obligated to make any sale of all or any part of the Collateral regardless of notice of sale having been given.  The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(e)                       The Trustee may, instead of exercising the power of sale conferred upon it by Section 4.3(d) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Collateral under a judgment or a decree of a court or courts of competent jurisdiction; provided, that, so long as the Collaboration Agreement remains in force, the Trustee shall make any such foreclosure sale only to a Person that is a Permitted Holder.

(f)                        The Trustee may require the Issuer to, and the Issuer hereby agrees that it shall at its expense and upon request of the Trustee, forthwith assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties.

(g)                       In addition to the rights and remedies provided for in this Indenture, the Trustee may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Collateral) and under all other Applicable Law; provided, that, so long as the Collaboration Agreement remains in force, the Trustee shall cause any such sale of Collateral to be made only to a Person that is a Permitted Holder.

(h)                      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

(i)                          For the avoidance of doubt, the Trustee may exercise any rights under Section 9-406 of the UCC with respect to the Payment Rights Collateral, without regard to any monetary limitations thereon set forth in clause (E) of the Granting Clause, provided that any proceeds thereof are applied in accordance with the terms of any Intercreditor Agreement and Section 4.14.

Section 4.4                                    Limitation on Suits.  Without limiting the provisions of Section 4.9 and the final sentence of Section 12.4, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, for the appointment of a Receiver or trustee or for any other remedy hereunder, unless:

(a)                      such Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                      the Noteholders holding a majority of the Outstanding Principal Balance of the Notes make a written request to the Trustee to pursue a remedy hereunder;

(c)                       such Noteholder or Noteholders offer to the Trustee an indemnity satisfactory to the Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d)                      the Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(e)                       during such 60-day period, Noteholders holding a majority of the Outstanding Principal Balance of the Notes do not give the Trustee a Direction inconsistent with such request.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.5                                    Waiver of Existing Defaults.

(a)                      The Trustee, upon the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, by written notice to the Issuer may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default) (i) in the payment of the interest on, principal of and Premium, if any, on any Note or (ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of the Noteholder of each Note affected thereby (unless the Direction of such requisite Noteholders has been obtained).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

(b)                      Any written waiver of a Default or an Event of Default given by the Trustee to the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence that gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

Section 4.6                                    Restoration of Rights and Remedies.  If the Trustee or any Noteholder of the Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or such Noteholder, then in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.7                                    Remedies Cumulative.  Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by Applicable Law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

Section 4.8                                    Authority of Courts Not Required.  The parties hereto agree that, to the greatest extent permitted by Applicable Law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by Applicable Law.

Section 4.9                                    Rights of Noteholders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Noteholder to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 4.10                             Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.11                             Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by its acceptance hereof shall be deemed to have agreed, that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant.  This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or Premium, if any, on any Note on or after the respective due dates expressed in such Note or a suit by a Noteholder or Noteholders holding at least 10% of the Outstanding Principal Balance of the Notes.

Section 4.12                             Control by Noteholders.  Subject to this Article IV and to the rights of the Trustee hereunder, Noteholders holding a majority of the Outstanding Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust, right or power conferred on the Trustee under any Transaction Document; provided, that:

(a)                such Direction shall not be in conflict with any Applicable Law or with this Indenture and would not involve the Trustee in personal liability or unindemnified expense;

(b)                the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders not taking part in such Direction; and

(c)                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such Direction.

Section 4.13                             Reserved.

Section 4.14                             Application of Proceeds.  All cash proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be deposited in the Collection Account and distributed to the Persons and in the order of priority provided for in Section 3.5(a)(i) through (iv), subject to Section 6.6 and Article VIII hereof; provided that, subject to the terms of any Intercreditor Agreement, any cash proceeds received by the Trustee with regards to any Payment Rights Collateral pursuant to Section 4.3(i) in excess of any then applicable monetary limitations applicable thereto pursuant to the Granting Clause shall be paid over to the Issuer or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.5.  Any surplus of such cash proceeds held and remaining after payment in full of all Secured Obligations shall be paid over to the Issuer or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.5.  Any amount received for any sale or sales conducted in accordance with the terms of Section 4.3 shall to the extent permitted by Applicable Law be deemed conclusive and binding on the Issuer and the Noteholders.

Section 4.15                             Waivers of Rights Inhibiting Enforcement.  The Issuer waives (a) any claim that, as to any part of the Collateral, a private or public sale, should the Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such part of the Collateral, (b) the right to assert in any action or proceeding between it and the Trustee offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Deal Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE TRUSTEE’S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) except as otherwise provided in any of the Deal Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Collateral, now or hereafter in force under any Applicable Law, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such Applicable Laws and rights.

Section 4.16                             Security Interest Absolute.  All rights of the Trustee and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of, and the Issuer hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)                      any lack of validity or enforceability of any of the Deal Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b)                      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Deal Documents or any other agreement or instrument relating thereto;

(c)                       any taking, exchange, surrender, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d)                      any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Deal Documents or any other assets of the Issuer;

(e)                       any change, restructuring or termination of the corporate structure or existence of the Issuer;

(f)                        the failure of any other Person to execute this Indenture or any other agreement or the release or reduction of liability of the Issuer or other grantor or surety with respect to the Secured Obligations; or

(g)                       any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense available to, or a discharge of, the Issuer.

ARTICLE V
REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 5.1                                    Representations and Warranties.  The Issuer represents and warrants to the Trustee, as of the date of this Indenture, as follows:

(a)                      The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and authority to execute and deliver, and perform its obligations under, this Indenture.

(b)                      Each Deal Document has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(c)                       The Issuer has good and marketable title to the assets and property constituting the Collateral, free and clear of any Liens (other than Permitted Liens).

(d)                      The execution and delivery of any Deal Document, and the performance of obligations under any Deal Document, by the Issuer do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except for the filing of a UCC financing statement, those previously obtained and those the failure of which to be obtained or made would not be a Material Adverse Change.

(e)                       This Indenture creates in favor of the Trustee, for the benefit of the Noteholders, a valid and enforceable security interest in the Collateral, and, when financing statements or other instruments in appropriate form are filed in the applicable filing offices, the security interest created under this Indenture will constitute a fully perfected security interest in all right, title and interest of the Issuer in the Collateral to the extent perfection can be obtained by filing UCC financing statements (subject only to the security interest and rights granted in connection with the 2024 Pharma Notes prior to the Funding Date, which, from and after the Funding Date, shall all cease to exist and be of no further force and effect).

Section 5.2                                    Covenants.  The Issuer covenants with the Trustee that, so long as any Notes are Outstanding, it will perform and comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee pursuant to Section 9.1 or Section 9.2, as applicable, authorizing the Issuer not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

(a)                      Payment of Principal, Premium, if any, and Interest.  The Issuer shall duly and punctually pay the principal of, and Premium, if any, and interest on, the Notes in Dollars in accordance with the terms of this Indenture and the Notes.

(b)                      Funding of the Collection Account.  The Issuer shall not pay or cause to be paid any monies into the Collection Account (other than the Synthetic Royalty Amount, any net investment income on such amounts on deposit in the Collection Account, any Termination Payment and at the direction of the Trustee during the occurrence and continuation of an Event of Default, the proceeds of any Collateral), except that (i) (x) in respect of each Payment Date, the Issuer shall pay or cause to be paid the Required Interest Amount in respect of such Payment Date and (y) in respect of each Payment Date on or after March 15, 2019, the Issuer shall pay or cause to be paid the Required Principal Amount in respect of such Payment Date, in each case into the Collection Account no later than one Business Day prior to the Calculation Date in respect of such Payment Date but only to the extent of a deficiency in the Available Collections Amount to fund such Required Interest Amount or Required Principal Amount, as the case may be, and (ii) the Issuer shall pay any amounts required by Section 5.2(c), Section 5.2(o) or Section 5.2(dd).  Notwithstanding the foregoing, any payments of the Required Debt Service Amount in accordance with Section 2.5(b) shall be deemed to cure any related failure to pay such amounts to the Collection Account pursuant to this Section 5.2(b).

(c)                       Payments to the Collection Account.  The Issuer shall cause the Synthetic Royalty Amount (or any portion thereof) at all times to be paid by Counterparty directly to the Collection Account, it being understood that, at all times while the Collaboration Agreement has not been terminated, such obligation of the Issuer with respect to the Synthetic Royalty Amount is only applicable to the extent of the Net Quarterly Payments.  The Issuer shall also cause any Termination Payment to be paid by the Counterparty to the Collection Account.  If Counterparty remits any portion of the Synthetic Royalty Amount or any portion of the Termination Payment to an account of the Issuer other than the Collection Account, or the Issuer otherwise receives any amounts constituting any portion of the Synthetic Royalty Amount or with respect to which any portion of the Synthetic Royalty Amount is payable pursuant to clause (a), (b) or (c) of the definition thereof or any portion of the Termination Payment, then the Issuer promptly, and in any event no later than five Business Days following a Responsible Officer of the Issuer becoming aware of its receipt of such portion of such Synthetic Royalty Amount or any portion of the Termination Payment, shall remit such portion of such payment to the Collection Account in immediately available funds.

(d)                      Maintenance, Enforcement and Defense of Intellectual Property Rights.  The Issuer shall at all times (with the Issuer only being required to satisfy these obligations to the extent permitted by Section 8 of the Collaboration Agreement if the Collaboration

Agreement is in effect or to the extent permitted by a Replacement Agreement if a Replacement Agreement is in effect) (i) take commercially reasonable actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary to preserve and maintain the value of the Microbia Patent Rights in the United States, taken as a whole, including payment of maintenance fees or annuities, at the sole expense of the Issuer, (ii) use commercially reasonable efforts to defend (and enforce) the Microbia Patent Rights in the United States, taken as a whole, against infringement or interference by any other Person, and against any claims of invalidity or unenforceability, in the United States (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or non-interference), (iii) to the extent commercially reasonable, in respect of the Product, obtain patents and any corrections, substitutions, reissues and reexaminations thereof, obtain patent term extensions and any other forms of patent term restoration in the United States and obtain patent listing in the FDA Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”), in each case, in respect of the Microbia Patent Rights, and (iv) not disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, any Microbia Patent Rights in the United States, except to the extent such disclaimer or abandonment would not materially diminish the value of the Microbia Patent Rights in the United States, taken as a whole.

(e)                       Maintenance of Existence.  Subject to Section 5.2(f), the Issuer shall (i) preserve and maintain its existence, (ii) preserve and maintain its rights, franchises, permits, licenses, approvals and privileges and (iii) qualify and remain qualified in good standing in each jurisdiction, in the case of the foregoing clauses (i), (ii) and (iii) where the failure to preserve and maintain such existence, rights, franchises, permits, licenses, approvals, privileges and qualifications would be a Material Adverse Change.  The Issuer shall appoint and employ such agents or attorneys in each jurisdiction where it shall be necessary to take any action under this Indenture.

(f)                        Consolidation, Merger and Sale of All or Substantially All Assets.  The Issuer shall not merge into or consolidate with another Person or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person unless the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, transfer, license, lease or other disposal and the supplemental indenture referred to in clause (ii) below comply with this covenant and that all conditions precedent in this Indenture provided for have been complied with, that no Event of Default has occurred and is continuing or would result therefrom and that the Person into which the Issuer is merged or that is formed by such consolidation or the Person that receives such assets pursuant to such sale, transfer, license, lease or other disposition (i) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and Premium, if any, and interest on all of the Notes and the performance of every covenant of this Indenture and the Notes on the part of the Issuer to be performed or observed.  Upon any merger, consolidation, sale, transfer, license, lease or other disposition in accordance with the first sentence of this Section 5.2(f), the successor entity into which the Issuer is merged or that is formed by such consolidation or the Person to which such sale, transfer, license, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer herein and therein, in which case the Issuer shall be released from all obligations hereunder and thereunder.

(g)                       Compliance with Laws.  The Issuer shall comply with all Applicable Laws with respect to the Deal Documents, the Collaboration Agreement and all ancillary agreements related thereto, the violation of which would be a Material Adverse Change.

(h)                      Limitation on Liens and Sales of Certain Assets.  The Issuer shall not sell, transfer, assign, convey, lease or otherwise dispose of (except in connection with a transaction permitted by Section 5.2(f)), or incur, assume or allow any Lien (except for Permitted Liens) with respect to, the Collateral, the Synthetic Royalty Amount (or any portion thereof) or the right to receive the Synthetic Royalty Amount (or any portion thereof).

(i)                          Collaboration Agreement (or any Replacement Agreement) Generally.  The Issuer (i) shall perform and comply in all material respects with its duties and obligations under the Collaboration Agreement (or any Replacement Agreement) in respect of the United States in the Field, (ii) shall not forgive, release or compromise any amount owed to or becoming owing to it under the Collaboration Agreement (or any Replacement Agreement) in respect of the United States in the Field, except to the extent such forgiveness, release or compromise will not be a Material Adverse Change, or revoke or otherwise modify any Counterparty Instruction in a manner adverse to the Noteholders, (iii) shall not assign, amend, modify, supplement or restate, in whole or in part, the Collaboration Agreement (or any Replacement Agreement) in respect of the United States in the Field or any rights constituting or involving, affecting or relating to the Synthetic Royalty Amount (or any portion thereof) (including the right to receive the Synthetic Royalty Amount (or any portion thereof)), except to the extent such assignment, amendment, modification, supplement or restatement will not be a Material Adverse Change, (iv) shall not cancel or terminate (or, other than entering into a Wind Down Agreement, consent to any cancellation or termination of) the Collaboration Agreement (or any Replacement Agreement) in respect of the United States in the Field, (v) shall not breach (which breach is not cured within applicable grace periods) any of the provisions of the Collaboration Agreement (or any Replacement Agreement) in respect of the United States in the Field, except to the extent such breach will not be a Material Adverse Change, (vi) except as described in Section 5.2(n), shall not enter into any new agreement or legally binding arrangement in respect of the Product in respect of the United States in the Field, and (vii) shall not waive any obligation of, or grant any consent to, Counterparty under or in respect of the Product or the Collaboration Agreement (or any Replacement Agreement), in each case in respect of the United States in the Field, except to the extent such waiver or grant will not be a Material Adverse Change.  For the avoidance of doubt, no decision by the Issuer with respect to its Detail Election or termination of its right to perform Details (whether memorialized in an amendment to the Collaboration Agreement relating thereto or otherwise) shall be deemed to be a violation of the covenants contained in this Section 5.2(i).

(j)                         Exercise of Rights or Options with Respect to Collaboration Agreement (or any Replacement Agreement).  Except as set forth in Section 5.2(i), the Issuer shall not withhold any consent, exercise or waive any right or option, fail to exercise any right or option or exercise or fail to exercise any action in respect of, affecting or relating to the Product or the Collaboration Agreement (or any Replacement Agreement), in each case in respect of the United States in the Field, in any manner that would, in each case, be a Material Adverse Change.

(k)                      Collaboration Agreement Permissible Termination.  Notwithstanding the prohibitions in Section 5.2(i) and Section 5.2(j), the Issuer will not be prohibited from terminating the Collaboration Agreement (i) in its entirety pursuant to a change of control of Counterparty or (ii) in its entirety or with respect to the United States, in the event of an uncured material breach by Counterparty or a conviction for, or a finding by a court of competent jurisdiction of a violation of, Relevant Law of Counterparty, in each case in accordance with the Collaboration Agreement.

(l)                          Collaboration Agreement Termination Notice.  Promptly after receiving notice from Counterparty terminating the Collaboration Agreement or any Replacement Agreement with respect to the United States, the Issuer shall promptly (but in any event within five Business Days) give a written notice to the Trustee describing in reasonable detail the relevant termination event, including a copy of any written notice received from Counterparty.

(m)                  Collaboration Agreement Breach.  Promptly after an officer of the Issuer obtains knowledge of a breach of or default under the Collaboration Agreement or any Replacement Agreement by Counterparty that would be a Material Adverse Change, the Issuer shall (i) promptly (but in any event within ten Business Days) give a written notice to the Trustee describing in reasonable detail the relevant breach or default and (ii) use commercially reasonable efforts (including commencing legal action against Counterparty) to enforce compliance by Counterparty with the relevant provisions of the Collaboration Agreement or any Replacement Agreement, as applicable, and to exercise the Issuer’s rights and remedies as the Issuer deems reasonable, whether under the Collaboration Agreement or Replacement Agreement, as applicable, or by operation of law, with respect thereto.

(n)                      Termination of the Collaboration Agreement.  Following any termination of the Collaboration Agreement in its entirety or in respect of the United States, the Issuer shall use commercially reasonable efforts to (i) enter into a Replacement Agreement, as such rights may revert back to the Issuer under and subject to the terms and conditions of the Collaboration Agreement, to one or more third parties under which such third party will agree to use commercially reasonable efforts to commercialize the Product in the Field in the United States, in which case the Issuer shall instruct such third parties to remit the Synthetic Royalty Amount (and any amount referenced in clause (E)(v)(b) of the Granting Clause, if applicable) directly to the Collection Account pursuant to an instruction letter substantially similar to the Counterparty Instruction delivered on the Closing Date (and, if applicable, substantially similar to the Termination Payment Counterparty Instruction) or (ii) develop, manufacture and commercialize the Product in the Field in the United States, by itself or on a co-promotion basis with such third party (in which case the Issuer or such third party, as appropriate and applicable, shall remit an amount equal to the Synthetic Royalty Amount directly to the Collection Account).

(o)                      Books and Records.  The Issuer agrees that, at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, no more than once during any calendar year, the Accounting Firm appointed by such Noteholders shall be entitled to make an inspection of the books and records of the Issuer during normal business hours to the extent reasonably necessary to determine the correctness of any Distribution Report and any Collection Account Certification, including the calculations made by the Calculation Agent in respect of any Calculation Date and the related analysis of Collection Account activity, in each case, pursuant to this Indenture.  Subject to the preceding sentence, the Issuer shall make available to the Accounting Firm such books and records of the Issuer reasonably pertinent to such inspection and shall reasonably cooperate with the Accounting Firm in connection therewith.  The Accounting Firm shall prepare a report disclosing its conclusions with respect to the accuracy or inaccuracy of the amounts inspected and shall furnish such report to the Issuer and the Trustee for distribution to the Noteholders (or Beneficial Holders, as applicable) that have executed a Confidentiality Agreement with the next Distribution Report to be distributed by the Trustee.  Any such report will be required to be treated confidentially pursuant to the terms of the Confidentiality Agreement.  In the event of any inaccuracy reported by the Accounting Firm in such report, the Issuer shall cause any required amounts to be paid to the Collection Account for distribution on the succeeding Payment Date pursuant to Section 3.5.  Notwithstanding anything to the contrary in this Section 5.2(o), the Issuer will not be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Accounting Firm or the Trustee is prohibited by Applicable Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(p)                      Use of Proceeds.  The Issuer shall apply the proceeds of the sale of the Notes on or after the Funding Date to redemption of the 2024 Pharma Notes and any excess for general corporate purposes.

(q)                      Financial Statements.  The Issuer shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2016), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer (commencing with the fiscal quarter ending March 31, 2017), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Issuer’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Issuer as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Issuer and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes; provided, however, in each case, the Issuer shall not be required to comply with the foregoing covenant to the extent it is subject to Section 13 or 15(d) of the Exchange Act and has filed the information required to be filed in an annual or quarterly report with the SEC under the Exchange Act electronically via the EDGAR system.

(r)                         Required Information.  During any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall make available to any Noteholder in connection with any sale of any or all of its Notes and any prospective purchaser of such Notes from such Noteholder the information required by Rule 144A(d)(4) under the Securities Act.

(s)                        No Preferential Consideration.  The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration of any type or form (whether in cash, property, by way of interest or fee or otherwise) to or for the benefit of any Noteholder for or as an inducement to any forbearance, consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, or any agreement in respect thereof, unless such consideration is, on the same terms and conditions, offered to all Noteholders and paid to all Noteholders that agree to such forbearance, consent, waiver or amendment, or agreement in respect thereof.

(t)                         Maintenance of Office or Agency for Payment.  The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or purchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  Each of the Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, The City of New York shall initially be one such office or agency for all of the aforesaid purposes.  The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.5.  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

(u)                      Annual Compliance Certificate.  The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2017, a certificate from a Responsible Officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all of its obligations under this Indenture during such preceding year.

(v)                      Notice of Defaults.  The Issuer shall deliver notice to the Trustee of the occurrence of any Default or Event of Default under this Indenture promptly and in any event within five Business Days of a Responsible Officer of the Issuer becoming aware of such Default or Event of Default, which shall be labeled “Notice of Default”.

(w)                    Preparation of Certain Reports.  The Issuer shall prepare the Distribution Reports and the analysis of Collection Account activity described in Section 2.13(b)(i) using the Calculation Report provided by the Calculation Agent pursuant to this Indenture, and, not later than 1:00 p.m., New York City time, on the last Business Day preceding each Payment Date, make copies of such Distribution Reports and analysis available to the Trustee for distribution to the Noteholders; provided, however, the Issuer’s obligations under this Section 5.2(w) shall be subject to the condition precedent that the Issuer shall have received in a timely manner such Calculation Report.

(x)                      Sharing of Notices.  Promptly (but in no event more than five Business Days) following receipt by the Issuer of any written material notice, certificate, offer, proposal, correspondence, report or other communication relating to the Collaboration Agreement, any Replacement Agreement, the Net Quarterly Payments, the Synthetic Royalty Amount, the Microbia Patent Rights or the Product, the Issuer shall furnish the Trustee with a copy of such notice, certificate, offer, proposal, correspondence, report or other communication; provided, however, that the Issuer shall not be required to furnish the Trustee with any Reconciliation Reports.  Promptly (but in no event more than five Business Days) after the Issuer has knowledge thereof, the Issuer shall also furnish the Noteholders a written notice of any material lawsuit or proceeding that would be required to be disclosed in a report to the SEC (i) challenging the validity or term of any of the Microbia Patent Rights, or (ii) alleging that the Product infringes a patent of any third party, in each case known to any Responsible Officer of the Issuer.

(y)                      Investment Directions.  The Issuer shall provide written investment directions to the Trustee contemplated by this Indenture in respect of the Collection Account and advise the Trustee in writing of any depositary institution or trust company described in the proviso to the definition of Eligible Investments.

(z)                       Information to Calculation Agent.  The Issuer shall provide to the Calculation Agent no later than the Business Day prior to each Calculation Date (i) the Collection Account Certification for the applicable calendar quarter and (ii) the identification of any amounts deposited by the Issuer into the Collection Account during such period.  The Issuer shall provide the Calculation Agent with any other information in the possession of the Issuer or that can be calculated by the Issuer from such information that the Calculation Agent reasonably requests to perform its duties under this Indenture.

(aa)               Changes in Legal Name.  The Issuer will not (i) change, amend or alter its exact legal name or (ii) change its state of incorporation, in each case at any time except following 30 days’ written notice given by the Issuer to the Trustee.

(bb)               Limitations on Transfer of Rights to Commercialize Product. The Issuer (i) will (a) remain a party to the Collaboration Agreement, (b) enter into a Replacement Agreement

(and remain a party thereto) or (c) develop, manufacture and commercialize the Product in the Field in the United States, by itself or through one or more third parties, and (ii) will retain sufficient rights, including intellectual property rights, to manufacture, market, sell and otherwise commercialize the Product in the Field in the United States to enable the Issuer to have substantially equivalent economic interest as it has in the commercialization of the Product in the Field in the United States as of the Closing Date; provided, however, that the Issuer may transfer its obligations under the Collaboration Agreement or any Replacement Agreement or its rights to develop, manufacture and commercialize the Product in the Field in the United States, by itself or through one or more third parties, in each case to a domestic Subsidiary; provided that (A) such Subsidiary shall execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Subsidiary shall become either a guarantor or co-obligor with respect to the Notes, with the Issuer remaining either the obligor or co-obligor with respect to the Notes, and grant to the Trustee, its successors and assigns, for the security and benefit of the Noteholders, a perfected security interest in the Collateral, and (B) such Subsidiary shall take all further action, that may be necessary in the reasonable discretion of the Trustee, in order to perfect the security interest in the Collateral and to carry out the provisions of this Indenture or to enable the Trustee to exercise and enforce its rights and remedies under this Indenture with respect to any Collateral.

(cc)                 Further Assurances.  The Issuer agrees that, at any time and from time to time, at the Issuer’s expense and upon the Trustee’s written reasonable request, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including the delivery to any Counterparty of any Counterparty Instruction), and take all further action, that may be necessary in the reasonable discretion of the Trustee, in order to perfect the security interest in the Collateral and to carry out the provisions of this Indenture or to enable the Trustee to exercise and enforce its rights and remedies under this Indenture with respect to any Collateral.

(dd)               Termination Payment Determinations.  Following the date of public disclosure by the Issuer (or by a Person pursuing a change in control of the Issuer that is not approved or recommended by the Issuer’s board of directors) of a pending or completed change in control of the Issuer that could reasonably be expected to result in the Counterparty Agreement Termination Amount becoming payable, the Issuer and the Trustee, if instructed to do so at the Direction of the Noteholders holding a majority of the Outstanding Principal Balance of the Notes, shall deliver to the Counterparty the Termination Payment Counterparty Instruction.  In the event that the Counterparty delivers written notice of termination in accordance with Section 10.3.2(b) of the Collaboration Agreement, the Issuer shall promptly notify the Trustee in writing of the Counterparty’s termination notice.  Within five Business Days of delivery of such notice from the Issuer to the Trustee, and in the event that the Issuer reasonably determines that the procedures set forth in Section 10.3.2(b) of the Collaboration Agreement did not result in a determination of the amount of the Counterparty Agreement Termination Amount reasonably allocable to 7.5% of the then net present value of Net Sales of the Product in the United States over the term of the Collaboration Agreement (as if the Collaboration Agreement had not been terminated and assuming no other early termination of the Collaboration Agreement), the Issuer and the Trustee (acting at the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes) shall select a mutually agreeable third-party valuation firm with recognized expertise in the pharmaceutical industry to determine such allocable amount.  Such third-party valuation firm, in making such determination, shall use the fair market value determined pursuant to Section 10.3.2(b) of the Collaboration Agreement and shall determine 7.5% of the then net present value of Net Sales of the Product in the United States over the term of the Collaboration Agreement (as if the Collaboration Agreement had not been terminated and assuming no other early termination of the Collaboration Agreement).  The Issuer shall use its commercially reasonable efforts to provide access to information possessed by the Issuer as reasonably requested by such third-party valuation firm necessary to enable it to make such determination, subject to any applicable confidentiality restrictions. Following delivery by such third-party valuation firm of its determination of such amount to the Issuer and the Trustee (the “Valuation Firm Determination”), the Issuer and the Trustee shall provide written notice of such amount as so determined by such third-party valuation firm to the Counterparty in accordance with the Termination Payment Counterparty Instruction.  If such notice is not delivered to the Counterparty prior to the date that is fifteen Business Days prior to the date when the Counterparty Agreement Termination Amount will be paid, the Issuer shall reasonably determine the amount of the Counterparty Agreement Termination Amount reasonably allocable to 7.5% of the then net present value of Net Sales of the Product in the United States (using the fair market value determined pursuant to Section 10.3.2(b) of the Collaboration Agreement and determining such then net present value of Net Sales of the Product in the United States over the term of the Collaboration Agreement (as if the Collaboration Agreement had not been terminated and assuming no other early termination of the Collaboration Agreement)) (the “Issuer Determination”).  The Issuer shall provide written notice of such amount to the Trustee and the Counterparty on or prior to the date that is ten Business Days prior to the date when the Counterparty Agreement Termination Amount will be paid.  In the event that the Termination Payment paid into the Collection Account is based on the Issuer Determination and the Valuation Firm Determination is greater than the Issuer Determination, the Issuer shall, within two Business Days after the Issuer shall have received the Valuation Firm Determination, deposit funds equal to the excess of the Valuation Firm Determination over the Issuer Determination into the Collection Account.  In the event that the Collaboration Agreement has been terminated and a Replacement Agreement has been entered into and remains in effect, the Issuer agrees to comply with the provisions set forth in this Section 5.2(dd) with respect to any Corresponding Provisions in such Replacement Agreement (if applicable), mutatis mutandis.  For the avoidance of doubt, the Termination Payment shall not exceed (i) the Outstanding Principal Balance of the Notes, accrued interest thereon and other amounts due and payable hereunder or (ii) the Counterparty Agreement Termination Amount.

ARTICLE VI
THE TRUSTEE

Section 6.1                                    Acceptance of Trusts and Duties.  Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; provided, that, to the extent those duties are qualified, limited or otherwise affected by the provisions of any other Deal Document, the Trustee shall be required to perform those duties only as so qualified, limited or otherwise affected.  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust

Indenture Act applied to this Indenture) and as set forth herein.  The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and agrees to receive and disburse all moneys received by it in accordance with the terms hereof.  The Trustee in its individual capacity shall not be answerable or accountable under any circumstances except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein, and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Deal Documents.

Section 6.2                                    Copies of Documents and Other Notices.

(a)                      The Trustee, upon written request, shall furnish to each requesting Noteholder or Beneficial Holder that has executed and delivered to the Registrar a Confidentiality Agreement, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under or in connection with this Indenture.

(b)                      The Trustee shall furnish to Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement promptly after receipt thereof any reports or notices received from the Issuer.

(c)                       Each party hereto acknowledges and agrees that the Trustee may effect delivery of any Distribution Report (including the materials accompanying such Distribution Report) by making such Distribution Report and accompanying materials available by posting such Distribution Report and accompanying materials on IntraLinks or a substantially similar electronic transmission system established by the Issuer for this purpose; provided, however, that the Issuer shall ensure that only Noteholders or Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement shall have access to such transmission system; provided, further, however, that, upon written notice to the Trustee, any Noteholder may decline to receive such Distribution Report and accompanying materials via IntraLinks or a substantially similar electronic transmission system, in which case such Distribution Report and accompanying materials shall be provided as otherwise set forth in the Deal Documents.  Subject to the conditions set forth in the proviso in the preceding sentence, nothing in this Section 6.2 shall prejudice the right of the Trustee to make such Distribution Report and accompanying materials available in any other manner specified in the Deal Documents.

Section 6.3                                    Representations and Warranties.  The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants as follows:

(a)                      The Trustee is a national banking association and is validly existing and in good standing under the laws of the United States of America.

(b)                      The Trustee has all requisite right, power and authority to execute and deliver this Indenture and its related documents and to perform all of its duties as Trustee hereunder and thereunder.

(c)                       The execution and delivery by the Trustee of this Indenture and the other Deal Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Deal Documents to which it is a party.

(d)                      The execution, delivery and performance by the Trustee of this Indenture and the other Deal Documents to which it is a party (i) to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not violate any provision of any Applicable Law and (ii) do not violate any provision of its articles of association or by-laws.

(e)                       The execution, delivery and performance by the Trustee of this Indenture and the other Deal Documents to which it is a party, to the best of the Trustee’s knowledge and without independent inquiry or investigation into the facts thereto, do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any action in respect of, any Governmental Authority.

(f)                        The Trustee has duly executed and delivered this Indenture and each other Deal Document to which it is a party, and each of this Indenture and each such other Deal Document constitutes the legal, valid and binding obligation of the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Applicable Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(g)                       The Trustee meets the requirements of Section 6.9 and is an Eligible Institution.

Section 6.4                                    Reliance; Agents; Advice of Counsel.  The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a copy of a resolution of the governing body of any party to any Deal Document (including the Issuer), certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof and shall not be required to inquire into the authorization of the Issuer with respect thereto.  To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Issuer upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Issuer to perform its duties under Article II and Article III or otherwise.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Noteholders in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, right or power conferred upon the Trustee, under any Transaction Document.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any other Transaction Document either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture or any other Transaction Document and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Noteholders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture or any other Transaction Document shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer under this Indenture or any of the other Transaction Documents.

The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

When the Trustee incurs expenses or renders services in connection with an Acceleration Default, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Applicable Law relating to bankruptcy matters or Applicable Law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or has received written notice of such event at its Corporate Trust Office from the Issuer or Noteholders holding not less than 10% of the Outstanding Principal Balance of the Notes, which notice shall be labeled “Notice of Default”.

The Trustee shall have no duty to monitor the performance of the Issuer or any other party to the Deal Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder or under any other Transaction Document, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of the Issuer and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture or any other Transaction Document upon the faith thereof.

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest any cash held in the Collection Account in the absence of timely and specific written investment direction by the Issuer.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 4.1 with respect to the Issuer, if the surviving entity has failed to honor such obligation, the expenses are intended to constitute expenses of administration under any Applicable Law relating to insolvency matters or under Title 11 of the United States Code, as amended.

For the avoidance of doubt, the fees and expenses of any valuation firm engaged for purposes of clause (E)(iv) or clause (E)(v) of the Granting Clause or for purposes of Section 5.2(dd) shall be borne by the Company.

Section 6.5                                    Not Acting in Individual Capacity.  The Trustee acts hereunder solely as trustee unless otherwise expressly provided, and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the Lien and priorities of payment as provided herein or in any other Transaction Document, only to the property of the Issuer for payment or satisfaction thereof.

Section 6.6                                    Compensation of Trustee.  The Trustee agrees that it shall have no right against the Noteholders for any fee as compensation for its services hereunder.  The Issuer shall pay to the Trustee from time to time such compensation as is agreed between the two parties.  The obligations of the Issuer to so compensate the Trustee shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except for funds held in trust for the benefit of the Noteholders of any particular Notes.

Section 6.7                                    Notice of Defaults.  As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer and the Noteholders, in accordance with Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 6.8                                    May Hold Notes.  The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.9                                    Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee that shall (a) be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), (b) meet the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act and (c) meet the Eligibility Requirements.  If such corporation publishes reports of conditions at least annually, pursuant to Applicable Law or to the requirements of any federal, state, foreign, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.1.

Section 6.10                             Reports by the Trustee.  Within 60 days after May 15 of each year commencing with the first full calendar year following the issuance of the Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), transmit to the Noteholders, as provided in Section 313(c) of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture), a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee.

Section 6.11                             Jurisdiction of Trustee.  Each of the Issuer and the Trustee agrees that the State of New York shall be the Trustee’s jurisdiction for purposes of Sections 8-110, 9-304 and 9-305 of the UCC.

Section 6.12                             Collateral.  (a) The Trustee, each Noteholder and the Issuer hereby acknowledge and agree that the Trustee shall hold the Collateral for the security and benefit of the Trustee and the Noteholders from time to time pursuant to the terms hereof.  Each Noteholder, by accepting a Note, consents and agrees to the terms hereof (including the provisions providing for the possession, use, release and foreclosure of Collateral), and irrevocably appoints the Trustee as its agent, and authorizes the Trustee to act as its agent, for purposes of acquiring, holding and perfecting all liens and security interests on the Collateral.  The Issuer hereby authorizes the Trustee to make such filings and take such other action (including the filing of any financing statements) as it deems reasonably necessary to perfect the Lien on the Collateral granted pursuant to the Granting Clause.  This Indenture shall constitute a security agreement within the meaning of Section 9-102(73) of the UCC.

(b) The Trustee shall hold such of the Collateral as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York.  The Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee (which agreement shall be governed by the laws of the State of New York) that (i) such investment property shall at all times be credited to a securities account of the Trustee, (ii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iii) all property credited to such securities account shall be treated as a financial asset, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other Person, (v) such securities intermediary will not agree with any Person other than the Trustee to comply with entitlement orders originated by such other Person and (vi) such securities account and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee).  Except as permitted by this Section 6.12 or as otherwise permitted by any Transaction Document, the Trustee shall not hold any part of the Collateral through an agent or a nominee.

(c)                 The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Notwithstanding anything to the contrary in this Indenture, the Trustee shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Transaction Documents or otherwise.

(d)                The Noteholders hereby authorize and direct the Trustee to execute and deliver an Intercreditor Agreement upon the written request of the Issuer, and the Trustee shall execute and deliver the applicable Intercreditor Agreement in connection with the incurrence by the Issuer of any Subordinated Indebtedness permitted by this Indenture.

Section 6.13                             Preservation and Disclosure of Noteholder Lists.  The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders received by it.  At any time when a Default or an Event of Default has occurred and is continuing, in case either (a) three or more Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement or (b) one or more Noteholders holding at least 25% of the Outstanding Principal Balance of the Notes that have executed and delivered to the Registrar a Confidentiality Agreement (in each case, “Applicants”) apply in writing to the Registrar and furnish to the Registrar reasonable proof that each such Applicant has owned a Note for a period of at least three months preceding the date of such application, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Registrar shall, within five Business Days after the receipt of such application, inform such Applicants as to the approximate number of Noteholders whose names and addresses appear in such information and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.  The Registrar shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in such information a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.  Each and every Noteholder, by receiving and holding the same, agrees with the Issuer and the Registrar that neither the Registrar nor any agent of the Issuer or the Registrar shall be held accountable by reason of mailing any material pursuant to a request made under this Section 6.13.

Section 6.14                             Audit Rights.  At the Direction of Noteholders holding a majority of the Outstanding Principal Balance of the Notes, but no more than once per calendar year, the Trustee shall instruct the Issuer to exercise the Issuer’s rights pursuant to the Collaboration Agreement (or any Replacement Agreement) to have the books and records of Counterparty (or counterparty to any Replacement Agreement) audited by a certified public accountant or other Person permitted by the Collaboration Agreement (or any Replacement Agreement) with respect to any calendar year ended not more than 36 months before the date of request (to the extent that the records for such period have not been audited previously) solely for the purpose of confirming that the Net Quarterly Payments (or other payments due under any Replacement Agreement) were properly calculated relative to Net Sales of the Product.  The Issuer shall provide to the Trustee for distribution to Noteholders and Beneficial Holders that have executed and delivered to the Registrar a Confidentiality Agreement with the next Distribution Report after receipt thereof any written report that the Issuer receives with respect to such inspection or audit, which written report shall be treated confidentially pursuant to the terms of the Confidentiality Agreement.

Section 6.15                             Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.  In order to comply with Applicable Laws in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to Persons that maintain a business relationship with the Trustee.  Accordingly, the Issuer agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for the Issuer in order to enable the Trustee to comply with such Applicable Laws.

ARTICLE VII
SUCCESSOR TRUSTEES, REGISTRARS, PAYING AGENTS AND CALCULATION AGENTS

Section 7.1                                    Resignation and Removal of Trustee, Registrar, Paying Agent or Calculation Agent.  Any of the Trustee, the Registrar, the Paying Agent and the Calculation Agent may resign at any time without cause by giving at least 30 days’ prior written notice to the Issuer and the Noteholders.  Noteholders holding a majority of the Outstanding Principal Balance of the Notes may at any time remove one or more of the Trustee, the Registrar, the Paying Agent and the Calculation Agent without cause, with the consent of the Issuer (such consent not to be unreasonably withheld) if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to the Issuer and the Trustee, Registrar, Paying Agent or Calculation Agent being removed.  In addition, the Issuer may remove the Trustee, the Registrar, the Paying Agent or the Calculation Agent if (a) such Trustee, Registrar, Paying Agent or Calculation Agent fails to comply with Section 310 of the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) after written request therefor by the Issuer or the Noteholders who have been bona fide Noteholders for at least six months, (b) such Trustee, Registrar, Paying Agent or Calculation Agent fails to comply with Section 7.2(d) or any other provision hereof, (c) such Trustee, Registrar, Paying Agent or Calculation Agent is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee, Registrar, Paying Agent or Calculation Agent or its property or (e) such Trustee, Registrar, Paying Agent or Calculation Agent becomes incapable of acting.  References to the Trustee, Registrar, Paying Agent and Calculation Agent in this Indenture include any successor Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, as to the Notes appointed in accordance with this Article VII.  Any resignation or removal of the Trustee, Registrar, Paying Agent or Calculation Agent pursuant to this Section 7.1 shall not be effective until a successor Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, shall have been duly appointed and vested as Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, pursuant to Section 7.2.

Section 7.2                                    Appointment of Successor.

(a)                In the case of the resignation or removal of the Trustee, Registrar, Paying Agent or Calculation Agent under Section 7.1, the Issuer shall promptly appoint a successor Trustee, Registrar, Paying Agent or Calculation Agent.  Every successor Trustee, Registrar, Paying Agent or Calculation Agent (i) shall be a national or state bank or trust company that is authorized by Applicable Law to perform all the duties imposed upon it by this Indenture and to exercise corporate trust powers and (ii) shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  If a successor Trustee, Registrar, Paying Agent or Calculation Agent shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, gives notice of resignation, the retiring Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, the Issuer or a majority of the Outstanding Principal Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, Registrar, Paying Agent or Calculation Agent.

(b)                Any successor Trustee, Registrar, Paying Agent or Calculation Agent, however appointed, shall execute and deliver to the Issuer and the predecessor Trustee, Registrar, Paying Agent or Calculation Agent an instrument accepting such appointment, and thereupon such successor Trustee, Registrar, Paying Agent or Calculation Agent, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, Registrar, Paying Agent or Calculation Agent hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee, Registrar, Paying Agent or Calculation Agent herein; provided, that, upon the written request of such successor Trustee, Registrar, Paying Agent or Calculation Agent, such predecessor Trustee, Registrar, Paying Agent or Calculation Agent shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, Registrar, Paying Agent or Calculation Agent, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, Registrar, Paying Agent or Calculation Agent, and such predecessor Trustee, Registrar, Paying Agent or Calculation Agent shall duly assign, transfer, deliver and pay over to such successor Trustee, Registrar, Paying Agent or Calculation Agent all moneys or other property then held by such predecessor Trustee, Registrar, Paying Agent or Calculation Agent hereunder solely for the benefit of the Notes.

(c)                 Reserved.

(d)                Each Trustee, Registrar, Paying Agent or Calculation Agent shall be an Eligible Institution and shall meet the Eligibility Requirements and the requirements of Section 6.9, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee, Registrar, Paying Agent or Calculation Agent hereunder.

(e)                 Any Person into which the Trustee, Registrar, Paying Agent or Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee, Registrar, Paying Agent or Calculation Agent shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee, Registrar, Paying Agent or Calculation Agent (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of Section 7.2(d), be the Trustee, Registrar, Paying Agent or Calculation Agent, as the case may be, under this Indenture without the execution or filing of any paper with any party hereto or any further act on the part of any party hereto, except where an instrument of transfer or assignment is required by Applicable Law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE VIII
INDEMNITY

Section 8.1                                    Indemnity.  The Issuer shall indemnify and defend the Trustee (and its officers, directors, managers, employees and agents) for, and hold it harmless from and against, and reimburse the Trustee for, any loss, liability or expense incurred by it without bad faith, gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its performance of its duties under this Indenture and the Notes or any other Transaction Document, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties, and hold it harmless against any loss, liability or reasonable expense incurred without bad faith, gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder after a written request by the Trustee to the Issuer.  The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder unless, and only to the extent that, the Issuer is actually prejudiced by such omission.  The Issuer shall defend any such claim and the Trustee shall cooperate in the defense thereof.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one separate outside counsel for the Trustee.  The Issuer need not pay for any settlements made without its consent.  The Issuer need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through bad faith, gross negligence or willful misconduct.  The obligations of the Issuer to so indemnify the Trustee shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Noteholders.

Section 8.2                                    Noteholders’ Indemnity.  The Trustee shall be entitled, subject to such Trustee’s duty during a Default to act with the standard of care required under this Indenture, to be indemnified to its satisfaction by the Noteholders before proceeding to exercise any right or power under this Indenture or any other Transaction Document at the request or Direction of such Noteholders.

Section 8.3                                    Survival.  The provisions of Section 8.1 and Section 8.2 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

ARTICLE IX
MODIFICATION

Section 9.1                                    Modification with Consent of Noteholders.  With the consent of Noteholders holding a majority of the Outstanding Principal Balance of the Notes (voting or acting as a single class), the Trustee may agree to amend, modify or waive any provision of (or consent to the amendment, modification or waiver of) this Indenture or the Notes; provided, however, that no such amendment, modification, consent or waiver may, without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the Notes affected thereby:

(a)                      reduce the percentage of any Notes required to take or approve any action hereunder or thereunder;

(b)                      reduce the amount or change the scheduled payment date of any amount owing or payable with respect to the Notes (including pursuant to any Redemption) or change the rate of interest or change the manner of calculation of interest payable with respect to the Notes;

(c)                       alter or modify in any materially adverse respect the provisions of this Indenture with respect to the Collateral for the Notes or the manner of payment or the order of priority in which payments or distributions hereunder will be made as between the Noteholders and the Issuer or as among the Noteholders (including pursuant to Section 3.5); or

(d)                      consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders;

provided, that the Noteholders holding a majority of the Outstanding Principal Balance of the Notes, by written notice to the Trustee, may waive any Default or Event of Default to the extent provided in Section 4.5.

It shall not be necessary for the consent of the Noteholders under this Section 9.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  Any such modification approved by the required Noteholders will be binding on the Noteholders and each party to this Indenture.

After an amendment under this Section 9.1 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment.  Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.1 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.2                                    Modification Without Consent of Noteholders.  The Trustee may, without the consent of any Noteholder, agree to amend, modify or waive any provision of (or consent to the amendment, modification or waiver of) this Indenture or the Notes to:

(a)                      evidence the succession of a successor to the Trustee, Registrar, Paying Agent or Calculation Agent, the removal of the Trustee, Registrar, Paying Agent or Calculation Agent or the appointment of any separate or additional trustee or trustees or co-trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

(b)                      correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture in a manner not materially adverse to the Noteholders or to assign, transfer, convey, mortgage or pledge any property to or with the Trustee;

(c)                       provide for the assumption by a successor entity of the obligations of the Issuer under this Indenture and the Notes;

(d)                      correct or supplement any defective or inconsistent provision of this Indenture or the Notes;

(e)                       grant or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may be lawfully granted or conferred and that are not contrary to this Indenture;

(f)                        add to the covenants or agreements to be observed by the Issuer for the benefit of the Noteholders, to add Events of Default for the benefit of the Noteholders or surrender any right or power conferred upon the Issuer in this Indenture;

(g)                       comply with the requirements of the SEC or any other regulatory body or any Applicable Law;

(h)                      effect any indenture supplemental hereto or any other amendment, modification, supplement, waiver or consent with respect to this Indenture or the Notes; provided, that such indenture supplemental hereto, amendment, modification, supplement, waiver or consent will not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Issuer; or

(i)                          effectuate any guaranty of the Notes or the addition of a co-obligor with respect to the Notes, each as described in Section 5.2(bb).

After an amendment under this Section 9.2 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment.  Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.2 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.3                                    Execution of Amendments by Trustee.  In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE X
[RESERVED]

ARTICLE XI
DISCHARGE OF INDENTURE; SURVIVAL

Section 11.1                             Discharge of Indenture; Survival.

(a)                      When (i) all outstanding Secured Obligations (other than contingent indemnity and expense reimbursement obligations for which no claim has been made) have been satisfied and the Issuer delivers to the Trustee all Outstanding Notes (other than Notes that have been replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of an Optional Redemption pursuant to Section 3.6(b), in each case that is subject to Section 3.7(c), and the Issuer irrevocably deposits or causes to be deposited with the Trustee or a Paying Agent funds sufficient to pay all principal of and interest and Premium (if any) on Outstanding Notes at maturity or upon redemption all Outstanding Notes, including interest and any Premium thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.8), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.1(b), cease to be of further effect and the Security Interest granted to the Trustee hereunder in the Collateral shall terminate.  The Trustee shall acknowledge satisfaction and discharge of this Indenture, file all UCC termination statements and similar documents prepared by the Issuer and take other actions in order to terminate the Security Interest, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b)                      Notwithstanding Section 11.1(a), the Issuer’s obligations in Sections 6.6 and 8.1, the Noteholders’ obligations in Section 8.2 and the Trustee’s obligations in Section 12.13 shall survive the satisfaction and discharge of this Indenture.

Section 11.2                             Release of Security Interest in Certain Collateral. Upon distribution or transfer of cash amounts permitted to be distributed or transferred by Article III, the Security Interest in such cash amounts or such cash proceeds, as the case may be, shall terminate, and such item(s) of Collateral shall be released therefrom, immediately upon such distribution or transfer, without any further action by the Trustee; provided, however, that such release shall not apply to any other Collateral.

ARTICLE XII
MISCELLANEOUS

Section 12.1                             Right of Trustee to Perform.  If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture, under any of the other Transaction Documents or otherwise, the Trustee shall have the power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations or cause performance of such obligations and to take any steps that the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer, in which case the reasonable expenses of the Trustee, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Issuer under Section 8.1; provided, that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Transaction Documents.

Section 12.2                             Waiver.  Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given.  The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect.  No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 12.3                             Severability.  In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any Applicable Law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 12.4                             Restrictions on Exercise of Certain Rights.  The Trustee may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer.  Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee, except as provided in Section 4.4, Section 4.9 and Section 4.11, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding-up, liquidation, composition, examination or any like proceedings under Applicable Law.

Section 12.5                             Notices.  All Notices shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by facsimile or electronic mail (other than to the Trustee or the Operating Bank) with a confirmation of receipt or (e) in the case of reports under Article III and any other report that is of a routine nature, on the date sent by first-class mail or overnight courier or transmitted by facsimile, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Issuer, to:

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
Attention: Chief Legal Officer
Facsimile: 617-588-0623
Email:

if to the Trustee, the Registrar, the Paying Agent or the Calculation Agent, to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.)
Telephone: 617-603-6553
Facsimile: 617-603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto.  Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.  Any notice or communication given to a Noteholder of Global Notes will be given to the Depositary in accordance with its applicable procedures and, in either case, shall be sufficiently given to it if so sent within the time prescribed.

Section 12.6                             Assignments.  This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee and by its successors, transferees and assigns.  Except as set forth in this Indenture, the Issuer may not assign any of its obligations under this Indenture or delegate any of its duties hereunder.

Section 12.7                             Application to Court.  The Trustee may at any time after the service of an Acceleration Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 12.8                             GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF

THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.9                             Jurisdiction.

(a)                Each of the parties hereto agrees that the U.S. federal and State of New York courts located in the Borough of Manhattan, The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection that it might now or hereafter have to the U.S. federal or State of New York courts located in the Borough of Manhattan, The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.  Each party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against such party by serving a copy thereof upon the relevant agent for service of process referred to in this Section 12.9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address specified in or designated pursuant to this Indenture.  Each party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the Issuer or the Trustee and the Noteholders, as the case may be, to serve any such legal process, summons, notices and documents in any other manner permitted by Applicable Law or to obtain jurisdiction over such party or bring suits, actions or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(b)                The submission to the jurisdiction of the courts referred to in Section 12.9(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)                 Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment that may be made or given in such action or proceeding.

(d)                EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

Section 12.10                      Counterparts.  This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 12.11                      Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.12                      Trust Indenture Act.  This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act, other than as may be provided herein.

Section 12.13                      Confidential Information.  The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all information provided to the Trustee by the Issuer may be considered to be proprietary and confidential information of Counterparty.  The Trustee agrees to take all reasonable precautions necessary to keep such information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information.  The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any such information without the prior written consent of the disclosing party.  The Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees, (b) to the extent required by Applicable Law, (c) to the extent requested by any Governmental Authority purporting to have jurisdiction over it and (d) its legal advisors, in each case to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 12.13.

Each of the Calculation Agent, the Paying Agent and the Registrar agrees to be bound by this Section 12.13 to the same extent as the Trustee.

Section 12.14                      Tax Matters.

(a)                      The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all Tax purposes, the Notes will (i) qualify as indebtedness, (ii) be maintained in “registered form” within the meaning of Sections 871(h)(2) and 881(c)(2) of the Code, (iii) have their “issue price” calculated to reflect the 2.5% discount in the “Note Purchase Price” in Section 3.1(a) of the Purchase Agreement and reduced by payments made pursuant to Section 6.5 of the Purchase Agreement in accordance with Treasury Regulation Section 1.1273-2(g)(2), and (iv) not be subject to the application of Treasury Regulation Section 1.1275-4.  The Issuer, by entering into this Indenture, and each Noteholder and Beneficial Holder, agree to so treat the Notes unless a change in Applicable Law (including any interpretations thereof by a Governmental Authority) or a “determination” within the meaning of Section 1313(a) of the Code directs contrary treatment.

(b)                      The Issuer shall not be obligated to pay any additional amounts to the Noteholders or Beneficial Holders as a result of any withholding or deduction for, or on account of, any present or future Taxes imposed on payments in respect of the Notes.  If a Global Note is issued, in accordance with the procedures of Depositary, the Issuer shall (or shall direct the Trustee in writing to) request the Notes to be coded as eligible for the “portfolio interest exemption”.  Unless otherwise required by Applicable Law, if Definitive Notes are issued, so long as a Person shall have delivered to the Issuer a properly completed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or other applicable IRS form or, in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit D, neither the Issuer nor the Trustee shall withhold Taxes on payments of interest made to any such Person.  Any such IRS Form W-8BEN or IRS Form W-8BEN-E shall specify whether the Noteholder or Beneficial Holder to whom the form relates is entitled to the benefits of any applicable income tax treaty.

(c)                       Provided that the Issuer complies with Section 12.14(a) and Section 12.14(b), if Definitive Notes are issued, (i) if any withholding Tax is imposed on the Issuer’s payment under the Notes to any Noteholder or Beneficial Holder, such Tax shall reduce the amount otherwise distributable to such Noteholder or Beneficial Holder, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Noteholder or Beneficial Holder sufficient funds for the payment of any withholding Tax that is legally owed by the Issuer and (iii) the amount of any withholding Tax imposed with respect to any Noteholder or Beneficial Holder shall be treated as cash distributed to such Noteholder or Beneficial Holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority in accordance with Applicable Law. As soon as practicable after any payment of Taxes by the Issuer or the Trustee to a taxing authority in respect of a payment under the Notes to any Noteholder or Beneficial Holder pursuant to this Section 12.14(c), the Issuer or Trustee shall deliver to such Noteholder or Beneficial Holder the original or a certified copy of a receipt issued by such taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Noteholder or Beneficial Holder.  Provided that the Issuer complies with Section 12.14(a) and Section 12.14(b), if there is a possibility that withholding Tax is payable with respect to a payment under the Notes, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.14.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

(d)                The Issuer shall not file any tax return or report under any name other than its exact legal name, and shall not file any tax return or report inconsistent with the foregoing provisions in this Section 12.14.  The Issuer shall file (or cause to be filed) all tax returns and reports required by Applicable Law to be filed by it and pay all Taxes required to be paid by it.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the parties hereto have executed this Indenture to be duly executed, all as of the date first written above.

IRONWOOD PHARMACEUTICALS, INC.
as Issuer

By:	/s/ Tom Graney
	Name:	Tom Graney
	Title:	Chief Financial Officer and Senior Vice President, Finance and Corporate Strategy

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Operating Bank

By:	/s/ Alison D B. Nadeau
	Name:	Alison D B. Nadeau
	Title:	Vice President

[Signature Page to the Indenture]

ANNEX A
RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Transaction Document to which this Annex A is attached:

(a)                                 A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)                                 Unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC.

(c)                                  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)                                 The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)                                  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)                                   Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document) and include any Annexes, Exhibits and Schedules attached thereto.

(g)                                  References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)                                 References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)                                     The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)                                    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Transaction Document shall refer to this Annex A or such Transaction Document as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document unless otherwise specified.

(k)                                 In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(l)                                     Reserved.

(m)                             References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document.

(n)                                 Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document on a day that is not a Business Day, unless any Transaction Document otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified; provided, however, that no interest shall accrue in respect of any payments made on the Notes on that succeeding Business Day.

(o)                                 References to any Calculation Date or Relevant Calculation Date, in each case that would be prior to the first Calculation Date that follows the Funding Date, shall be deemed to refer to the Funding Date.

(p)                                 Any reference herein to a term that is defined by reference to its meaning in the Collaboration Agreement or any reference to any section of the Collaboration Agreement shall refer to such term’s meaning in the Collaboration Agreement or such section of the Collaboration Agreement in existence on the Closing Date (and not to any new, substituted or amended version thereof).

(q)                                 The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(r)                                    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

“2024 Pharma Notes” means the existing Linaclotide PhaRMASM 11% Notes due 2024 governed by the indenture, dated January 4, 2013, between the Issuer and U.S. Bank National Association as trustee (the “2024 Pharma Notes Indenture”).

“Acceleration Default” means any Event of Default of the type described in Section 4.1(f) or Section 4.1(n) of the Indenture.

2

“Acceleration Notice” means a written notice given after the occurrence and during the continuation of an Event of Default to the Issuer by the Trustee pursuant to Section 4.2 of the Indenture declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be immediately due and payable.

“Accounting Firm” means an independent accounting firm of national standing.

“Additional Interest” means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Stated Rate of Interest of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.11(e)(iv) of the Indenture.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicants” has the meaning set forth in Section 6.13 of the Indenture.

“Authorized Agent” means, with respect to the Notes, any authorized Calculation Agent, Paying Agent or Registrar acting as such.

“Available Collections Amount” means, for any Payment Date, the sum of (a) the Synthetic Royalty Amount (or any portion thereof) on deposit in the Collection Account as of the Calculation Date preceding such Payment Date, (b) any amounts paid or otherwise deposited into the Collection Account pursuant to Section 5.2(b) of the Indenture (including clause (ii) thereof) as of such Calculation Date and (c) any net investment income on amounts on deposit in the Collection Account as of such Calculation Date.  With respect to the Synthetic Royalty Amount referred to in the first sentence of the definition of such term included in this Annex A, such Synthetic Royalty Amount shall only be included in the Available Collections Amount to the extent of the applicable Net Quarterly Payments.

“Beneficial Holder” means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

“Beneficial Interest” means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member’s beneficial interest in such Global Note.

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“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed or a day on which the Corporate Trust Office is closed for business.

“Calculation Agent” means U.S. Bank National Association, a national banking association, as Calculation Agent under the Indenture, and any successor appointed pursuant to Section 2.3 of the Indenture.

“Calculation Date” means, for any Payment Date, the fifth Business Day preceding such Payment Date.

“Calculation Date Information” means, with respect to any Calculation Date, the information provided by the Issuer under Section 5.2(z) of the Indenture.

“Calculation Report” has the meaning set forth in Section 3.4(b) of the Indenture.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“CIC” means chronic idiopathic constipation.

“Closing Date” means September 23, 2016.

“Code” means the U.S. Internal Revenue Code of 1986, and the regulations thereunder.

“Collaboration Agreement” means the Master Collaboration Agreement, dated September 12, 2007, as amended, between the Issuer (as successor to Microbia, Inc.) and Counterparty.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Collection Account Certification” means a certification from an executive officer of the Issuer to the effect that the amounts paid by Counterparty into the Collection Account in respect of the applicable Payment Date are consistent with the relevant Synthetic Royalty Amount, Net Quarterly Payments and Reconciliation Report.

“Collections” means, without duplication, (a) any amounts paid or otherwise deposited into the Collection Account pursuant to any Counterparty Instruction or Section 5.2(b), Section 5.2(c), Section 5.2(o) or Section 5.2(dd) of the Indenture and (b) any net investment income on such amounts on deposit in the Collection Account.

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“Competitor” means any Person engaged primarily in substantially the same business as the Issuer, which is the business of discovery, development, manufacturing, selling, licensing and/or other commercialization of pharmaceutical products.  For the avoidance of doubt, “Competitor” shall not include any financial services institution, investment fund or lender primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, notes and similar lines of credit in the ordinary course of business or investing in drug royalty cash flows or securities payable based on drug royalty cash flows in the ordinary course of business.

“Confidentiality Agreement” means a confidentiality agreement for the benefit of the Issuer substantially in the form of Exhibit C to the Indenture or substantially in the form of any confidentiality agreement referenced in Schedule 1 to the Purchase Agreement.

“Corresponding Provisions” has the meaning given to such term in the Granting Clause of the Indenture.

“Corporate Trust Office” means the office of the Trustee in the city at which at any particular time the Trustee’s duties under the Transaction Documents shall be principally administered and, on the Closing Date, shall be U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services (Ironwood Pharmaceuticals, Inc.).

“Counterparty” means Forest Laboratories, LLC, a Delaware limited liability company (as successor to Forest Laboratories, Inc.) and as a subsidiary of Allergan, plc, a public limited company incorporated in Ireland (including its Affiliates); provided that from and after the effectiveness of one or more Replacement Agreements, the Counterparty shall mean the third party counterparty or counterparties to such Replacement Agreements.

“Counterparty Agreement Termination Amount” means the full termination payment owed to the Issuer from the Counterparty pursuant to Section 10.3.2 of the Collaboration Agreement (or any Corresponding Provision of any Replacement Agreement) if the Counterparty terminates the Collaboration Agreement (or such Replacement Agreement) upon a change of control of Issuer.

“Counterparty Instruction” means, as applicable, (a) the written notice to be provided by the Issuer to Counterparty, instructing Counterparty to pay the Synthetic Royalty Amount to the Collection Account from and after the Funding Date, which instruction shall be provided in respect of the Collaboration Agreement on the Closing Date and, in respect of such instruction provided on the Closing Date, shall provide that the Synthetic Royalty Amount to be paid to the Collection Account shall only be to the extent of the Net Quarterly Payments and (b) the Termination Payment Counterparty Instruction.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Deal Documents” means the Transaction Documents and any Counterparty Instruction.

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“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Definitive Notes” means permanent, certificated, non-Global Notes in registered form issued in denominations of $1,000,000 principal amount and integral multiples of $1,000 in excess thereof.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.11(e)(i) of the Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Detail Election” has the meaning set forth in the Collaboration Agreement.

“Details” has the meaning set forth in the Collaboration Agreement.

“Direction” means any direction, consent, request, demand, authorization, notice, waiver or other action.

“Dispute” means any opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim.

“Distribution Report” has the meaning set forth in Section 2.13(a) of the Indenture.

“Dollar” or the sign “$” means United States dollars.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Eligibility Requirements” has the meaning set forth in Section 2.3(c) of the Indenture.

“Eligible Account” means a trust account maintained on the books and records of an Eligible Institution in the name of the Issuer.

“Eligible Institution” means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody’s and A by S&P or (b) a certificate of deposit rating of at least P-1 by Moody’s and A-1 by S&P.

“Eligible Investment Required Ratings” means sub-clauses (i) and (ii) of clause (b) of the definition of Eligible Investments.

“Eligible Investments” means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

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(a)                                 direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds);

(b)                                 demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) with capital and surplus of not less than $500,000,000 (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody’s and A-1 by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody’s and A by S&P;

(c)                                  unleveraged repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the U.S., in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to a guarantee agreement with such entity), the Eligible Investment Required Ratings;

(d)                                 short-term money market funds that have, at all times, credit ratings of P-1 and A-1 by Moody’s and S&P, respectively; or

(e)                                  cash;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Trustee from the Issuer as having a contractual right to set off and apply any deposits held, or other indebtedness owing, by the Issuer to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the regulations thereunder.

“Event of Default” has the meaning set forth in Section 4.1 of the Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, and the regulations thereunder.

“FDA” means the U.S. Food and Drug Administration.

“Field” has the meaning set forth in the Collaboration Agreement.

“Final Legal Maturity Date” means September 15, 2026.

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“Funding Date” means January 5, 2017.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Note” shall have the meaning set forth in Section 2.1(g) of the Indenture.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15 (519) published prior to the close of business on the fourth Business Day prior to the applicable Redemption Date.

“IBS-C” means irritable bowel syndrome with constipation.

“Indenture” means that certain indenture, dated as of the Closing Date, by and between the Issuer, the Trustee and the Operating Bank.

“Institutional Accredited Investor” means a Person that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means a lien subordination intercreditor agreement substantially in the form of Exhibit E of the Indenture, or any other lien subordination intercreditor agreement or similar arrangement reasonably acceptable to the Trustee at the Direction of the Noteholders holding a majority of the Outstanding Principal Balance of the Notes.

“Interest Accrual Period” means the period beginning on (and including) the Funding Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the final Payment Date (or, if earlier, with respect to the Notes repaid in full, the date the Notes are repaid in full).

“Interest Amount” means, with respect to the Outstanding Principal Balance of the Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to such Outstanding Principal Balance of the Notes on such Payment Date (including any Additional Interest, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Applicable Law (including any Voluntary Bankruptcy or Involuntary Bankruptcy), whether or not permitted as a claim in such proceeding or under such Applicable Law).

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“Investment Company Act” means the U.S. Investment Company Act of 1940 and the regulations thereunder.

“Involuntary Bankruptcy” means, without the consent or acquiescence of the Issuer, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against the Issuer, or, without the consent or acquiescence of the Issuer, the entering of an order appointing a trustee, custodian, receiver or liquidator of the Issuer or of all or any substantial part of the property of the Issuer, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” means Ironwood Pharmaceuticals, Inc., a Delaware corporation, as issuer of the Notes pursuant to the Indenture.

“Issuer Determination” has the meaning set forth in Section 5.22(dd) of the Indenture.

“Legend” has the meaning set forth in Section 2.2 of the Indenture.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any similar kind or nature, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Loss” means any loss, assessment, award, charge, cost, expense, fine, judgment, liability, obligation, penalty, set-off, off-set, rescission, counterclaim, reduction or deduction.

“Material Adverse Change” means any event, circumstance or change that would reasonably be expected to result, individually or in the aggregate, in a material adverse effect, on (a) the legality, validity or enforceability of the Deal Documents, (b) the right or ability of the Issuer to perform its obligations under the Deal Documents or to consummate the transactions contemplated under the Deal Documents, (c) the rights or remedies of the Issuer under the Deal Documents, (d) the ability of the Issuer to pay the Required Debt Service Amount or the right of the Issuer to receive the Synthetic Royalty Amount (or any portion thereof) or the Termination Payment (or any portion thereof), (e) the value of the Microbia Patent Rights in the United States, taken as a whole or (f) the Net Sales of the Product in the United States or the Synthetic Royalty Amount.  For the avoidance of doubt, no decision by the Issuer with respect to its Detail Election or termination of its right to perform Details shall be deemed to be a Material Adverse Change.

“Microbia Know-How” has the meaning set forth in the Collaboration Agreement.

“Microbia Patent Rights” means the patents set forth in Schedule 5.12 to the Purchase Agreement.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business or, if such corporation or its successor shall for any reason no longer perform the functions of a rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“Net Quarterly Payments” means the cash payments that the Issuer actually receives from Counterparty at the conclusion of each quarterly reconciliation and cash settlement process contemplated by the Collaboration Agreement (including any payments resulting from any audit of such process pursuant to the Collaboration Agreement).

“Net Sales” has the meaning set forth in the Collaboration Agreement (it being understood that, following any termination of the Collaboration Agreement, such term shall be deemed to mean “Net Sales” as set forth in the Collaboration Agreement as if it continued to be in full force and effect, except that references to “Forest” shall be (a) in the event that a Replacement Agreement is entered into pursuant to Section 5.2(n)(i) of the Indenture, to the third party or parties who are counter-parties to such Replacement Agreement and “Net Sales” shall refer to sales by them, their Affiliates or licensees and (b) in the event that the Issuer, by itself or with a third party on a co-promotion basis pursuant to Section 5.2(n)(ii) of the Indenture, commercializes the Product, to the Issuer and each such third party and “Net Sales” shall refer to sales by them or their respective Affiliates or licensees).

“Noteholder” means any Person in whose name a Note is registered from time to time in the Register for such Note.

“Note Purchase Price” has the meaning set forth in Section 3.1(a) of the Purchase Agreement.

“Notes” means the 8.375% Notes due 2026 of the Issuer in the initial Outstanding Principal Balance of $150,000,000, substantially in the form of Exhibit A to the Indenture.

“Notices” means notices, demands, certificates, requests, directions, instructions and communications.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, a Responsible Officer of the Issuer and, with respect to any other Person, any officer, director, manager, partner, trustee or equivalent representative of such Person.

“Operating Bank” means U.S. Bank National Association, a national banking association, or any other Eligible Institution at which the Collection Account is held; provided, that (a) upon the resignation or removal and the replacement of the Trustee pursuant to the terms of the Indenture, the successor trustee appointed thereunder shall be the Operating Bank, and (b) if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by the Issuer on behalf of the Trustee and the Collection Account shall thereafter be transferred to and be maintained at such successor in the name of the Trustee and such successor shall thereafter be the “Operating Bank”.

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“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 1.2 of the Indenture.

“Optional Redemption” has the meaning set forth in Section 3.6(b) of the Indenture.

“Outstanding” means (a) with respect to all Notes theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited with the Trustee or a Paying Agent; provided, that, if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.6 of the Indenture, written notice of such Redemption shall have been given and not rescinded as provided in Section 3.7 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such written notice, and, if Redemption does not occur, then this clause (ii) ceases to apply as of the Payment Date that was supposed to be the date of such Redemption, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of the Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer), and (b) when used with respect to any other evidence of indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Principal Balance” means, with respect to any Note or other evidence of indebtedness Outstanding, the total principal amount of such Note or other evidence of indebtedness unpaid and Outstanding at any time, as determined in the case of the Notes in the Calculation Report to be provided to the Issuer and the Trustee by the Calculation Agent pursuant to Section 3.4 of the Indenture.

“Paying Agent” has the meaning set forth in Section 2.3(a) of the Indenture.

“Payment Date” means each March 15, June 15, September 15 and December 15, commencing June 15, 2017, and including the Final Legal Maturity Date; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day.

“Permitted Holder” means (a) the Issuer and (b) any Person (including the Noteholders) that has executed a Confidentiality Agreement and delivered such Confidentiality Agreement to the Registrar in accordance with the terms of the Indenture.  For the avoidance of doubt, except for purposes of Section 4.3 of the Indenture, no Competitor shall be a Permitted Holder.

“Payment Rights Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Permitted Lien” means (a) any Lien created in favor of the Trustee or otherwise arising under the Deal Documents, (b) any Lien for Taxes, assessments and governmental charges or levies not yet due and payable or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on

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the books of the relevant Person, (c) any Lien created in favor of a depositary or custodian to secure amounts due in respect of services with respect to deposit and custodian accounts and other obligations owing to such depositary or custodian, (d) prior to the Funding Date, any Lien created or granted in connection with the 2024 Pharma Notes and (e) any Lien securing obligations in respect of Subordinated Indebtedness (if any).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (iii) an entity that is deemed to hold the assets of any plans described in clause (i) or clause (ii) (as determined pursuant to Section 3(42) of ERISA) or (iv) any non-U.S. plan, governmental plan (as defined in Section 3(32) of ERISA) or church plan (as defined in Section 3(33) of ERISA) that is subject to Similar Laws.

“Premium” means, with respect to any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

“Product” has the meaning set forth in the Collaboration Agreement.

“PTE Certificate” has the meaning set forth in Section 5.12(d) of the Purchase Agreement.

“Purchase Agreement” means that certain note purchase agreement, dated as of the Closing Date, between the Issuer and the Purchasers party thereto.

“Purchasers” has the meaning set forth in Section 1.1 of the Purchase Agreement.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Reconciliation Report” has the meaning set forth in the Collaboration Agreement.

“Record Date” means, with respect to each Payment Date, the close of business on the fifteenth day preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Redemption” means any Optional Redemption.

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“Redemption Date” means the date, which may be any Business Day, on which Notes are redeemed pursuant to a Redemption.

“Redemption Price” means in respect of an Optional Redemption of the Notes (i) on any Business Day prior to March 15, 2018, an amount equal to (x) the Outstanding Principal Balance of the Notes being redeemed plus (y) the Yield Maintenance Premium, or (ii) on any Business Day on or after March 15, 2018, an amount equal to the product of (x) the applicable Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the Notes that are being redeemed on such Business Day, plus the accrued and unpaid interest to the Redemption Date on the Notes that are being redeemed:

Business Day	Redemption Percentage
From and including March 15, 2018 to and including March 14, 2019	108.0%
From and including March 15, 2019 to and including March 14, 2020	105.5%
From and including March 15, 2020 to and including March 14, 2021	102.75%
From and including March 15, 2021 and thereafter	100.0%

“Register” has the meaning set forth in Section 2.3(a) of the Indenture.

“Registrar” has the meaning set forth in Section 2.3(a) of the Indenture.

“Relevant Calculation Date” has the meaning set forth in Section 3.4(a) of the Indenture.

“Relevant Law” has the meaning set forth in the Collaboration Agreement.

“Replacement Agreement” means, following termination of the Collaboration Agreement in its entirety or in respect of the United States, a new agreement or other arrangement by the Issuer to license the Microbia Patent Rights (or any portion thereof) in the Field to one or more third parties in the United States to develop, manufacture and commercialize the Product in the Field in the United States.

“Representatives” has the meaning set forth in Section 17.2 of the Purchase Agreement.

“Required Debt Service Amount” means, collectively, with respect to the Outstanding Principal Balance of the Notes on any Payment Date, the Required Interest Amount and the Required Principal Amount.

“Required Interest Amount” means, with respect to the Outstanding Principal Balance of the Notes on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest (plus Additional Interest, if any), determined in accordance with the terms of the Notes (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Applicable Law (including any Voluntary Bankruptcy or Involuntary Bankruptcy), whether or not permitted as a claim in such proceeding or under such Applicable Law).

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“Required Principal Amount” means, with respect to the Outstanding Principal Balance of the Notes on any Payment Date, (a) prior to March 15, 2019, zero, and (b) from and after March 15, 2019, the Synthetic Royalty Amount minus the Required Interest Amount (but only if such amount is a positive number).

“Resale Restriction Termination Date” has the meaning set forth in Section 2.2 of the Indenture.

“Resolution” means a copy of a resolution certified by a Responsible Officer of the Issuer as having been duly adopted by the Issuer and being in full force and effect on the date of such certification.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any vice president, managing director, director, manager, associate or other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, and (b) with respect to the Issuer, any officer of the Issuer or person designated by the board of directors of the Issuer as a Responsible Officer for purposes of the Deal Documents.

“Restricted Securities” has the meaning set forth in Section 2.11(b) of the Indenture.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Granting Clause of the Indenture.

“Securities Act” means the U.S. Securities Act of 1933 and the regulations thereunder.

“Security Interest” means the security interest granted or expressed to be granted in the Collateral pursuant to the Granting Clause of the Indenture.

“Service Providers” means the Trustee, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any outside law firm, accounting firm or other consultant providing services to such Service Providers or the Issuer.

“Stated Rate of Interest” means, with respect to the Notes for any Interest Accrual Period, the interest rate set forth in the Notes for such Interest Accrual Period.

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“Subordinated Indebtedness” means any indebtedness or other obligation of the Issuer that is secured by a Lien on the Collateral and subordinated to the Notes in right of priority of such Lien on the Collateral pursuant to an Intercreditor Agreement.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Synthetic Royalty Amount” means, in respect of each Payment Date, an amount equal to the product of 0.075 and the amount of Net Sales of the Product in the United States as reflected in the Reconciliation Report provided by Counterparty to the Issuer under the Collaboration Agreement for the preceding calendar quarter (but subject to the results of any audit rights exercised by the Issuer under the Collaboration Agreement or by the Noteholders under the Indenture), beginning with the calendar quarter ending March 31, 2017.  If the Collaboration Agreement has been terminated, Synthetic Royalty Amount means, in respect of each Payment Date, an amount equal to the product of 0.075 and the amount of Net Sales of the Product in the United States for the preceding calendar quarter, beginning with the calendar quarter ending March 31, 2017.  In each case, the Synthetic Royalty Amount shall also include (a) any interest, late payments or audit-based payments received by the Issuer from the Counterparty with respect to previously paid Synthetic Royalty Amounts, (b) any Synthetic Royalty Amount payable with respect to lost Net Sales of the Product in the United States (based on the good faith determination of the Issuer) if the Issuer or the Counterparty successfully enforces against a third-party infringer of the Microbia Patent Rights with respect to the Product in the United States or the Issuer successfully enforces against the Counterparty for a breach of the Collaboration Agreement (net of all costs and expenses attributable to the Issuer in connection with any enforcement pursuant to the Collaboration Agreement), and (c) the proceeds of any actions brought to enforce the Noteholders’ rights to receive the Synthetic Royalty Amount.

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, escheat, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges, (b) liability for such a tax that is imposed by reason of United States Treasury Regulation Section 1.1502-6 or similar provision of Applicable Law and (c) liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in clause (a) or clause (b).

15

“Termination Payment” means the amount of any payment or payments calculated in accordance with Section 5.2(dd) of the Indenture made by the Counterparty to the Collection Account pursuant to the Termination Payment Counterparty Instruction.

“Termination Payment Counterparty Instruction” means the written notice that may be provided by the Trustee and the Issuer in accordance with Section 5.2(dd) to the Counterparty substantially in the form of Exhibit F to the Indenture.

“Transaction Documents” means the Indenture, the Notes and the Purchase Agreement, and each other agreement pursuant to which the Trustee (or its agent) is granted a Lien to secure the obligations under the Indenture or the Notes.

“Transaction Expenses” means the out-of-pocket expenses payable by the Issuer in connection with the issuance of the Notes, including the reasonable and documented out-of-pocket fees and expenses of Cooley LLP and Mintz Levin Cohn Ferris Glovsky and Popeo PC, as counsel to the Purchasers in connection with the offering and issuance of the Notes as provided in Section 6.5(b) of the Purchase Agreement.

“Treasury Rate” means, with respect to any Redemption of Notes, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of not greater than 12 months on the date three Business Days prior to the applicable Redemption Date.

“Trustee” means U.S. Bank National Association, a national banking association, as initial trustee of the Notes under the Indenture, and any successor appointed in accordance with the terms of the Indenture; provided, that, for purposes of Section 3.1(b) of the Indenture, “Trustee” means U.S. Bank National Association, a national banking association, as the Operating Bank and/or initial trustee of the Notes under the Indenture, as the context may require, and thereafter any successor trustee appointed pursuant to Section 7.2 of the Indenture.

“Trustee Closing Account” means the account of the Issuer maintained with the Trustee at U.S. Bank National Association.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, and the regulations thereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States Treasury” means the U.S. Department of the Treasury.

16

“U.S.” or “United States” means the United States of America, its territories and its possessions (including Puerto Rico, irrespective of political status).

“U.S. Person” means a U.S. person within the meaning of Regulation S.

“USPTO” has the meaning set forth in Section 5.12(d) of the Purchase Agreement.

“Valuation Firm Determination” has the meaning set forth in Section 5.22(dd) of the Indenture.

“Voluntary Bankruptcy” means (a) an admission in writing by the Issuer of its inability to pay its debts generally or a general assignment by the Issuer for the benefit of creditors, (b) the filing of any petition or answer by the Issuer seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Issuer or its debts generally under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for the Issuer or for all or substantially all of its property, or (c) corporate action taken by the Issuer to authorize any of the actions set forth in clause (a) or clause (b) above.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wind Down Agreement” means an agreement entered into by the Issuer and Counterparty in connection with a termination of the Collaboration Agreement by Counterparty.

“Yield Maintenance Premium” means, with respect to the Outstanding Principal Balance of Notes being redeemed, an amount equal to (A) the difference between (1) the Required Interest Amount that would have otherwise been payable from the Redemption Date through March 15, 2018 on such Outstanding Principal Balance of the Notes being redeemed, minus (2) the aggregate amount of interest the Noteholders would earn if the Outstanding Principal Balance of the Notes being redeemed were reinvested for the period from the Redemption Date through March 15, 2018 at the Treasury Rate, plus (B) an amount equal to the Premium that would otherwise be payable as if such Redemption had occurred on March 15, 2018.

17

EXHIBIT A

FORM OF NOTE

{INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE}

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OF ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

{INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE}

[NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS.  EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES THAT PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE FUNDING DATE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE

SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, (1) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO IRONWOOD PHARMACEUTICALS, INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO AND IN COMPLIANCE WITH RULE 144 A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT.  THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.]

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

Noteholders may obtain information regarding the amount of any OID, the issue price, the issue date and the yield to maturity relating to the Notes by contacting: Ironwood Pharmaceuticals,

Inc., 301 Binney Street, Cambridge, Massachusetts 02142, Attention: Chief Legal Officer, Facsimile: 617-588-0623.

IRONWOOD PHARMACEUTICALS, INC.

8.375% Notes due 2026

No.	CUSIP:

[Initially](1) U.S.$

IRONWOOD PHARMACEUTICALS, INC., a corporation organized under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [CEDE & CO.](2) [       ](3), or registered assigns, [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [the principal amount set forth on Schedule I hereto](5) on or before September 15, 2026 (the “Final Legal Maturity Date”) and to pay interest quarterly on the Outstanding Principal Balance hereof at a rate per annum equal to 8.375% (the “Stated Rate of Interest”), from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, which interest shall be due and payable on each Payment Date.  Interest on this Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If this Note is issued in the form of a Global Note, in accordance with the requirements of Depositary, the Issuer will cause the Trustee to authenticate an additional Note or additional Notes in the appropriate Outstanding principal amount such that neither this Note nor any other such Note may exceed an aggregate principal amount of U.S. $500,000,000 at any time.  The Issuer shall pay the principal of and interest, if applicable, on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such Note.

This Note is a duly authorized issue of Notes of the Issuer, designated as its “8.375% Notes due 2026”, issued under the Indenture dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), by and between the Issuer and U.S. Bank National Association, a national banking association, as trustee (including any successor appointed in accordance with the terms of the Indenture, the “Trustee”).  All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture.  Reference is made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Noteholders.  This Note is subject to all terms of the Indenture.

(1) Include if a Global Note.

(2) Include if a Global Note.

(3) Include if a Definitive Note.

(4) Include if a Global Note.

(5) Include if a Definitive Note.

Subject to the terms and conditions of the Indenture, the Issuer will pay the Outstanding Principal Balance of this Note on or prior to the Final Legal Maturity Date on the Payment Date specified in the Indenture.  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

The Issuer may redeem all or part of the Outstanding Principal Balance of this Note prior to the Final Legal Maturity Date on any Redemption Date, in the amounts and under the circumstances specified in the Indenture.

Any amount of Premium or interest on this Note that is not paid when due shall, to the fullest extent permitted by Applicable Law, bear interest (“Additional Interest”) at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the succeeding Payment Date.

This Note is and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

Subject to and in accordance with the terms of the Indenture, there will be distributed quarterly from the Collection Account on each Payment Date, commencing June 15, 2017, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.5 of the Indenture, such Person’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Notes held by such Person) of the aggregate amount distributable to all Noteholders of Notes on such Payment Date.

All amounts payable in respect of this Note shall be payable in Dollars in the manner provided in the Indenture to the Noteholder hereof on the Record Date relating to such payment.  The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.  At such time, if any, as the Notes are issued in the form of Definitive Notes, payments on a Payment Date shall be made by the Trustee or the Paying Agent to the holder of such Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such Notes.  Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder holding Definitive Notes, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City; provided, that, in each case, the final payment with respect to any such Definitive Note shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at an office or agency of the Trustee or Paying Agent in New York City.  Payments in respect of the Notes represented by a Global Note (including principal, Premium, if any, and interest) shall be made by wire transfer of immediately available funds to the account specified by Depositary at a financial institution in New York City.   Any reduction in the Outstanding Principal Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not noted hereon.

The Noteholder of this Note agrees, by acceptance hereof, to pay over to the Trustee any money (including principal, Premium, if any, and interest) paid to it in respect of this Note in the event that the Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Trustee in making such payment.

This Note is issuable only in registered form.  A Noteholder may transfer this Note only by delivery of a written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder).  No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer Tax or similar governmental charge payable in connection therewith.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Noteholder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

The Indenture permits the amendment or modification of the Indenture and the Notes by the Issuer with the consent of the Noteholders holding a majority of the Outstanding Principal Balance of the Notes (voting or acting as a single class); provided, however, that no amendment or modification of the Indenture or the Notes may, without the consent of Noteholders holding 100% of the Outstanding Principal Balance of the Notes affected thereby, (i) reduce the percentage of Notes required to take or approve any action under the Indenture, (ii) reduce the amount or change the scheduled payment date of any amount owing or payable with respect to any Notes (including pursuant to any Redemption) or change the rate of interest or change the manner of calculation of interest payable with respect to any Notes, (iii) alter or modify in any materially adverse respect the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions under the Indenture will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders or (iv) consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders.  Any such amendment or modification shall be binding on every Noteholder hereof, whether or not notation thereof is made upon this Note.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, electronically or by facsimile by its duly authorized officer.

Date: { }	IRONWOOD PHARMACEUTICALS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 8.375% Notes due 2026 designated above and referred to in the within-mentioned indenture.

Date: { }	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                           attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date	Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

{THE FOLLOWING PROVISIONS TO BE INCLUDED ON ALL NOTES}

In connection with any transfer of the within-mentioned Note, the undersigned confirms without utilizing any general solicitation or general advertising that:

{Check One}

☐ (a)                  the within-mentioned Note is being transferred to Ironwood Pharmaceuticals, Inc. or one of its subsidiaries;

☐ (b)                  the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder;

☐ (c)                   the within-mentioned Note is being transferred pursuant to an effective registration statement under the Securities Act;

☐ (d)                  the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144 thereunder; and

☐ (e)                   the within-mentioned Note is being transferred other than in accordance with clauses (a), (b), (c) or (d) above and documents are being furnished that comply with the conditions of transfer set forth in the within-mentioned Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register the within-mentioned Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Date	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF CLAUSE (b) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing the within-mentioned Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” (within the meaning of Rule 144A) and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Executive Officer

SCHEDULE I

IRONWOOD PHARMACEUTICALS, INC.
8.375% Notes due 2026

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

SCHEDULE A(6)

SCHEDULE OF TRANSFERS AND EXCHANGES OF NOTES

IRONWOOD PHARMACEUTICALS, INC.
8.375% Notes due 2026

The initial principal amount of this Global Note is         DOLLARS ($[         ]).  The following increases or decreases in this Global Note have been made:

Date of transfer or exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6) Include if a Global Note.

EXHIBIT B

COVERAGE OF DISTRIBUTION REPORT

(a)           Analysis of activity in the Collection Account from the Calculation Date preceding the prior Payment Date (or, with respect to the first Payment Date, from the Funding Date) (the “Preceding Calculation Date”) to the Calculation Date preceding the current Payment Date (the “Current Calculation Date”):

(i)            Balance on deposit in the Collection Account on the Preceding Calculation Date

(ii)           Amount of Collections received from but excluding the Preceding Calculation Date to and including the Current Calculation Date constituting amounts deposited by the Issuer into the Collection Account under the succeeding item (iii)

(iii)          Deposits into the Collection Account from but excluding the Preceding Calculation Date to and including the Current Calculation Date

(iv)          Withdrawals from the Collection Account from but excluding the Preceding Calculation Date to and including the Current Calculation Date

(v)           Balance on deposit in the Collection Account on the Current Calculation Date

(vi)          Breakdown of amounts on deposit in the Collection Account on the Current Calculation Date:

(A)          Synthetic Royalty Amount (or any portion thereof), plus

(B)          Amounts deposited by the Issuer into the Collection Account pursuant to Section 5.2(b) of the Indenture, plus

(C)          Net investment income on funds on deposit in the Collection Account, plus

(b)           Required Interest Amount in respect of the current Payment Date

(c)           Required Principal Amount in respect of the current Payment Date

(d)           Payments on the current Payment Date:

(i)                                     Interest Amount

(ii)                                  Additional Interest, if any

(iii)                               Principal payments, if any

(e)           Outstanding Principal Balance:

(i)                                     Opening Outstanding Principal Balance

(ii)                                  Principal payments, if any, made on the current Payment Date

(iii)                               Closing Outstanding Principal Balance

(f)            Amount distributed to the Issuer from the Collection Account, if any, with respect to the current Payment Date

(g)           Amount of withholding obligation, if any

B-1

EXHIBIT C

FORM OF CONFIDENTIALITY AGREEMENT

See attached.

CONFIDENTIALITY AGREEMENT

Ironwood Pharmaceuticals, Inc.
301 Binney Street
Cambridge, Massachusetts 02142

In connection with our possible interest in the purchase of notes (the “Notes”) issued by Ironwood Pharmaceuticals, Inc., a Delaware corporation (the “Company”) (the “Transaction”), we have requested that you or your directors, officers, employees, financial advisors, attorneys and accountants (collectively, “your Representatives”) furnish us or our directors, officers, managers, members, partners, employees, financial advisors, attorneys and accountants (collectively, “our Representatives”) with certain information relating to the Company or that we may receive such information from a current Noteholder who is party to a Confidentiality Agreement (as defined in the Indenture dated September 23, 2016 between you and U.S. Bank National Association, as trustee (as amended or supplemented, the “Indenture”)) (an “Applicable Noteholder”).  All such information (whether written, visual or oral, and whether tangible or electronic) furnished by you or your Representatives or an Applicable Noteholder (including any such information provided in a data room via IntraLinks or otherwise) to us or our Representatives, including, without limitation, any agreements between the Company and Forest Laboratories, LLC (a subsidiary of Allergan, plc) (“Counterparty”), any reports required to be delivered thereunder, and any materials containing, based on or derived from any such information (including, without limitation, any financial models or other analyses, compilations, forecasts, studies or other documents based thereon) prepared by us or our Representatives in connection with our or our Representatives’ review of, or our interest in, the Transaction is hereinafter referred to as the “Information”.  We acknowledge that the Distribution Reports and any report prepared pursuant to Section 5.2(o) of the Indenture and Section 6.14 of the Indenture shall be deemed “Information.”  The term Information will not, however, include information that (i) is already known by us at the time that such information is disclosed (unless such information was disclosed to us in connection with the Transaction or under a confidentiality agreement with you), (ii) is or thereafter becomes available in the public domain, other than by breach by us or our Representatives of our obligations hereunder, (iii) is obtainable by us from another source without breach of such source’s obligations of confidentiality to you or (iv) is independently developed by our Representatives who have not had access to such information.

As a condition to receiving the Information, we hereby agree as follows:

1.             We hereby agree, and agree to cause our Representatives, (i) to keep the Information confidential, (ii) to use the Information solely for the purpose of evaluating, entering into, monitoring or enforcing the Transaction and (iii) not to, without your prior written consent, disclose any Information in any manner whatsoever; provided, however, that we may reveal the Information to (a) our Representatives who need to know the Information for the purpose of evaluating, entering into, monitoring or enforcing the Transaction or (b) third parties in order to comply with any applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives, and only after compliance with paragraph 3 below; provided, that all of such persons and entities listed in clause (a) above shall agree to keep such Information confidential, and only to use such Information, on terms that are at least as restrictive as the terms we are subject to herein;

provided, further, that we shall be wholly responsible for the full compliance of such confidentiality agreement by any of the persons or entities listed in clause (a) above to which we disclosed Information.  Notwithstanding and without limitation of the foregoing, we and our Representatives agree not to reveal Information to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without your prior written consent.  In addition, notwithstanding anything to the contrary in this Agreement, we may reveal the Information to any potential or actual purchaser, transferee or assignee of all or any portion of our Notes or the Notes of any of our Representatives or any Beneficial Interest therein or to a lender to us or any of our Representatives, in each case who executes a Confidentiality Agreement substantially in the form of Exhibit C to the Indenture.

2.             We hereby agree, and agree to cause our Representatives, whether or not the Transaction is consummated, not to (except as required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person or entity the fact that the Information or the Transaction exists or has been made available, that we are considering the Transaction, that (if prior to consummation of the Transaction) you are considering the Transaction, or that discussions or negotiations are taking or have taken place concerning the Transaction or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof; provided that the foregoing shall no longer apply to the disclosure regarding the Transactions to the extent that the applicable disclosure is not Information.

3.             In the event that we or any of our Representatives are required by applicable law, rule, regulation or legal process or pursuant to requests of governmental authorities or regulatory agencies having oversight over us or our Representatives to disclose any of the Information, we agree to notify you promptly (unless such notice is not permitted by applicable law, rule or regulation) so that you may seek, at your own expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this Confidentiality Agreement and to assist you in obtaining such protective order or remedy.  In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this Confidentiality Agreement, we agree to furnish only that portion of the Information that we are advised by counsel (which may be internal counsel) is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             If we determine not to proceed with the Transaction or we cease to hold any Notes or have any Beneficial Interest therein, we will promptly inform you of that decision or event and, in that case, and at any time upon your request or the request of any of your Representatives, we and our Representatives agree to (i) promptly deliver to you all copies of the Information in our possession (except as described in the following proviso), (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we and our Representatives have created, including, without limitation, any Information consisting of notes we have taken on any discussions with you or your Representatives, and upon your request such destruction shall be certified in writing (including, without limitation, via email) to you by an authorized officer supervising such destruction (provided in each case that we and our Representatives may retain one copy of the Information and items described in clauses (i) and

(ii) above, subject to the provisions of this Confidentiality Agreement, if required to comply with internal record retention policies or regulatory considerations, in which case, regardless of paragraph 15 below, the confidentiality provisions of this Confidentiality Agreement will continue to apply to such Information for so long as it is retained by such person or any other of our Representatives) and (iii) certify that clauses (i) and (ii) above have been complied with.  Any visual, oral or other Information not returned to you or destroyed in accordance with the preceding sentence will continue to be subject to the terms of this Confidentiality Agreement, regardless of paragraph 15 below.

5.             We acknowledge that neither you nor any of your Representatives, nor any of your or their respective officers, directors, managers, members, partners, employees, agents or controlling persons within the meaning of Section 20 of the U.S. Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and we agree that no such person or entity will have any liability relating to the Information or for any errors therein or omissions therefrom.  We further agree that we are not entitled to rely on the accuracy or completeness of the Information.

6.             We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer while in possession of material, non-public information and on the communication of such information to any other person or entity.  We represent that we maintain effective internal procedures with respect to maintaining the confidentiality and use of the Information and that we will not use the Information for any purpose in violation of United States securities laws or any other applicable laws.  We further acknowledge and agree that, by our purchase of the Notes, we will be deemed to have made the representations, agreements and acknowledgments set forth in the Indenture relating to transfer restrictions.

7.             We agree that you will not have any liability to us with respect to the Transaction, whether by virtue of this Confidentiality Agreement, any other written or oral expression with respect to the Transaction or otherwise, other than to the extent explicitly set forth in the definitive documentation for the Transaction.

8.             We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this Confidentiality Agreement by us or our Representatives, and, without prejudice to any other rights and remedies otherwise available to you, we agree to permit you to seek the granting of injunctive relief in your favor without proof of actual damages or posting of a bond.

9.             We acknowledge and agree that Counterparty is a third party beneficiary of this Confidentiality Agreement and shall have the right to enforce any provision of this Confidentiality Agreement.

10.          We acknowledge and agree that neither this Confidentiality Agreement nor any disclosure of Information made hereunder by you shall be construed, deemed or interpreted, by implication or otherwise, to vest in us or our Representatives any license or other ownership rights in, to or under any of such Information or other copyrights, intellectual property, know-how, moral rights, trade secrets, trademark rights or other proprietary rights whatsoever.

11.          We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12.          This Confidentiality Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.          This Confidentiality Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

14.          This Confidentiality Agreement contains the entire agreement between you and us, and supersedes all prior agreements and understandings, whether written or oral, between you and us, concerning the confidentiality of the Information, and no modifications of this Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

15.          This Confidentiality Agreement will terminate (i) if we do not proceed with the Transaction, 24 months after the date hereof, and (ii) if we do proceed with the Transaction, 24 months from the date we cease to hold any Notes or have any interest therein, whether through a sale of our interest, the maturity or repayment of our interest or otherwise.

16.          If we propose to purchase, transfer, sell or otherwise dispose of any of our Notes at any time, we agree to (i) abide by any transfer restrictions described in the Indenture and (ii) inform any proposed transferee of such interest of any such transfer restrictions, including, without limitation, any requirement that such proposed transferee execute a confidentiality agreement.

17.          We hereby agree, and agree to cause our Representatives, to the extent that any term or provision of any of the agreements included in or described in the Information contains restrictions on confidentiality or non-disclosure and/or non-use provisions that are more restrictive (in duration, scope or otherwise) than the terms and provisions of this Confidentiality Agreement, to abide by such more restrictive provisions in respect of that portion of the Information that is subject to such more restrictive provisions as if we and our Representatives were bound by such restrictions and provisions, including, without limitation, the Master Collaboration Agreement dated September 12, 2007, as amended, between you and Counterparty (the “Collaboration Agreement”), which for the avoidance of doubt shall be governed by the confidentiality provisions contained therein.

18.          We are not primarily in the business of developing, manufacturing, marketing or selling pharmaceutical products for human use.

19.          Notwithstanding the foregoing, we agree not to disclose Information to any third party that is primarily in the business of developing, manufacturing, marketing or selling pharmaceutical products for human use.

20.          Notwithstanding the foregoing, we agree not to disclose the Collaboration Agreement (except to the extent that the Collaboration Agreement does not constitute

Information pursuant to this Confidentiality Agreement) to any person or entity (other than our Representatives as permitted by this Confidentiality Agreement) without your prior written consent.

21.          This Confidentiality Agreement may be executed by .pdf or facsimile signature and such .pdf or facsimile signature shall be deemed an original.  This Confidentiality Agreement may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Very truly yours,

{Please insert prospective transferee’s name on line above}

By:
Name:
Title:
Address:
Date:

Accepted and agreed as of the date first written above:

IRONWOOD PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF PORTFOLIO INTEREST CERTIFICATE

{          } hereby certifies that:

1.             It is (one must be checked):

(1)                                 ☐   a natural individual person;

(2)                                 ☐   treated as a corporation for U.S. federal income tax purposes;

(3)                                 ☐   disregarded for U.S. federal income tax purposes (in which case a copy of this certificate is completed and signed by its sole beneficial owner); or

(4)                                 ☐   treated as a partnership for U.S. federal income tax purposes (in which case each partner also has completed as to itself and signed a copy of this certificate and an appropriate IRS Form W-8, a copy of each of which is attached, or, if applicable, has completed as to itself and signed an IRS Form W-9, a copy of which is attached).

2.                                      It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                      It is not a 10-percent shareholder of Ironwood Pharmaceuticals, Inc., a Delaware corporation (the “Issuer”), within the meaning of Section 871(h)(3) of the Code or Section 881(c)(3)(B) of the Code.

4.                                      It is not a controlled foreign corporation that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code.

5.                                      Amounts received by it on the 8.375% Notes due 2026 are not effectively connected with its conduct of a trade or business in the United States.

{Fill in name of holder}

By:
Name:
Title:
Date:

E-1

EXHIBIT E

FORM OF INTERCREDITOR AGREEMENT

FORM OF

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

Among

IRONWOOD PHARMACEUTICALS, INC.,

U.S. BANK NATIONAL ASSOCIATION, as Trustee

and

[Second Lien Agent]

[date]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), the other Grantors (as defined herein) party hereto, U.S. BANK NATIONAL ASSOCIATION, as Trustee for the 2026 Notes (as defined herein) (in such capacity and together with its successors in such capacity, the “First Lien Agent”), and [         ], as [Collateral Agent] for the holders of the Second Lien Obligations (in such capacity and together with its successors in such capacity, the “Second Lien Agent”).

PREAMBLE

The Company issued those certain 8.375% Notes due 2026 (the “2026 Notes”) pursuant to that certain Indenture, dated as of September 23, 2016 (the “Indenture”), by and between the Company and the First Lien Agent.

The Company, certain lenders and agents, and Second Lien Agent have entered into [   ], dated the date hereof (the “Second Lien Credit Agreement”) providing for [     ].

[Certain Subsidiaries of the Company (the “Guarantor Subsidiaries”) are co-obligors or have guaranteed or may be required to guarantee or become co-obligors in respect of the First Lien Obligations and the Second Lien Obligations.](7)

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Agent (for itself and on behalf of the First Lien Claimholders) and the Second Lien Agent (for itself and on behalf of the Second Lien Claimholders) agree as follows:

AGREEMENT

ARTICLE I
LIEN PRIORITIES

Section 1.1                                    Seniority of Liens Securing First Lien Obligations.

(a)                                 A Lien on Shared Collateral securing any First Lien Obligation will at all times be senior and prior in all respects to a Lien on such Shared Collateral securing any Second Lien Obligation, and a Lien on Shared Collateral securing any Second Lien Obligation will at all times be junior and subordinate in all respects to a Lien on such Shared Collateral securing any First Lien Obligation.

(b)                                 Except as otherwise expressly provided herein, the priority of the Liens on the Shared Collateral securing First Lien Obligations and the rights and obligations of the Parties hereunder will remain in full force and effect irrespective of:

(7)  Only include to the extent applicable in the Indenture or the Second Lien Documents.

(i)                                     how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise),

(ii)                                  the time, manner, or order of the grant, attachment, or perfection of a Lien,

(iii)                               any conflicting provision of the U.C.C. or other applicable law,

(iv)                              any defect in, or non-perfection, setting aside, or avoidance of, a Lien on the Shared Collateral or a First Lien Loan Document or a Second Lien Loan Document,

(v)                                 the modification of a First Lien Obligation or a Second Lien Obligation,

(vi)                              the modification of a First Lien Loan Document or a Second Lien Loan Document,

(vii)                           the subordination of a Lien on Shared Collateral securing a First Lien Obligation to a Lien securing another obligation of a Grantor or other Person that secures a DIP Financing deemed consented to by the Second Lien Claimholders pursuant to Section 5.1,

(viii)                        the exchange of a security interest in any Shared Collateral for a security interest in other Shared Collateral,

(ix)                              the commencement of an Insolvency Proceeding, or

(x)                                 any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or holder of such Obligation.

Section 1.2                                    No Payment Subordination.

The subordination of Liens on the Shared Collateral securing Second Lien Obligations to Liens on the Shared Collateral securing First Lien Obligations set forth in the preceding Section 1.1 affects only the relative priority of those Liens, and does not subordinate the Second Lien Obligations in right of payment to the First Lien Obligations. Nothing in this Agreement will affect the entitlement of any Second Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of a Second Lien Obligation unless the receipt is expressly prohibited by, or results from the Second Lien Claimholder’s breach of, this Agreement.

Section 1.3                                    First Lien Obligations and Second Lien Obligations.

(a)                                 “First Lien Obligations” means all Obligations of the Grantors under:

(i)                                     the 2026 Notes, the Indenture and the other First Lien Loan Documents,

(ii)                                  the guaranties by the Guarantor Subsidiaries of the Company’s Obligations under the First Lien Loan Documents, if any, and

(iii)                               any other agreement or instrument granting or providing for the perfection of a Lien on the Shared Collateral securing any of the foregoing.

Notwithstanding any other provision hereof, the term “First Lien Obligations” will include all Secured Obligations (as defined in the Indenture), including accrued interest, fees, costs, and other charges required to be paid by the Grantors under the Indenture, the Notes and the other First Lien Loan Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding.  To the extent that any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

(b)                                 “Second Lien Obligations” means all Obligations of the Grantors under:

(i)                                     the Second Lien Credit Agreement and the other Second Lien Loan Documents,

(ii)                                  the guaranties by the Guarantor Subsidiaries of the Company’s Obligations under the Second Lien Loan Documents,

(iii)                               any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include all [Secured Obligations] (as defined in the Second Lien Credit Agreement), including all accrued interest, fees, costs, and other charges required to be paid by the Grantors under the Second Lien Credit Agreement and the other Second Lien Loan Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding.  To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred

(c)                                  First Lien Agent and the holders of First Lien Obligations are, together, the “First Lien Claimholders”. Second Lien Agent and the holders of Second Lien Obligations are, together, the “Second Lien Claimholders”.

Section 1.4                                    Pledged Collateral.

(a)                                 If First Lien Agent has any Shared Collateral in its possession or control (such Shared Collateral being the “Pledged Collateral”), then, subject to Section 1.1 and this Section 1.4, First Lien Agent will possess or control the Pledged Collateral as gratuitous bailee and/or gratuitous agent for perfection for the benefit of Second Lien Agent as secured party, so as to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the U.C.C. In this Section 1.4, “control” has the meaning given that term in sections 8-106 and 9-314 of the U.C.C.

(b)                                 First Lien Agent will have no obligation to any Second Lien Claimholder to ensure that any Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 1.4. The duties or responsibilities of First Lien Agent under this Section 1.4 will be limited solely to possessing or controlling the Pledged Collateral as bailee and/or agent for perfection in accordance with this Section 1.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in subsection (d) below.

(c)                                  Second Lien Agent hereby waives and releases First Lien Agent from all claims and liabilities arising out of First Lien Agent’s role under this Section 1.4 as bailee and/or agent with respect to the Pledged Collateral, except for claims arising by reason of First Lien Agent’s gross negligence or willful misconduct or material breach of its obligations hereunder.

(d)                                 Upon the Discharge of First Lien Obligations, First Lien Agent will deliver or transfer control of any Pledged Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty):

(i)                                     first, to Second Lien Agent if the Discharge of Second Lien Obligations has not occurred, and

(ii)                                  second, to the Company,

and will take any other action reasonably requested by Second Lien Agent (at the expense of the Company or, upon default by the Company in payment or reimbursement thereof, Second Lien Agent) in connection with Second Lien Agent obtaining a first-priority interest in the Pledged Collateral.

(e)                                  If Second Lien Agent has any Pledged Collateral in its possession or control, then, subject to Section 1.1 and this Section 1.4, Second Lien Agent will possess or control the Pledged Collateral as gratuitous bailee and/or gratuitous agent for perfection for the benefit of First Lien Agent as secured party, so as to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the U.C.C.

(f)                                   Second Lien Agent will have no obligation to any First Lien Claimholder to ensure that any Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 1.4. The duties or responsibilities of Second Lien Agent under this Section 1.4 will be limited solely to possessing or controlling the Pledged Collateral as bailee and/or agent for perfection in accordance with this Section 1.4 and delivering the Pledged Collateral upon a Discharge of Second Lien Obligations as provided in subsection (h) below.

(g)                                  First Lien Agent hereby waives and releases Second Lien Agent from all claims and liabilities arising out of Second Lien Agent’s role under this Section 1.4 as bailee and/or agent for perfection with respect to the Pledged Collateral, except for claims arising by reason of Second Lien Agent’s gross negligence or willful misconduct or material breach of its obligations hereunder.

(h)                                 Upon the Discharge of Second Lien Obligations, Second Lien Agent will deliver or transfer control of any Pledged Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty):

(i)                                     first, to First Lien Agent if the Discharge of First Lien Obligations has not occurred, and

(ii)                                  second, to the Company,

and will take any other action reasonably requested by First Lien Agent (at the expense of the Company or, upon default by the Company in payment or reimbursement thereof, First Lien Agent) in connection with First Lien Agent obtaining a first-priority interest in the Pledged Collateral.

Section 1.5                                    Limitations On Duties And Obligations.

(a)                                 Except as set forth in Section 1.4, First Lien Agent will be solely responsible for perfecting and maintaining the perfection of its Liens on the First Lien Collateral, and Second Lien Agent will be solely responsible for perfecting and maintaining the perfection of its Liens on the Second Lien Collateral.

(b)                                 This Agreement is intended solely to govern the respective Lien priorities as between First Lien Claimholders and Second Lien Claimholders and does not impose on First Lien Agent or Second Lien Agent any obligations in respect of the disposition of Proceeds of any Enforcement Action in respect of any Shared Collateral that would conflict with a prior perfected claim in favor of another Person, an order or decree of a court or other Governmental Authority, or applicable law.

(c)                                  Except for obligations expressly provided for herein, the First Lien Agent and First Lien Claimholders will have no liability to any Second Lien Claimholder for any action by a First Lien Claimholder with respect to any First Lien Obligations or Shared Collateral, including:

(i)                                     the maintenance, preservation, or collection of First Lien Obligations or any Shared Collateral, and

(ii)                                  any Enforcement Action in respect of the Shared Collateral.

(d)                                 First Lien Agent will not have by reason of this Agreement or any other document a fiduciary relationship with any First Lien Claimholder or Second Lien Claimholder.  Second Lien Agent will not have by reason of this Agreement or any other document a fiduciary relationship with any First Lien Claimholder or Second Lien Claimholder.  The parties recognize that the interests of First Lien Agent and Second Lien Agent may differ, and First Lien Agent may act in its own interest without taking into account the interests of any Second Lien Claimholder.

Section 1.6                                    Prohibition On Contesting Liens; No Marshaling.

(a)                                 Nothing in this Section 1.6 will impair the rights of any First Lien Claimholder to enforce this Agreement, including the priority of the Liens on the Shared Collateral securing the First Lien Obligations or the provisions for exercise of remedies.

(b)                                 Second Lien Agent will not contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien on the Shared Collateral securing a First Lien Obligation.

(c)                                  Until the Discharge of First Lien Obligations, Second Lien Agent will not assert any marshaling, appraisal, valuation, or other similar right with respect to the Shared Collateral that may otherwise be available to a junior secured creditor.

Section 1.7                                    Release Of Liens.

(a)                                 If First Lien Agent releases a Lien on Shared Collateral in connection with:

(i)                                     an Enforcement Action, or

(ii)                                  a Disposition of any Shared Collateral under the First Lien Loan Documents other than pursuant to an Enforcement Action in respect of the Shared Collateral (whether or not there is an event of default under the First Lien Loan Documents) and other than pursuant to Section 11.2 of the Indenture, then any Lien of Second Lien Agent on such Shared Collateral will be, except as otherwise provided below, automatically and simultaneously released to the same extent, and Second Lien Agent will promptly execute and deliver to First Lien Agent such termination statements, releases, and other documents as First Lien Agent requests to effectively confirm the release; provided that the Second Lien Agent shall not be required to waive any rights against the Grantors arising under the Second Lien Documents as a result of such a Disposition.

(b)                                 Second Lien Agent hereby appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of Second Lien Agent or in First Lien Agent’s own name, in First Lien Agent’s discretion to take any action and to execute any and all documents and instruments that may be reasonable and appropriate for the limited purpose of carrying out the terms of this Section 1.7, including any endorsements or other instruments of transfer or release with respect to Shared Collateral. This appointment is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations or such time as this Agreement is terminated in accordance with its terms.

(c)                                  Until the Discharge of First Lien Obligations, to the extent that First Lien Agent releases a Lien on Shared Collateral, which Lien is reinstated, then Second Lien Agent will be granted a Lien on such Shared Collateral subject to Section 1.1.

(d)                                 Until the Discharge of First Lien Obligations, if any Second Lien Claimholder shall hold any Lien on any Shared Collateral securing any Second Lien Obligations that are not also subject to the senior-priority Liens securing First Lien Obligations under the First Lien Collateral Documents, such Second Lien Claimholder (i) shall notify the First Lien Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such Shared Collateral to the First Lien Agent as security for the First Lien Obligations, shall assign such Lien to the First Lien Agent as security for the First Lien Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the First Lien Agent, shall be deemed to hold and have held such Lien for the benefit of the First Lien Agent and the other First Lien Claimholders as security for the First Lien Obligations.

ARTICLE II
MODIFICATION OF OBLIGATIONS

Section 2.1                                    Permitted Modifications.

Except as otherwise expressly provided in this Article II:

(a)                                 the First Lien Obligations may be modified in accordance with their terms, and their aggregate amount increased or Refinanced, without notice to or consent by any Second Lien Claimholder, provided that the holders of any Refinancing Obligations (or their agent) bind themselves in a writing addressed to Second Lien Claimholders to the terms of this Agreement, and

(b)                                 the Second Lien Obligations may be modified in accordance with their terms, and their aggregate amount increased or Refinanced, without notice to or consent by any First Lien Claimholder, provided that the holders of any Refinancing Obligations (or their agent) bind themselves in a writing addressed to First Lien Claimholders to the terms of this Agreement.

However, no such modification may alter or otherwise affect Sections 1.1 or 1.6.

Section 2.2                                    Notice of Modifications.

First Lien Agent will notify Second Lien Agent, and Second Lien Agent will notify First Lien Agent, of each modification to the First Lien Obligations or Second Lien Obligations, respectively, within ten Business Days after the modification’s effective date and, if requested by the notified Agent, promptly provide copies of any documents executed and delivered in connection with the modification.  Notice and copies will not be required to the extent the Company or a Grantor has provided the same to the Agent to be notified.

ARTICLE III
ENFORCEMENT

Section 3.1                                    The Exercise of Remedies.

(a)                                 Subject to subsections (b) below, until the Discharge of First Lien Obligations, First Lien Claimholders will have the exclusive right to:

(i)                                     commence and maintain an Enforcement Action (including the rights to set off or credit bid their debt) with respect to the Shared Collateral,

(ii)                                  subject to Section 1.7, make determinations regarding the release or disposition of, or restrictions with respect to, the Shared Collateral, and

(iii)                               otherwise enforce the rights and remedies of a secured creditor in respect of the Shared Collateral under the U.C.C. and the Bankruptcy Laws of any applicable jurisdiction, so long as any Proceeds received by First Lien Agent and other First Lien Claimholders are distributed in accordance with Section 4.1 except as otherwise required pursuant to the U.C.C. and applicable law, subject to the relative priorities described in Section 1.1.

(b)                                 Notwithstanding the preceding Section 3.1(a), Second Lien Claimholders may commence an Enforcement Action or exercise rights with respect to a Lien on the Shared Collateral securing a Second Lien Obligation if:

(i)                                     180 days have elapsed since Second Lien Agent notified First Lien Agent that the Second Lien Obligations were due in full as a result of acceleration or otherwise (the “Standstill Period”),

(ii)                                  First Lien Claimholders are not then diligently pursuing an Enforcement Action with respect to all or a material portion of the Shared Collateral or diligently attempting to vacate any stay or prohibition against such exercise, and

(iii)                               any acceleration of the Second Lien Obligations has not been rescinded.

(iv)                              no Grantor is then a debtor in an Insolvency Proceeding.

(c)                                  Notwithstanding Section 3.1(a), but subject to Article V, a Second Lien Claimholder may:

(i)                                     file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), and make other filings, arguments, and motions, with respect to the Second Lien Obligations, the Shared Collateral in any Insolvency Proceeding commenced by or against any Grantor, in each case in accordance with this Agreement; provided, that, notwithstanding any inconsistency between the terms of any such plan and the terms of this Agreement, the terms of this Agreement shall govern and control and provided further that Second Lien Agent shall not propose, vote to accept, or otherwise directly or indirectly support any plan of reorganization or partial or complete liquidation, reorganization, arrangement, composition or extension that is inconsistent with the priorities or other provisions of this Agreement or otherwise provides for any of the following with respect to the Liens on the Shared Collateral of the First Lien Agent: (A) subordination, or (B) recharacterization, other than as consented in writing by First Lien Agent;

(ii)                                  take action to create, perfect, preserve, or protect its Lien on the Shared Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of Liens on the Shared Collateral securing the First Lien Obligations or First Lien Claimholders’ rights to exercise remedies with respect to the Shared Collateral,

(iii)                               file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of a Second Lien Obligation or a Lien securing the Second Lien Obligation,

(iv)                              join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding in respect of the Shared Collateral initiated by First Lien Agent, to the extent that such action could not reasonably be expected to interfere materially with the Enforcement Action in respect of the Shared Collateral, but no Second Lien Claimholder may receive any Proceeds thereof unless expressly permitted herein, and

(v)                                 bid for or purchase Shared Collateral at any public, private, or judicial foreclosure upon such Shared Collateral initiated by any First Lien Claimholder, or any sale of Shared Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations.

(d)                                 Notwithstanding anything to the contrary contained herein, Second Lien Claimholders may exercise any rights and remedies that could be exercised by an unsecured creditor against a Grantor that has granted Liens on the Shared Property to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law and not inconsistent with this Agreement, provided that any judgment Lien on the Shared Collateral obtained by a Second Lien Claimholder as a result of such exercise of rights will be subject to this Agreement for all purposes (including in relation to the First Lien Obligations).

Section 3.2                                    Manner Of Exercise.

(a)                                 A First Lien Claimholder may take any Enforcement Action in respect of the Shared Collateral:

(i)                                     in any manner in its sole discretion in compliance with applicable law,

(ii)                                  without consultation with or the consent of any Second Lien Claimholder,

(iii)                               regardless of whether an Insolvency Proceeding has been commenced,

(iv)                              regardless of any provision of any Second Lien Loan Document (other than this Agreement), and

(v)                                 regardless of whether such exercise is adverse to the interest of any Second Lien Claimholder.

(b)                                 The rights of a First Lien Claimholder or the First Lien Agent to enforce any provision of this Agreement or any First Lien Loan Document will not be prejudiced or impaired by:

(i)                                     any act or failure to act of any Grantor or any other First Lien Claimholder, or

(ii)                                  noncompliance by any Person with any provision of this Agreement, any First Lien Loan Document, or any Second Lien Loan Document, regardless of any knowledge thereof that any First Lien Claimholder may have or otherwise be charged with.

(c)                                  No Second Lien Claimholder will contest, protest, object to, or take any action to hinder, and each waives any and all claims with respect to, any Enforcement Action in respect of the Shared Collateral by a First Lien Claimholder in compliance with this Agreement and applicable law.

Section 3.3                                    Specific Performance.

First Lien Agent and Second Lien Agent may each demand specific performance of this Agreement, and each waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by a Second Lien Claimholder or a First Lien Claimholder, respectively.

Section 3.4                                    Notice Of Exercise.

The First Lien Agent and Second Lien Agent will each provide reasonable prior notice to the other of its initial material Enforcement Action with respect to assets of a type constituting the Shared Collateral.

ARTICLE IV
PAYMENTS

Section 4.1                                    Application Of Proceeds.

(a)                                 Until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, and regardless of whether an Insolvency Proceeding has been commenced, Shared Collateral or Proceeds received in connection with an Enforcement Action in respect of the Shared Collateral, or, subject to Section 5.7, received in connection with any Insolvency Proceeding involving a Grantor will be applied:

(i)                                     first, to the payment in full or cash collateralization of all First Lien Obligations,

(ii)                                  second, to the payment in full of the Second Lien Obligations,

(iii)                               third, to the applicable Grantor or as otherwise required by applicable law.

in each case as specified in the First Lien Documents or the Second Lien Documents, or as otherwise determined by the First Lien Claimholders or the Second Lien Claimholders, as applicable.

Notwithstanding the foregoing, until the Discharge of First Lien Obligations, any non-cash Shared Collateral or non-cash Proceeds will be held by First Lien Agent as Shared Collateral unless the failure to apply such amounts as set forth above would be commercially unreasonable.

To the extent a valuation is required to determine the undivided portion of any accounts, payment intangibles or other payment rights (or Proceeds thereof) of a Grantor that constitutes Shared Collateral, the Company shall pay the fees and expenses of any third party valuation firm engaged for purposes of determining the Net Present Value; provided that if the Company fails to pay such fees and expenses, the First Lien Claimholders and the Second Lien Claimholders shall advance such fees and expenses on an equal basis whereupon such fees and expenses shall constitute First Lien Obligations and Second Lien Obligations, as applicable.

Section 4.2                                    Insurance.

The Company shall name the First Lien Agent and Second Lien Agent as additional insureds and/or loss payees, as applicable, under any insurance policies maintained by any Grantor. Until the Discharge of First Lien Obligations, during the occurrence and continuation of an Event of Default:

(a)                                 First Lien Agent will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering the Shared Collateral, and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Shared Collateral, and

(b)                                 all Proceeds of such policy, award, or deed will be applied in the order provided in Section 4.1 and thereafter, if no Second Lien Obligations are outstanding, to the payment to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

Section 4.3                                    Payment Turnover.

Until the Discharge of First Lien Obligations, whether or not an Insolvency Proceeding has commenced, Shared Collateral or Proceeds thereof (including insurance proceeds or property) received by a Second Lien Claimholder in connection with an Enforcement Action or, subject to Section 5.7, received in connection with any Insolvency Proceeding, will be, to the extent constituting Shared Collateral or Proceeds thereof (as determined in accordance with Section 4.1):

(a)                                 segregated and held in trust, and

(b)                                 promptly paid over to First Lien Agent in the form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied in accordance with Section 4.1. First Lien Agent is authorized to make such endorsements as agent for the Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

Section 4.4                                    Refinancing After Discharge of First Lien Obligations.

If, after the Discharge of First Lien Obligations, the Company issues or incurs Refinancing of the First Lien Obligations that is permitted to be incurred under the Second Lien Loan Documents, then the First Lien Obligations will automatically be deemed not to have been discharged for all purposes of this Agreement (except for actions taken as a result of the initial Discharge of First Lien Obligations). Upon Second Lien Agent’s receipt of a notice stating that the Company has entered into a new First Lien Loan Document and identifying the new First Lien Agent (the “New Agent”):

(a)                                 such Refinancing Obligations will automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein,

(b)                                 the New Agent under such new First Lien Loan Documents will be First Lien Agent for all purposes of this Agreement,

(c)                                  Second Lien Agent will promptly:

(i)                                     enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or the New Agent reasonably requests to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and

(ii)                                  deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral), and

(d)                                 the New Agent will promptly agree in a writing addressed to Second Lien Agent to be bound by the terms of this Agreement.

ARTICLE V
INSOLVENCY PROCEEDINGS

Section 5.1                                    Use of Cash Collateral and DIP Financing.

(a)                                 Until the Discharge of First Lien Obligations, if an Insolvency Proceeding has commenced, Second Lien Agent, solely as holder of a Lien on the Shared Collateral, will not contest, protest, or object to, and each Second Lien Claimholder will be deemed to have consented to:

(i)                                     any use, sale, or lease of “cash collateral” (as defined in Section 363(a) of the Bankruptcy Code) constituting Shared Collateral if First Lien Agent consents in writing to such use, sale, or lease; provided that any such use, sale or lease of cash collateral does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order, and

(ii)                                  the Company or any other Grantor obtaining DIP Financing if First Lien Agent consents in writing to such DIP Financing, provided that:

(A)                               Second Lien Agent otherwise retains its Lien on the Shared Collateral,

(B)                               any Second Lien Claimholder may seek adequate protection as permitted by Section 5.4,

(C)                               such DIP Financing is secured by Liens on Shared Collateral equal or senior in priority with the Liens on the Shared Collateral securing any First Lien Obligations, and

(D)                               such DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation.

(b)                                 No Second Lien Claimholder may provide DIP Financing to the Company or other Grantor secured by Liens on the Shared Collateral equal or senior in priority to the Liens on the Shared Collateral securing any First Lien Obligations.

Section 5.2                                    Sale Of Shared Collateral.

Until the Discharge of the First Lien Obligations, Second Lien Agent, solely as holder of a Lien on the Shared Collateral and on behalf of the Second Lien Claimholders, will not contest, protest, or object, and will be deemed to have consented pursuant to Section 363(f) of the Bankruptcy Code, to a Disposition of Shared Collateral free and clear of its Liens or other interests under Section 363 of the Bankruptcy Code if First Lien Agent consents in writing to the Disposition, provided that either (i) pursuant to court order, the Liens of Second Lien Claimholders attach to the net Proceeds of the Disposition with the same priority and validity as the Liens held by Second Lien Claimholders on such Shared Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the Proceeds of a Disposition of Shared Collateral received by First Lien Agent are distributed in accordance with Section 4.1, the U.C.C. and applicable law.

Until the Discharge of the First Lien Obligations, upon First Lien Agent’s request, Second Lien Agent, solely in its capacity as holder of a Lien on Shared Collateral, will join any objection asserted by First Lien Agent to any Disposition of Shared Collateral during an Insolvency Proceeding.

Section 5.3                                    Relief From The Automatic Stay.

Until the Discharge of First Lien Obligations, no Second Lien Claimholder may seek relief from the automatic stay or any other stay in an Insolvency Proceeding in respect of the Shared Collateral without First Lien Agent’s prior written consent (except to the extent that the First Lien Agent obtains relief from such stay) or oppose any request by First Lien Agent for relief from such stay.

Section 5.4                                    Adequate Protection.

(a)                                 Until the Discharge of First Lien Obligations, no Second Lien Claimholder will contest, protest, or object to:

(i)                                     a request by a First Lien Claimholder for “adequate protection” under any Bankruptcy Law, or

(ii)                                  an objection by a First Lien Claimholder to a motion, relief, action, or proceeding based on a First Lien Claimholder claiming a lack of adequate protection.

(b)                                 Notwithstanding the preceding Section 5.4(a), in an Insolvency Proceeding:

(i)                                     The Second Lien Agent may seek or request adequate protection in the form of a Lien on such additional or replacement collateral of the same type as the Shared Collateral, provided that any such Lien on Shared Collateral shall be subordinated to the Liens on Shared Collateral securing the First Lien Obligations and any DIP Financing (and all related Obligations) on the same basis as the other Liens on Shared Collateral securing the Second Lien Obligations are subordinated to the Liens on Shared Collateral securing First Lien Obligations under this Agreement and any Proceeds of such Liens on Shared Collateral are subject to Section 4.1.

(ii)                                  Any claim by a Second Lien Claimholder under Section 507(b) of the Bankruptcy Code in respect of Shared Collateral will be subordinate in right of payment to any claim of First Lien Claimholders under Section 507(b) of the Bankruptcy Code in respect of Shared Collateral and any payment of a claim by a Second Lien Claimholder in respect of Shared Collateral will be deemed to be Proceeds of Shared

Collateral, provided that, subject to Section 5.7, Second Lien Claimholders will be deemed to have agreed pursuant to Section 1129(a)(9) of the Bankruptcy Code that such Section 507(b) claims may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims.

(iii)                               If a Second Lien Claimholder receives any payment in cash of Post-Petition Claims in respect of the Shared Collateral, before the Discharge of First Lien Obligations, then upon the effective date of any plan or the conclusion or dismissal of any Insolvency Proceeding, the Second Lien Claimholder will pay over to First Lien Agent pursuant to Section 4.1, an amount equal to the lesser of (i) the amount of such cash payments received by the Second Lien Claimholder and (ii) the amount necessary to Discharge the First Lien Obligations. Notwithstanding anything herein to the contrary, First Lien Claimholders will not be deemed to have consented to, and expressly retain their rights to object to, the payment of any Post-Petition Claims.

(iv)                              In the event any of the Second Lien Claimholders seek or request adequate protection on account of the Shared Collateral and such adequate protection is granted in the form of additional collateral of the same type as the Shared Collateral, then such Second Lien Claimholders agree that the First Lien Agent, for the benefit of the First Lien Claimholders, shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any other Liens on Shared Collateral granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations on Shared Collateral are so subordinated to such Liens securing First Lien Obligations on Shared Collateral under this Agreement.

Section 5.5                                    Avoidance; Reinstatement of Obligations.

Nothing in this Article V limits a First Lien Claimholder from objecting in an Insolvency Proceeding or otherwise to any action taken by a Second Lien Claimholder, including the Second Lien Claimholder’s seeking adequate protection or asserting any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Section 5.6                                    Avoidance; Reinstatement of Obligations.

If a First Lien Claimholder or a Second Lien Claimholder receives payment or property on account of a First Lien Obligation or Second Lien Obligation, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or otherwise required to be transferred to a trustee, receiver, or the estate of the Company or other Grantor (a “Recovery”), then, to the extent of the Recovery, the First Lien Obligations or Second Lien Obligations intended to have been satisfied by the payment will be reinstated as First Lien Obligations or Second Lien Obligations, as applicable, on the date of the Recovery, and no Discharge of First Lien Obligations or Discharge of Second Lien Obligations, as applicable, will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from the date of reinstatement.  Upon any such reinstatement of First Lien Obligations, each Second Lien Claimholder will deliver to First Lien Agent any Shared Collateral or Proceeds thereof received between the Discharge of First Lien Obligations and their reinstatement in accordance with Section 4.3.

Section 5.7                                    Reorganization Securities.

Nothing in this Agreement prohibits or limits the right of a Second Lien Claimholder to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided that, prior to the Discharge of the First Lien Obligations, any debt securities received by a Second Lien Claimholder on account of a Second Lien Obligation in respect of the Shared Collateral that constitutes a “secured claim” within the meaning of Section 506(b) of the Bankruptcy Code will be paid over or otherwise transferred to First Lien Agent for application in accordance with Section 4.1, unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of First Lien Claimholders.

If, in an Insolvency Proceeding, debt Obligations of the reorganized debtor secured by Liens upon any property or assets of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt Obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens on property or assets that would have constituted Shared Collateral had such property or assets been owned by a Grantor, the provisions of this Agreement will survive the distribution of such debt Obligations pursuant to such plan and will apply with like effect to the Liens on such property or assets securing such debt Obligations, including Section 4.1.

Section 5.8                                    Post-Petition Claims.

Prior to the Discharge of the First Lien Obligations, no Second Lien Claimholder may oppose or seek to challenge any claim by a First Lien Claimholder for allowance or payment in any Insolvency Proceeding of First Lien Obligations consisting of Post-Petition Claims in respect of the Shared Collateral.

Section 5.9                                    Waivers.

Second Lien Agent waives:

(a)                                 solely in its capacity as a holder of a Lien on the Shared Collateral, any claim it may hereafter have against any First Lien Claimholder arising out of any cash collateral or financing arrangement in respect of the Shared Collateral or out of any grant of a security interest in connection with the Shared Collateral in an Insolvency Proceeding, so long as such actions are not in express contravention of the terms of this Agreement;

(b)           solely in its capacity as a holder of a Lien on the Shared Collateral, any right to assert or enforce any claim under Section 506(c) of the Bankruptcy Code for costs and expenses of preserving or disposing of the Shared Collateral that is senior to or on parity with the Lien of the First Lien Agent on the Shared Collateral;

(c)           any right to assert or enforce any claim under Section 552 of the Bankruptcy Code with respect to the Shared Collateral that is senior to or on parity with the Lien of the First Lien Agent on the Shared Collateral;

(d)           solely in its capacity as a holder of a Lien on the Shared Collateral, any claim or cause of action that any Grantor may have against any First Lien Claimholder with respect to the Shared Collateral or any Enforcement Action with respect thereto, except to the extent arising from a breach by such First Lien Claimholder of the provisions of this Agreement; and

(e)           solely in its capacity as a holder of a Lien on the Shared Collateral, any claim any Second Lien Claimholder may hereafter have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the Shared Collateral, or any comparable provision of any other Bankruptcy Law.

Section 5.10          Separate Grants of Security And Separate Classification.

The grants of Liens on the Shared Collateral pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Shared Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of Section 506(b) of the Bankruptcy Code, are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization in an Insolvency Proceeding. Second Lien Claimholders will not seek in an Insolvency Proceeding to be treated as part of the same class of creditors as First Lien Claimholders and will not oppose or contest any pleading by First Lien Claimholders seeking separate classification of their respective secured claims.

Section 5.11          Effectiveness In Insolvency Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during, and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency Proceeding.

ARTICLE VI

PURCHASE OF FIRST LIEN OBLIGATIONS BY SECOND LIEN CLAIMHOLDERS

Section 6.1            Purchase Right.

(a)           If (1) there is an acceleration of the First Lien Obligations in accordance with the Indenture, (2) a payment default under the Indenture that is not cured, or waived by First

Lien Claimholders, within sixty days of its occurrence, (3) the commencement of an Insolvency Proceeding, (4) the commencement by the First Lien Agent of an Enforcement Action (other than an action solely relating to the valuation of, and the engagement of third Persons for purposes of a valuation of, the Shared Collateral) with respect to a material portion of the Shared Collateral during the continuance of an Event of Default or (5) a payment default under the Second Lien Document that is not cured, or waived by the Second Lien Claimholders, within sixty days of its occurrence (each a “Purchase Event”), then Second Lien Claimholders may purchase all, but not less than all, of the First Lien Obligations (the “Purchase Obligations”). Such purchase will:

(i)            include all principal of, all accrued and unpaid interest, fees, and expenses in respect of, all First Lien Obligations outstanding at the time of purchase,

(ii)           be made pursuant to an assignment agreement (the “Assignment Agreement”) and other documentation in form and substance reasonably satisfactory to, and prepared by counsel for, First Lien Agent (with the cost of such counsel to be paid by the Purchasing Creditors), whereby Second Lien Claimholders will assume all funding commitments and Obligations of First Lien Claimholders under the First Lien Loan Documents, and

(iii)          otherwise be subject to the terms and conditions of this Article VI.

Each First Lien Claimholder will retain all rights to indemnification provided in the relevant First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Article VI.

Section 6.2            Purchase Notice.

(a)           Second Lien Claimholders desiring to purchase all of the Purchase Obligations (the “Purchasing Creditors”) will deliver a Purchase Notice to First Lien Agent that (i) is signed by the Purchasing Creditors, states that it is a Purchase Notice under this Article VI, (ii) states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Article VI, (iii) the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors, (iv) represents and warrants that the Purchase Notice is in conformity with the Second Lien Loan Documents and any other binding agreement among Second Lien Claimholders, and (v) designates a “Purchase Date” on which the purchase will occur, that is (x) at least five but not more than fifteen Business Days after First Lien Agent’s receipt of the Purchase Notice, and (y) not more than sixty days after Second Lien Agent receives written notice of the Purchase Event. A Purchase Notice will be ineffective if it is received by First Lien Agent after the occurrence giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist.

(b)           Upon First Lien Agent’s receipt of an effective Purchase Notice conforming to this Section 6.2, the Purchasing Creditors will be irrevocably obligated to purchase, and the First Lien Creditors will be irrevocably obligated to sell, the First Lien Obligations in accordance with and subject to this Article VI.

Section 6.3            Purchase Price. The “Purchase Price” for the Purchase Obligations will equal the sum of (i) the Outstanding Principal Balance of the Notes, and all accrued and unpaid interest thereon through the Purchase Date, (ii) all accrued and unpaid fees, expenses, indemnities, and other amounts owed to the First Lien Creditors under the First Lien Loan Documents on the Purchase Date, and (iii) solely in the case of clause (5) of the definition of “Purchase Event”, any Premium that would be applicable to a Redemption of the Notes at such time (determined as if the Purchase Date was the Redemption Date thereunder).

Section 6.4            Purchase Closing.  On the Purchase Date, (i) the Purchasing Creditors and First Lien Agent will execute and deliver the Assignment Agreement, (ii) the Purchasing Creditors will pay the Purchase Price to First Lien Agent by wire transfer of immediately available funds, and (iii) Second Lien Agent will execute and deliver to First Lien Agent a waiver of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article VI.

Section 6.5            No Recourse or Warranties.

(a)           First Lien Claimholders will be entitled to rely on the statements, representations, and warranties in the Purchase Notice without investigation, even if First Lien Claimholders are notified that any such statement, representation, or warranty is not or may not be true.

(b)           The purchase and sale of the First Lien Obligations under this Article VI will be without recourse and without representation or warranty of any kind by First Lien Claimholders, except that First Lien Claimholders represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, (i) the principal of and accrued and unpaid interest on the First Lien Obligations, and the fees and expenses thereof, are as stated in the Assignment Agreement, (ii) each First Lien Claimholder has the full right and power to assign its First Lien Obligations, (iii) such assignment has been duly authorized by all necessary corporate action by such First Lien Claimholder and (iv) each First Lien Claimholder has the right to transfer such First Lien Obligations, free and clear of any Liens.

(c)           The Company irrevocably consents, and will use its best efforts to obtain any necessary consent of each other Grantor, to any assignment effected to one or more Purchasing Creditors pursuant to this Article VI.

ARTICLE VII
MISCELLANEOUS

Section 7.1            Conflicts.

If this Agreement conflicts with the First Lien Loan Documents or the Second Lien Loan Documents, this Agreement will control.

Section 7.2            No Waivers; Remedies Cumulative; Integration.

A Party’s failure or delay in exercising a right under this Agreement will not waive the right, nor will a Party’s single or partial exercise of a right preclude it from any other or further exercise of that or any other right.

The rights and remedies provided in this Agreement will be cumulative and not exclusive of other rights or remedies provided by law.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, oral or written, relating to its subject matter.

Section 7.3            Effectiveness; Severability; Termination.

This Agreement will become effective when executed and delivered by the Parties. Each First Lien Claimholder and each Second Lien Claimholder waives any right it may have under applicable law to revoke this Agreement or any provision thereunder or consent by it thereto. This Agreement will survive, and continue in full force and effect, in any Insolvency Proceeding. If a provision of this Agreement is prohibited or unenforceable in a jurisdiction, the prohibition or unenforceability will not invalidate the remaining provisions hereof, or invalidate or render unenforceable that provision in any other jurisdiction.

Subject to Sections 1.4(d) and 1.4(h), 4.1, 4.4, and 5.6, this Agreement will terminate and be of no further force and effect:

(a)           for First Lien Claimholders, upon the Discharge of First Lien Obligations, and

(b)           for Second Lien Claimholders, upon the Discharge of Second Lien Obligations.

Section 7.4            Modifications of this Agreement.

A modification or waiver of any provision of this Agreement will only be effective if in writing signed on behalf of each Party or its authorized agent, and a waiver will be a waiver only for the specific instance involved and will not impair the rights of the Parties making the waiver or the obligations of the other Parties to such Party in any other respect or at any other time. Notwithstanding the foregoing, the Company will not have a right to consent to or approve a modification of this Agreement except to the extent its rights are directly affected.

Section 7.5            Information Concerning Financial Condition of the Company and its Subsidiaries.

The First Lien Claimholders, and Second Lien Claimholders will each be responsible for keeping themselves informed of:

(a)           the financial condition of the Grantors, and

(b)           all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.

No First Lien Claimholder will have any duty to advise any Second Lien Claimholder, and no Second Lien Claimholder will have any duty to advise any First Lien Claimholder, of information known to it regarding any such condition or circumstances or otherwise.

If a First Lien Claimholder provides any such information to a Second Lien Claimholder, or a Second Lien Claimholder provides any such information to any First Lien Claimholder, the First Lien Claimholder, or Second Lien Claimholder, respectively, will have no obligation to:

(a)           make, and it does not make, any express or implied representation or warranty, including as to accuracy, completeness, truthfulness, or validity,

(b)           provide additional information on that or any subsequent occasion,

(c)           undertake any investigation, or

(d)           disclose information that, pursuant to applicable law or accepted or reasonable commercial finance practices, it desires or is required to maintain as confidential.

Section 7.6            No Reliance.

(a)           First Lien Agent acknowledges that it and each other First Lien Claimholder has, independently and without reliance on any Second Lien Claimholder, and based on documents and information the First Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the First Lien Loan Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the First Lien Loan Documents or this Agreement.

(b)           Second Lien Agent acknowledges that it and each other Second Lien Claimholder has, independently and without reliance on any First Lien Claimholder, and based on documents and information the Second Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the Second Lien Loan Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

Section 7.7            No Warranties; Independent Action.

(a)           Except as otherwise expressly provided herein:

(i)            no Second Lien Claimholder has made any express or implied representation or warranty to any First Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any Second Lien Loan Document, the ownership of any Shared Collateral, or the perfection or priority of any Liens thereon, and

(ii)           each Second Lien Claimholder may manage and supervise its loans and extensions of credit under the Second Lien Loan Documents in accordance with applicable law and as it may otherwise, in its sole discretion, deem appropriate.

(b)           Except as otherwise expressly provided herein:

(i)            no First Lien Claimholder has made any express or implied representation or warranty to any Second Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any First Lien Loan Document, the ownership of any Shared Collateral, or the perfection or priority of any Liens thereon, and

(ii)           each First Lien Claimholder may manage and supervise its loans and extensions of credit under the First Lien Loan Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate.

No Second Lien Claimholder will have any duty to any First Lien Claimholder, and no First Lien Claimholder will have any duty to any Second Lien Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof that it may have or be charged with.

Section 7.8            Subrogation.

If a Second Lien Claimholder pays or distributes cash, property, or other assets to a First Lien Claimholder under this Agreement, the Second Lien Claimholder will be subrogated to the rights of the First Lien Claimholder with respect to the value of the payment or distribution, provided that the Second Lien Claimholder waives such right of subrogation until the Discharge of First Lien Obligations. Such payment or distribution will not reduce the Second Lien Obligations.

Section 7.9            Applicable Law; Jurisdiction; Service.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. All judicial proceedings brought against a Party arising out of or relating hereto may be brought in any state or federal court of competent jurisdiction in the state, county, and city of New York. Each Party irrevocably:

(a)           accepts generally and unconditionally the nonexclusive personal jurisdiction and venue of such courts,

(b)           waives any defense of forum nonconveniens, and

(c)           agrees that service of process in such proceeding may be made by registered or certified mail, return receipt requested, to the Party at its address provided in accordance with Section 7.11, “Notices,” and that such service will confer personal jurisdiction over the Party in such proceeding and otherwise constitutes effective and binding service in every respect.

Section 7.10          Waiver Of Jury Trial.

Each Party waives its right to jury trial of any claim or cause of action based upon or arising hereunder. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings. Each Party further represents and warrants that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.10 and executed by each of the Parties), and will apply to any subsequent modification hereof. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 7.11          Notices.

(a)           Any notice to a First Lien Claimholder or a Second Lien Claimholder under this Agreement must also be given to First Lien Agent and Second Lien Agent, respectively. Unless otherwise expressly provided herein, notices and consents must be in writing and will be deemed to have been given (i) when delivered in person or by courier service and signed for against receipt thereof, (ii) upon receipt of facsimile, and (iii) three Business Days after deposit in the United States mail with first-class postage prepaid and properly addressed. For the purposes hereof, the address of each Party will be as set forth below the Party’s name on the signature pages hereto, or at such other address as the Party may designate by notice to the other Parties.

(b)           Failure to give a notice or copies as required by Section 2.2, or Section 3.4 will not affect the effectiveness or validity of any modification or of this Agreement, or the effectiveness or validity of the exercise of remedies otherwise permitted hereunder and under applicable law, impose any liability on any First Lien Claimholder or Second Lien Claimholder, or waive any rights of any Party.

Section 7.12          Further Assurances.

First Lien Agent, Second Lien Agent, and the Company will each take such further action and will execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Agent or Second Lien Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 7.13          Successors and Assigns.

This Agreement is binding upon and inures to the benefit of each First Lien Claimholder, each Second Lien Claimholder, and their respective successors and assigns. However, no provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company, or other Grantor, including where such estate or creditor representative is the beneficiary of a Lien securing Shared Collateral by virtue of the avoidance of such Lien in an Insolvency Proceeding.

If either First Lien Agent or Second Lien Agent resigns or is replaced pursuant to the Indenture or Second Lien Credit Agreement, as applicable, its successor will be a party to this Agreement with all the rights, and subject to all the obligations, of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

Section 7.14          Authorization.

By its signature hereto, each Person signing this Agreement on behalf of a Party represents and warrants to the other Parties that it is duly authorized to execute this Agreement.  The First Lien Agent represents and warrants that it is executing this Agreement and the agreements and covenants herein are being made on behalf of, and this Agreement is binding upon, the First Lien Claimholders and the Second Lien Agent represents and warrants that it is executing this Agreement and the agreements and covenants herein are being made on behalf of, and this Agreement is binding upon, the Second Lien Claimholders.

Section 7.15          No Third-Party Beneficiaries.

No Person is a third-party beneficiary of this Agreement and no trustee in bankruptcy for, or bankruptcy estate of, or unsecured creditor of, any Grantor will have or acquire or be entitled to exercise any right of a First Lien Claimholder or Second Lien Claimholder under this Agreement, whether upon an avoidance or equitable subordination of a Lien of First Lien Claimholder or Second Lien Claimholder, or otherwise. Except as provided in Section 7.4 with respect to the Company, none of the Company, any other Grantor or any other creditor thereof has any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement impairs the Obligations of the Company and the other Grantors to pay principal, interest, fees, and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents. Except to the extent expressly provided in this Agreement, no Person will have a right to notice of a modification to, or action taken under, this Agreement or any First Lien Collateral Document (including the release or impairment of any Shared Collateral) other than as a holder of 2026 Notes under the Indenture, and then only to the extent expressly provided in the First Lien Loan Documents.  Except to the extent expressly provided in this Agreement, no Person will have a right to notice of a modification to or action taken under, this Agreement or any Second Lien Collateral Document (including the release or impairment of any Shared Collateral) other than as a lender under the Second Lien Credit Agreement, and then only to the extent expressly provided in the Second Lien Loan Documents.

Section 7.16          No Indirect Actions.

Unless otherwise expressly stated, if a Party may not take an action under this Agreement, then it may not take that action indirectly, or assist or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Party but is intended to have substantially the same effects as the prohibited action.

Section 7.17          Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic facsimile or other electronic means will be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable, and each Party utilizing telecopy, electronic facsimile, or other electronic means for delivery will deliver a manually executed original counterpart to each other Party on request.

Section 7.18          Original Grantors; Additional Grantors.

The Company and each other Grantor, if any, on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Subsidiary of the Company that becomes a Grantor after the date hereof, if any, to contemporaneously become a party hereto (as a Guarantor Subsidiary) by executing and delivering a joinder agreement (in form and substance satisfactory to First Lien Agent and Second Lien Agent) to the Agents. The Parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person in the Shared Collateral) will be subject to the provisions hereof as fully as if it constituted a Guarantor Subsidiary party hereto and had complied with the requirements of the immediately preceding sentence.

Section 7.19          Authorized Representatives.

Each of the First Lien Agent and the Second Lien Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Indenture or the Second Lien Credit Agreement, as applicable; and in so doing, neither the First Lien Agent nor the Second Lien Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. Neither First Lien Agent nor the Second Lien Agent shall have any duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of First Lien Agent and the Second Lien Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture or the Second Lien Credit Agreement, as applicable.

ARTICLE VIII
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 8.1            Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a)           A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States from time to time.

(b)           Unless otherwise defined, all terms that are defined in the U.C.C. shall have the meanings stated in the U.C.C.

(c)           Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)           The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)           The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)            Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Agreement) and include any Annexes, Exhibits and Schedules attached thereto.

(g)           References to a statute refer to the statute and all regulations promulgated under or implementing the statute as in effect at the relevant time. References to a specific provision of a statute or regulation include successor provisions. References to a section of the Bankruptcy Code also refer to any similar or analogous provisions of Bankruptcy Law.

(h)           References to a governmental or quasi-governmental agency or authority or a self-regulatory organization include any successor agency, authority, or self-regulatory organization.

(i)            References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Agreement), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(j)            The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)           The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof or thereof, and Article and Section references herein are references to Articles and Sections of this Agreement unless otherwise specified.

(l)            In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(m)                             References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.

(n)                                 Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day.

(o)                                 The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(p)                                 The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(q)                                 References to First Lien Agent or Second Lien Agent will refer to First Lien Agent or Second Lien Agent acting on behalf of itself and on behalf of all of the other First Lien Claimholders or Second Lien Claimholders, respectively. Actions taken by First Lien Agent or Second Lien Agent pursuant to this Agreement are meant to be taken on behalf of itself and the other First Lien Claimholders or Second Lien Claimholders, respectively.

(r)                                    Any action permitted under this Agreement may be taken at any time and from time to time.

(s)                                   “A or B” means “A or B or both.”

Section 8.2                                    Defined Terms.

Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in Annex A to the Indenture, which is hereby incorporated by reference into this Agreement as if set forth fully in this Agreement. Unless otherwise stated or the context otherwise clearly requires, the following terms have the following meanings:

“Affiliate” means, for a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” has a correlative meaning.

“Agent” means either, or both, the First Lien Agent or the Second Lien Agent as applicable and as the context requires.

“Agreement” is defined in the Preamble.

“Bankruptcy Code” means the federal Bankruptcy Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, or foreign bankruptcy, insolvency, receivership, or similar law affecting creditors’ rights generally.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“DIP Financing” means the obtaining of credit or incurring debt secured by Liens on the Shared Collateral pursuant to Section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“Discharge of First Lien Obligations” means:

(a)                                 payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding First Lien Obligations, and

(b)                                 payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Discharge of Second Lien Obligations” means:

(a)                                 payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Second Lien Obligations, and

(b)                                 payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Disposition” means any sale, lease, exchange, transfer, or other disposition.

“Enforcement Action” means, with respect to any Shared Collateral, an action under applicable law to:

(a)                                 foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), such Shared Collateral, or otherwise exercise or enforce remedial rights with respect to such collateral under the First Lien Loan Documents or the Second Lien Loan Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the U.C.C. or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable),

(b)                                 solicit bids from third Persons to conduct the liquidation or disposition of Shared Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling such Shared Collateral in good faith,

(c)                                  receive a transfer of such Shared Collateral in satisfaction of any Obligation secured thereby,

(d)                                 otherwise enforce a security interest or exercise another right or remedy (including setoff), as a secured creditor or otherwise, pertaining to such Shared Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of such Shared Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of Equity Interests comprising such collateral), or

(e)                                  effect the Disposition of such collateral by any Grantor after the occurrence and during the continuation of an event of default under the First Lien Loan Documents or the Second Lien Loan Documents with the consent of First Lien Agent or Second Lien Agent, as applicable, provided that “Enforcement Action” will not be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of such collateral.

“Equity Interest” means, for any Person, any and all shares, interests, participations, or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of the Person, including, if the Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a holder the right to receive a share of the profits and losses of, or distributions of assets of, the partnership, but not including debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“First Lien Claimholders” is defined in Section 1.3(d).

“First Lien Collateral” means the “Collateral” as defined in the Indenture and any other property or assets of a Grantor on which Liens are granted or assigned pursuant to Section 1.7(d) or Section 5.4(b)(iv) or on which replacement or adequate protections Liens are granted in respect of the “Collateral” as defined in the Indenture in any Insolvency Proceeding.

“First Lien Collateral Documents” means the Indenture and any other documents or instruments granting a Lien on real or personal property to secure a First Lien Obligation or granting rights or remedies with respect to such Liens.

“First Lien Creditors” means the Trustee and the holders of the 2026 Notes.

“First Lien Documents” means:

(a)                                 the Indenture, the 2026 Notes and the “Deal Documents” (as defined in the Indenture),

(b)                                 each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing a First Lien Obligation under the Indenture or the 2026 Notes,

(c)                                  any other document or instrument executed or delivered at any time in connection with the Company’s First Lien Obligations under the Indenture or the Notes, including any guaranty of or grant of Shared Collateral to secure such First Lien Obligations, and any intercreditor or joinder agreement to which holders of First Lien Obligations are parties (in their capacity as such), and

(d)                                 each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing any DIP Financing provided by or consented to in writing by the First Lien Lenders and deemed consented to by the Second Lien Lenders pursuant to Section 5.1 to the extent effective at the relevant time, provided that any such documents or instruments to which any First Lien Claimholder is a party in connection with a DIP Financing (other than a DIP Financing deemed consented to by Second Lien Lenders pursuant to Section 5.1) will not be deemed First Lien Loan Documents unless so designated in writing by First Lien Agent.

“First Lien Obligations” is defined in Section 1.3(a).

“Governmental Authority” means any federal, state, municipal, national, or other government, governmental department, commission, board, bureau, court, agency, or instrumentality, or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantor” means the Company and any Guarantor Subsidiary that has granted a Lien on the Shared Collateral to secure the First Lien Obligations.

“Guarantor Subsidiaries” is defined in the Preamble.

“Indenture” is defined in the Preamble.

“Insolvency Proceeding” means:

(a)                                 a voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor,

(b)                                 any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to a Grantor or a material portion of its property,

(c)                                  other than as permitted by both the First Lien Documents and the Second Lien Documents, a liquidation, dissolution, reorganization, or winding up of a Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(d)                                 an assignment for the benefit of creditors or other marshaling of assets and liabilities of a Grantor.

“Lien” means any lien (including, without limitation, judgment liens and liens arising by operation of law, subrogation, or otherwise), mortgage or deed of trust, pledge, hypothecation, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), and any option, call, trust, U.C.C. financing statement, or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Modify,” as applied to any document or obligation, includes:

(a)                                 modification by amendment, supplement, termination, or replacement of the document or obligation,

(b)                                 any waiver of a provision (including waivers by course of conduct), and

(c)                                  the settlement or release of any claim, whether oral or written, and regardless of whether the modification is in conformity with the provisions of the document or obligation governing modifications.

“Net Present Value” means the net present value of future Net Sales of the Product in the United States as determined pursuant to the Indenture; provided that if such net present value is not determined pursuant to the Indenture, it shall be by a third party valuation firm with recognized expertise in the pharmaceutical industry mutually selected by the First Lien Agent and the Second Lien Agent.

“New Agent” is defined in Section 4.4.

“Obligations” means all obligations of every nature of a Person owed to any obligee under an agreement, whether for principal, interest, or payments for early termination, fees, expenses, indemnification, or otherwise, and all guaranties of any of the foregoing, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Party” means a party to this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, business trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” is defined in Section 1.4(a).

“Post-Petition Claims” means interest, fees, costs, expenses, and other charges that pursuant to the First Lien Documents or the Second Lien Credit Agreement continue to accrue after the commencement of an Insolvency Proceeding, to the extent such interest, fees, expenses, and other charges are allowed or allowable under Bankruptcy Law or in the Insolvency Proceeding and with respect to the Shared Collateral.

“Proceeds” means:

(a)                                 all “proceeds,” as defined in Article 9 of the U.C.C., of the Shared Collateral, and

(b)                                 whatever is recovered when Shared Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including any additional or replacement collateral provided during any Insolvency Proceeding with respect to Shared Collateral and any payment or property received in an Insolvency Proceeding on account of any “secured claim” with respect to Shared Collateral (within the meaning of Section 506(b) of the Bankruptcy Code or similar Bankruptcy Law).

“Purchase Date” is defined in Section 6.2(a)(v).

“Purchase Event” is defined in Section 6.1(a).

“Purchase Notice” is defined in Section 6.2(a).

“Purchase Obligations” is defined in Section 6.1(a).

“Purchase Price” is defined in Section 6.3.

“Purchasing Creditors” is defined in Section 6.2(a).

“Recovery” is defined in Section 5.6.

“Refinance” means, for any Obligations, to refinance, replace, refund, or repay, or to issue other Obligations in exchange or replacement for such Obligations in whole or in part, whether with the same or different lenders, agents, or arrangers. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Agent” is defined in the Preamble.

“Second Lien Claimholders” is defined in Section 1.3(c).

“Second Lien Collateral” means all of the property of any Grantor, whether real, personal, or mixed, as to which a Lien is granted as security for a Second Lien Obligation.

“Second Lien Collateral Documents” means the [[Security][Collateral] Documents](8) defined in the Second Lien Credit Agreement, and any other documents or instruments granting a Lien on real or personal property to secure a Second Lien Obligation or granting rights or remedies with respect to such Liens.

“Second Lien Credit Agreement” is defined in the Preamble.

(8)  NTD: Insert appropriate name of documents.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Loan Documents.

“Second Lien Loan Documents” means:

(a)                                 the Second Lien Credit Agreement and the “Loan Documents” defined in the Second Lien Credit Agreement,

(b)                                 each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing a Second Lien Obligation under the Second Lien Credit Agreement, and

(c)                                  any other document or instrument executed or delivered at any time in connection with the Company’s Second Lien Obligations under the Second Lien Credit Agreement, including any guaranty of or grant of Shared Collateral to secure such Second Lien Obligations, and any intercreditor or joinder agreement to which holders of Second Lien Obligations are parties (in their capacities as such), to the extent effective at the relevant time.

“Second Lien Obligations” is defined in Section 1.3(b).

“Shared Collateral” means the First Lien Collateral to the extent such First Lien Collateral is included in the Second Lien Collateral or to the extent any replacement or adequate protection liens thereon are provided to the Second Lien Claimholders hereunder.

“Standstill Period” is defined in Section 3.1(b)(i).

“Subsidiary of a Person” means a corporation or other entity a majority of whose voting stock is directly or indirectly owned or controlled by the Person. For these purposes, “voting stock” of a Person means securities or other ownership interests of the Person having general power under ordinary circumstances to vote in the election of the directors, or other persons performing similar functions, of the Person. References to a percentage or proportion of voting stock refer to the relevant percentage or proportion of the votes entitled to be cast by the voting stock.

“U.C.C.” means the Uniform Commercial Code (or any similar legislation) as in effect in any applicable jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IRONWOOD PHARMACEUTICALS, INC.

by
Name:
Title:

Notice Address: [ ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and First Lien Agent

by
Name:
Title:

Notice Address: [ ]

[ ] as Second Lien Agent,

by
Name:
Title:

Notice Address: [ ]

EXHIBIT F

TERMINATION PAYMENT COUNTERPARTY INSTRUCTION

[•], 20[•]

BY EMAIL

Forest Laboratories, LLC
[909 Third Avenue
New York, NY 10022
Attention:
Email: ]

Re:                             Change of Control Termination Payment Instructions

Dear [  ]:

Reference is made to (a) the Master Collaboration Agreement dated September 12, 2007, as amended (the “Collaboration Agreement”), between Ironwood Pharmaceuticals, Inc. (as successor to Microbia, Inc.) (“Ironwood”) and Forest Laboratories, LLC (as successor to Forest Laboratories, Inc.) (“Forest”); (b) the Consent Agreement dated September 14, 2016 between Ironwood and Forest (the “Consent Agreement”); and (c) the True-Up Payment Instructions delivered by Ironwood to Forest on September 23, 2016 (the “True-Up Payment Instructions”) in connection with Ironwood’s closing of a $150,000,000 senior secured notes (the “Notes”) offering.  This letter constitutes additional payment instructions (being in addition to the True-Up Payment Instructions, which are still operable and in effect and are not changed by these additional payment instructions) pursuant to Section 1 of the Consent Agreement that are required for Ironwood to meet its obligations under the Notes.  Capitalized terms that are used and not defined in this letter have the meanings given to them in the Collaboration Agreement.

Ironwood hereby instructs Forest to pay the Termination Payment Portion (as defined below) to the Collection Account (as specified below) in the event that Forest terminates the Collaboration Agreement upon a change of control of Ironwood pursuant to Section 10.3.2 of the Collaboration Agreement and makes a termination payment (a “Termination Payment”) pursuant to Section 10.3.2(b) of the Collaboration Agreement.  The “Termination Payment Portion” is the portion of the Termination Payment that equals (a) the amount reasonably allocable to 7.5% of the then net present value of Net Sales of the Product in the United States, as determined in accordance with the procedures set forth in Section 10.3.2 of the Collaboration Agreement, or (b) if such procedures set forth in Section 10.3.2 of the Collaboration Agreement do not result in a determination of the amount allocable to 7.5% of such then net present value of Net Sales of the Product in the United States, then no later than ten (10) Business Days prior to the date (the “Cut-Off Date”) when the Termination Payment is required to be delivered pursuant to Section 10.3.2(b) of the Collaboration Agreement (the “Termination Payment Date”) (i) as set forth in the joint written instruction delivered by Ironwood and U.S. Bank National Association, as

Trustee for the Notes (or any successor trustee for the Notes) (the “Trustee”) or (ii) if such notice is not delivered pursuant to clause (i) above, as set forth in the written instruction delivered by Ironwood.

Any portion of any Termination Payment in excess of the Termination Payment Portion shall be paid into the General Account (as specified below), in accordance with the wire transfer instructions set forth below or as otherwise provided by Ironwood in advance of such payment.

The wire transfer instructions for the Collection Account and the General Account are as follows:

Collection Account

[  ]

General Account

[  ]

These Change of Control Termination Payment Instructions may only be amended by joint delivery from Ironwood and the Trustee of amended Change of Control Termination Payment Instructions, and Forest is hereby authorized and instructed to give no effect to amended Change of Control Termination Payment Instructions delivered by Ironwood or the Trustee but not both.

Sincerely,

Tom Graney,

Chief Financial Officer and

Senior Vice President, Finance and Corporate Strategy